As filed with the Securities and Exchange Commission on August 6, 1998.
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   CYNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        TEXAS                                7340                       76-0467099
(STATE OR OTHER JURISDICTION           (PRIMARY STANDARD              (I.R.S. EMPLOYER
   OF INCORPORATION OR             INDUSTRIAL CLASSIFICATION        IDENTIFICATION NUMBER)
     ORGANIZATION)                      CODE NUMBER)

                                         COPIES TO:

 12777 JONES ROAD, SUITE 400         JAMES J. SPRING, III                   SAMUEL C. BEALE
     HOUSTON, TEXAS 77070        CHAMBERLAIN, HRDLICKA, WHITE,    VICE PRESIDENT - GENERAL COUNSEL
        (281) 897-8317                WILLIAMS & MARTIN                      CYNET, INC.
    (ADDRESS AND TELEPHONE          1400 TWO ALLEN CENTER           12777 JONES ROAD, SUITE 400
     NUMBER OF PRINCIPAL              1200 SMITH STREET                 HOUSTON, TEXAS 77070
      EXECUTIVE OFFICES)             HOUSTON, TEXAS 77002                 (281) 897-8317
                                     PHONE (713) 658-1818               (NAME, ADDRESS AND
                                   FACSIMILE (713) 658-2553             TELEPHONE NUMBER OF
                                                                        AGENT FOR SERVICE)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                                             Amount          Proposed
                  Title of Each Class of                     To Be           Maximum        Proposed Maximum       Amount of
                     Securities To Be                      Registered     Offering Price       Aggregate         Registration
                        Registered                                          Per Unit         Offering Price           Fee
Class A Common Stock(1)                                      5,514,492         (2)            $ 8,138,876         $  2,401
Class B Common Stock(1)                                      2,697,761         (3)            $ 5,358,574         $  1,581
Series A Preferred Stock(1)                                    103,500       $2.00            $   207,000         $     61
Series B Preferred Stock(1)                                    107,349       $3.00            $   322,047         $     95
Warrants to Purchase Shares of Class A Common Stock(1)         799,000         (4)            $   201,640         $     59
Class B Common Stock Underlying Warrants(5)                  2,200,000       $1.00            $ 2,200,000         $    649
                                                                                                                   -------
Total                                                                                                             $  4,846
                                                                                                                   =======

--------------------------
(1) Each of these securities is the subject of a rescission offer to be commenced following the effectiveness of the Registration Statement, as more fully described in the prospectus which is a part of this Registration Statement.
(2) The shares of Class A Common Stock that are subject to the rescission offer were issued in exchange for cash and services rendered at prices ranging from $0.39 to $2.00 per share, and include shares issued following the conversion of 3,364,354 shares of Series A Preferred Stock that were originally sold at prices ranging from $1.43 to $2.00 per share.
(3) The shares of Class B Common Stock that are subject to the rescission offer were issued in exchange for cash and services rendered at prices ranging from $0.25 to $2.73 per share, and include shares issued following the conversion of 1,697,891 shares of Series B Preferred Stock that were originally sold at $3.00 per share.
(4) Warrants to purchase shares of Class A Common Stock represent (i) warrants to purchase 738,000 shares issued in exchange for services rendered valued at $0.26 per share and (ii) warrants to purchase 61,000 shares issued in exchange for services rendered valued at $0.16 per share.
(5) Represents shares of Class B Common Stock underlying certain warrants that have not yet been exercised.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                   SUBJECT TO COMPLETION DATED AUGUST 6, 1998

PROSPECTUS
                                   CYNET, INC.
                                RESCISSION OFFER

         CyNet, Inc., a Texas corporation (the "Company"), is offering, upon the terms and conditions set forth herein, to rescind the issuance or sale of an aggregate of (i) 5,514,492 shares of no par value Class A voting common stock ("Class A Common Stock"), including 4,036,725 shares issued upon conversion of the Company's Series A convertible preferred stock ("Series A Preferred Stock") originally sold at prices ranging from $1.43 to $2.00 per share, (ii) 2,697,761 shares of no par value Class B nonvoting common stock ("Class B Common Stock"), including 2,018,761 shares issued upon conversion of the Company's Series B convertible preferred stock ("Series B Preferred Stock") originally sold at $3.00 per share, (iii) 103,500 shares of Series A Preferred Stock, (iv) 107,349 shares of Series B Preferred Stock and (v) warrants to purchase an aggregate of 799,000 shares of the Class A Common Stock (the securities described in (i) through (v) above are referred to collectively as the "Subject Securities") to persons who acquired the Subject Securities from the Company between August 1996 and April 1998 (each, individually referred to as an "Offeree" and all, collectively referred to as the "Offerees"), in exchange for cash and services rendered at prices ranging from $0.25 to $3.00 per share (the "Rescission Offer"). See "Rescission Offer" and "Description of Capital Stock." The Company believes that the issuance or sale of the Subject Securities may have been in violation of certain provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Company may be liable to the Offerees in the aggregate amount of $14,228,137, plus interest from the date of issuance, less, with respect to shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock"), $248,128 in dividends paid to the holders of such shares. The Company hereby offers to rescind such prior sales by repurchasing the Subject Securities from the Offerees at the price per share paid by the Offerees, plus an amount equal to the interest thereon at the appropriate statutory rate per annum from the date of issuance of the Subject Securities to the expiration of the Rescission Offer, less any dividends paid, with respect to shares of Preferred Stock. The applicable rates of interest for the repurchase of the Subject Securities provided by law for residents of various jurisdictions are set forth under "Rescission Offer." The Rescission
Offer will expire on the later to occur of (x)           , 1998 (30 days after
the date of this Prospectus), or (y) 30 days after the date each Offeree receives this Prospectus, unless extended by the Company (the "Expiration Date"). The Rescission Offer does not apply to any securities of the Company other than the Subject Securities.

INVESTMENT IN THE SUBJECT SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

THE SUBJECT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   --------------------------------------------------------------------------

         All Offerees receiving the Rescission Offer are urged to read this
                          Rescission Offer carefully.

   --------------------------------------------------------------------------

                  The date of this Prospectus is        , 1998.

IN CONNECTION WITH THIS OFFERING OF CERTAIN SHARES OF CLASS B COMMON STOCK SUBJECT TO WARRANTS, CERTAIN UNDERWRITERS AND SELLING SHAREHOLDERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE CLASS B COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION AND SELLING SHAREHOLDER."

NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATIONS TO ANY SHAREHOLDERS AS TO WHETHER TO ACCEPT THE RESCISSION OFFER OR TO RETAIN THE SUBJECT SECURITIES PURCHASED FROM THE COMPANY. EACH SHAREHOLDER MUST MAKE HIS OWN DECISION AS TO WHETHER TO ACCEPT THE RESCISSION OFFER.

ACCEPTANCE OR REJECTION

         All Offerees are requested to complete the form of Election set forth on Exhibit A attached hereto (the "Election") accompanying this Prospectus and return it to the Company (Attention: Samuel C. Beale, Vice President and General Counsel), 12777 Jones Road, Suite 400, Houston, Texas 77070 as soon as practicable, but in no event should the Election be delivered to the Company later than the Expiration Date. The Election should be completed to indicate whether the Offeree accepts or rejects the Rescission Offer. Offerees accepting the Rescission Offer must enclose with the Election the original certificates or other instruments representing the Subject Securities, properly endorsed for transfer, with the signature(s) guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). Any Offeree who has not delivered a completed Election by the Expiration Date shall be conclusively deemed to have rejected the Rescission Offer. The Election and the stock certificates or other instruments representing the Subject Securities may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Offeree. If an Offeree desires to make use of the mails to deliver a completed Election to the Company, delivery will be deemed to have occurred on the date the Election is postmarked, and the Company recommends registered mail or certified mail, return receipt requested, that is properly insured.

EFFECT OF REJECTION

         For purposes of applicable federal and state securities laws, Offerees who reject the Rescission Offer will be deemed to hold registered shares that are freely tradeable. Rejection of the Rescission Offer by Offerees will not necessarily bar the Offerees from rescission or other rights which they may have under federal or state securities laws if the Company in fact violated such laws. However, federal law does provide that an Offeree may, under certain circumstances, lose any rescission rights under federal securities laws one year from the date of purchase of such shares. In addition, most state securities laws provide that an Offeree may lose any rescission rights by rejecting or failing to respond to a valid rescission offer.

FINANCING OF RESCISSION LIABILITIES

         The Company is currently negotiating with certain stand-by underwriters to provide up to $9,000,000 (the "Rescission Financing") in order to finance the repurchase of the Subject Securities from Offerees electing to accept the Rescission Offer. The Rescission Financing will be completed prior to the date of this Prospectus. The Company has also secured a commitment with CyNet Holdings, LLC ("Holdings") pursuant to which Holdings will provide up to $10,000,000 ("Holdings Commitment") of equity capital to the Company prior to December 31, 1998. The proceeds from the Rescission Financing will be used to purchase the first $9,000,000 of Subject Securities in connection with the Rescission Offer. To the extent that funds in excess of $9,000,000 are needed to repurchase the Subject Securities, the proceeds from the Holdings Commitment will be used for such purpose. Any unused proceeds of the Rescission Financing or the Holdings Commitment remaining after the funding of the Rescission Offer will be used by the Company for general corporate purposes. See "Use of Proceeds."

SELLING SHAREHOLDER

         This Prospectus also relates to the resale of 2,200,000 shares of Class B Common Stock underlying two warrants (the "Shaffner Warrants") issued to Keith Shaffner (the "Selling Shareholder"). The Company will not receive any proceeds from the resale of the Class B Common Stock underlying the Shaffner Warrants, but will receive gross proceeds of $1.00 per share in the event of the exercise of the Shaffner Warrants (a maximum amount of $2,200,000). The Selling Shareholder or any dealer effecting a transaction in the resale of the shares of the Class B Common Stock, whether or not participating in a distribution, is required to deliver a current prospectus upon such resale. Keith Shaffner has entered into certain agreements with the Company not to sell any of the shares of Class B Common Stock underlying the Shaffner Warrants until after February 1, 1999. See "Plan of Distribution and Selling Shareholder."

[STATE SECURITIES LAWS LEGENDS]

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH "FORWARD-LOOKING STATEMENTS" CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THOSE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY OR ITS DIRECTORS OR OFFICERS WITH RESPECT TO, AMONG OTHER THINGS: (I) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATION; AND (II) THE COMPANY'S BUSINESS AND GROWTH STRATEGIES. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED, EXPRESSED OR IMPLIED, IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, THE INFORMATION SET FORTH UNDER THE HEADINGS "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS", IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS AND THE COMPANY CAUTIONS POTENTIAL INVESTORS NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT NO OFFEREE RECEIVING THE RESCISSION OFFER EXERCISES HIS RIGHT TO RESCIND.

THE COMPANY

SERVICES

         CyNet, Inc. (the "Company") is a provider of business-to-business facsimile transmission services, using the Internet and private transmission facilities. The Company's services are designed to reduce the cost of facsimile transmission while making the process of transmission easier and less time consuming. The Company was formed in April 1995 to capitalize on the dramatic increase in the usage of third-party fax services. Initially, the Company created HYPERCAST, the Company's fax broadcast service. During 1997 the Company expanded its service capabilities by developing HYPERLINE, its point-to-point fax service and in 1998 introduced HYPERWEB, its Internet fax service. The Company's services significantly reduce most long distance telephone charges incurred by the user. The Company believes its fax transmission services provide customers with a less expensive, faster, and more convenient alternative than competitive services. The Company has developed user and operating software to operate and control its customized computer and communication equipment.

         Initially, the Company developed a network by installing fax servers ("nodes") in 16 cities throughout the United States enabling the Company to bypass the long distance carrier's networks when sending faxes to or from the local calling areas serviced by the nodes. These nodes are connected to the Company's Houston network operations center through telephone lines. More recently, the Company has been able to utilize the public switching telephone network ("PSTN") to provide low-cost facsimile services as a result of negotiated volume-based rate arrangements with telephone common carriers throughout the United States. The Company's nodes, combined with direct-access long distance lines to other cities and countries through the PSTN, give the Company a substantial amount of cost-efficient fax broadcasting capacity. The Company believes its current operating software and other available technology will enable it to increase capacity to meet increasing demands for facsimile transmission services in both domestic and international markets. The Company also intends to capitalize on emerging technologies in the telecommunications industry generally to expand its services to include full-motion imaging and voice communication services.

         Access to the Company's network is accomplished easily and does not require significant investment, installation expense or change in business practices by the customer. Customers using the HYPERLINE service can connect to the Company's network by plugging in a small device between their fax machine and the telephone jack; customers using the HYPERCAST service purchase the Company's specialized software, which is easily installed on the customers' personal computers. Once connected to the network, customers are able to send documents and images to fax machines worldwide. The network is highly secure with data residing in the Company's computers in compressed or encrypted form, inaccessible to unintended readers. Customers can install the Company's services at individual fax machines or desktop computer locations, across departments or throughout organizations. The Company sells its services through multiple sales channels, including direct telephone sales programs, a direct field sales force, an agent and dealer distribution network and other promotional activities.

         The Company believes its success depends, among other things, on its ability to (i) maintain a low overhead cost structure by maximizing the benefit of the network, (ii) negotiate low long distance rates for transmissions and
(iii) implement a cost-effective marketing and sales program.

FINANCINGS

         From the Company's inception through December 31, 1996, the Company raised approximately $1.9 million of start-up capital by forming sixteen limited liability companies ("LLCs") with various persons who received either a 40% (nine LLCs) or 50% (seven LLCs) interest in operations in a city or group of cities in exchange for cash capital contributions. The Company was the manager of the LLCs and owned the other 50% or 60% profit interest. The funds received from LLC members were used to develop the Company's network infrastructure. Revenue and profits from all other cities not on the network are 100% owned by the Company. In December 1997, the Company exchanged 2,328,940 shares of Class A Common Stock for the net equity interest ("Minority Interest") of the members (other than the Company) in all of the LLCs, at an exchange ratio of 1.2 shares of Class A Common Stock for each $1.00 of capital originally contributed by a member to an LLC. As a result, the Company holds 100% of the equity interest in the LLCs.

         From August 1996 through the date of this Prospectus, the Company raised approximately $17.2 million of additional capital through a series of private offerings ("Offerings"), including $14,228,137 from the issuance or sale of the Subject Securities. The proceeds from the Offerings were used principally to develop and expand the Company's marketing and sales efforts, improve the network and for working capital.

         The Company was incorporated in Texas on April 19, 1995. The Company's principal executive offices are located at 12777 Jones Road, Suite 400, Houston, Texas 77070 and the telephone number is (281) 897-8317. The Company's home page is located at http://www.cynet-fax.com. Information contained in the Company's Web Site shall not be deemed a part of this Prospectus.

THE RESCISSION OFFER

         The Company is, subject to the terms and conditions of the Rescission Offer, offering to rescind the issuance of the Subject Securities to the Offerees. The following table sets forth information regarding the Rescission
Offer:

                       CLASS OF STOCK                          NUMBER OF SHARES
                      ----------------                      ----------------------
                                                 OUTSTANDING(1)     SUBJECT TO RESCISSION OFFER
                                                 ---------------    ---------------------------
Class A Common Stock (2).....................      20,385,071                5,514,492
Class B Common Stock ........................       3,097,761                2,697,761
Series A Preferred Stock.....................         103,500                  103,500
Series B Preferred Stock ....................         107,349                  107,349
Warrants to Purchase Class A Common Stock....       8,049,000                  799,000
Warrants to Purchase Class B Common Stock....       2,548,954                    -0-

No Proceeds from Rescission Offer............ No proceeds will be received by the Company from the
                                              Rescission Offer. However, the Company will receive
                                              proceeds (i) in the event of the exercise of the Shaffner
                                              Warrants (see "Plan of Distribution and Selling
                                              Shareholder") and (ii) from the Rescission Financing
                                              (see "Use of Proceeds").

No Market.................................... The holders of Subject Securities who reject the
                                              Rescission Offer will own freely tradeable shares under
                                              the Securities Act.  No public market currently exists
                                              for any class of the Subject Securities, and the
                                              Company provides no assurance that there will be a
                                              market in the future.  See "Shares Eligible for Future
                                              Sale."

                                       5

Risk Factors................................. An investment in the Company involves a high degree of risk. See "Risk Factors."

--------------------------
(1)   Shares outstanding as of July 31, 1998.
(2) Excludes 1,245,000 shares underlying options granted under the Company's 1997 Incentive Stock Option Plan.

SUMMARY SELECTED FINANCIAL DATA

         The following table presents summary historical data of the Company on a consolidated basis (i) from the audited financial statements of the Company for the years ended December 31, 1997 and 1996 and (ii) from the unaudited financial statements of the Company for the three months ended March 31, 1998 and March 31, 1997. The summary selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

                                                         YEAR ENDED               THREE MONTHS ENDED
                                                         DECEMBER 31,                   MARCH 31
                                                   ----------------------        ---------------------
                                                    1997            1996          1998           1997
                                                   ------          ------        ------         ------
STATEMENT OF OPERATIONS DATA:
Revenues......................................   $ 4,960,355    $   801,181    $ 1,926,892    $   874,767
Loss from operations..........................    (7,295,181)    (2,327,399)      (819,503)    (1,099,825)
Net loss applicable to common shareholders....    (7,838,378)    (4,065,121)      (830,288)    (1,186,560)
Net loss per common share.....................   $     (0.56)   $     (0.37)   $     (0.04)   $     (0.09)
Weighted average number of common shares
outstanding...................................    14,086,177     11,019,593      22,317,316     12,522,836

                                                   DECEMBER 31,       MARCH 31,
                                                      1997             1998
                                                 ---------------  --------------
BALANCE SHEET DATA:
Working capital(1)............................   $    1,575,044    $    316,106
Total assets..................................        6,770,373       6,325,506
Stock and warrants subject to rescission......       13,835,114      13,910,012
Capital deficit...............................       (8,668,500)     (9,448,788)
--------------------------
(1) Includes $2,078,825 of deferred offering costs - see Note 3 of the Notes to the Consolidated Financial Statements.

                                  RISK FACTORS

         AN INVESTMENT IN THE SUBJECT SECURITIES INVOLVES A HIGH DEGREE OF RISK. OFFEREES SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE RESCISSION OFFER, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

LIMITED OPERATING HISTORY; HISTORY OF OPERATING LOSSES

         The Company commenced business in April 1995, has a limited operating history and has incurred operating losses since inception. Revenue from the sale of fax transmission services will be the Company's primary source of cash flow during 1998. Although a significant number of new accounts have been obtained in 1998 and revenue has increased, there can be no assurance that the Company will be able to generate sales in quantities sufficient to generate positive cash flow. In addition, there can be no assurance that the Company will not continue to experience operating losses for the foreseeable future as it commits additional resources to increase revenue.

NEED FOR ADDITIONAL CAPITAL AND CAPITAL REQUIREMENTS

         The Company's efforts to develop and introduce its fax transmission services have required, and will continue to require, the Company to invest in infrastructure and systems development. In addition, the Company has incurred substantial losses since inception and expects to continue to incur losses through at least 1998 and thereafter, until such time as the Company's operating revenues are sufficient to cover operating costs and provide positive cash flow. As a result, the Company expects it will need to raise additional capital in future periods. If the Company experiences greater than anticipated capital requirements, if the implementation of the Company's operating strategy fails to produce anticipated revenue growth and cash flows or if additional working capital is required for any other reason, the Company will be required to obtain additional sources of capital earlier than currently anticipated. The timing of the need for additional capital also will be affected by the extent to which the Rescission Offer is accepted. See "Rescission Offer" and "--Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability." There can be no assurance that the Company will be able to obtain equity, debt or lease financing when needed or on terms that the Company finds acceptable. Any additional equity or debt financing may cause substantial dilution to the Company's shareholders. If the Company is unable to obtain sufficient funds to satisfy its capital requirements, it will be forced to reduce the scope of its expansion plans, curtail operations, dispose of assets or seek extended payment terms from its vendors, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

LACK OF SUFFICIENT CAPITAL TO FUND RESCISSION OFFER; POTENTIAL RESCISSION LIABILITY

         The Rescission Offer is being made to all persons who acquired the Subject Securities from the Company. If all of the Offerees holding the Subject Securities accept the Rescission Offer, the Company will be required to make payments aggregating $14,228,137, plus the aggregate amount of interest at the statutory interest rates from the date of issuance to the Expiration Date less $248,128 in dividends paid on the Preferred Stock. As of March 31, 1998, the aggregate accrued interest (on the total liability of $14,228,137) was approximately $600,000 and continues to accrue, assuming the full liability is incurred, at approximately $93,000 per month. The Company is currently negotiating agreements with a group of stand-by underwriters pursuant to which the Company will complete the Rescission Financing in order to repurchase Subject Securities from the Offerees electing to accept the Rescission Offer. The Company has also obtained the Holdings Commitment pursuant to which Holdings will provide up to $10,000,000 of equity capital to the Company prior to December 31, 1998. See "Certain Transactions." Any unused proceeds of the Rescission Financing or the Holdings Commitment remaining after the funding of the Rescission Offer will be used by the Company for general corporate purposes. See "Use of Proceeds." In the event that the Rescission Financing is not completed or that the Company is required to pay the full amount of its potential rescission liability, it will be required to seek additional capital through debt or equity financing or the sale of assets, and there can be no assurance that sufficient financing can be obtained on terms acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         There can be no assurance that claims asserting violations of state or federal securities laws will not be asserted notwithstanding the Rescission Offer. Furthermore, there can be no assurance that the Company will not be subject to penalties or fines relating to past securities issuances or that other holders of the Subject Securities will not assert or prevail in claims against the Company for rescission or damages under federal or state securities laws. The staff of the Securities and Exchange Commission (the "Commission") takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer. Even if the Company were successful in defending any securities law claims, the assertion of such claims against the Company would result in costly litigation and significant diversions of effort by the Company's management. In addition, the Rescission Offer will not prevent the Commission or any state securities commission from pursuing enforcement action against the Company with respect to any alleged violations of federal or state securities laws. See "Rescission Offer --Effect of Rescission Offer" and
Note 8 of Notes to Consolidated Financial Statements.

RISK OF MANAGING GROWTH; RECENT MANAGEMENT CHANGES

         The Company's growth has placed, and is expected to continue to place, a significant strain on the Company's management, administrative, operational, financial and technical resources and on its systems and controls. The Company has made recent changes in executive-level management positions and certain of the Company's senior management personnel have worked together only a short time. The Company believes it will need, both in the short term and the long term, to hire additional qualified administrative and management personnel in all functional areas. Failure to locate, hire and retain such qualified personnel or failure to manage the Company's growth properly could have a material adverse effect on the Company's business, financial condition or results of operations. See "--Dependence on Key Personnel; Need to Hire Additional Qualified Personnel," "Business" and "Management."

ACCOUNTANTS' EXPLANATORY PARAGRAPH

         The Company's independent certified public accountants included an explanatory paragraph in their opinion with respect to the financial statements to reflect that recurring losses from operations and the Rescission Offer have raised substantial doubt about the ability of the Company to continue as a going concern. Furthermore, the financial statements do not include any adjustments that might result from the outcome of such uncertainty. The Company's internally generated cash flows from operations have historically been, and continue to be, insufficient for cash needs. The Company has relied upon external equity financing to continue its operations.

         From inception through March 31, 1998, the Company incurred significant operating losses and at March 31, 1998, the Company had a capital deficit of $9,448,788. Until the Company can obtain monthly sales levels of approximately $1,000,000, which the Company currently expects to be necessary to fund current working capital needs, there is uncertainty as to the ability of the Company to expand its business and continue as a going concern. The Company's current cash forecast indicates that there will be negative cash flows from operations for a substantial portion of 1998 and thereafter, until such time as the Company's operating revenues are sufficient to cover operating costs and provide positive cash flow. There can be no assurance that the Company will be able to generate revenues as projected sufficient to service the cost of operations and fund the capacity to handle the Company's growth. Further, failure to realize the sales growth projections could shorten the period that current cash balance will be sufficient to meet working capital needs. As a result, there can be no assurance that the Company will be successful in funding its working capital and capacity needs.

INFORMAL COMMISSION INQUIRY

         In May 1997, the Company received a letter from the enforcement division of the Commission in which the Company was advised of an informal inquiry being conducted with respect to the Offerings. The Company met with the Commission in August 1997 in an attempt to resolve the issues raised in the informal inquiry and believes that it has complied with all information requests from the Commission. Management believes the Rescission Offer addresses substantially all of the issues raised by the Commission in its inquiry. While there can be no assurance that other issues will not be raised or that the Rescission Offer will completely satisfy the Commission's concerns, the Company has been advised orally that upon the completion of the Rescission Offer, the Commission currently intends to close its inquiry.

MARKET GROWTH OF FAX COMMUNICATIONS

         While the Company believes the market and demand for fax transmission services will continue to grow, there can be no assurance as to the extent of any such growth. Even if there is continued growth in the use of fax transmission services, there can be no assurance that an increasing number of customers will elect to use third party service providers, such as the Company, to fulfill their fax distribution needs, in lieu of obtaining and using their own systems and equipment to fulfill such needs. If the use of third party service providers does continue to grow, there can be no assurance that the Company will be able to attract these new users as customers. See "Business--Competition."

COMPETITION

         The Company faces a high degree of competition in each of its services. Many of the Company's competitors, which include facsimile service providers such as Xpedite Systems, Inc. ("Xpedite") and FaxSav, Inc. ("FaxSav") as well as long distance carriers such as American Telephone and Telegraph Co. ("AT&T"), MCI Communications Corp. ("MCI"), and Sprint Corp. ("Sprint"), possess significantly greater financial, marketing, technical and other resources than the Company. Xpedite and FaxSav each offer fax transmission services similar to those offered by the Company. The Company does not have any knowledge as to, and cannot predict, whether Xpedite, FaxSav or any other competitor will expand its fax transmission services business, and there can be no assurance that these or other existing competitors will not expand their businesses. Further, because the Company cannot predict whether other companies will enter the business of providing fax transmission services similar to those provided by the Company, there can be no assurance that additional competitors will not enter the markets served by the Company. In addition, there can be no assurance that potential customers will not elect to use their own equipment to fulfill their needs for fax transmission services. The foundation of the Company's telephony network infrastructure consists of the right to use the telecommunications lines of certain of the long distance carriers. There can be no assurance that these companies will not discontinue or otherwise alter their relationships with the Company in a manner that would have a material adverse effect upon the Company's business, financial condition and results of operations. There also can be no assurance that customers will not elect to use alternatives to the Company's fax transmission services, including electronic mail services such as the Internet, to carry such customers' communications or that companies offering such alternatives will not develop features or pricing policies which are more attractive to customers than those offered by the Company. See "Business-Competition."

COMPANY SYSTEM FAILURE

         The success of the Company is largely dependent upon the efficient and uninterrupted operation of its fax system infrastructure. Within 60 days from the date of this Prospectus, the Company will have a disaster recovery plan with a redundant network switching center. The Company's systems and operations remain vulnerable to damage or interruption from fire, earthquake or other natural disaster and from power loss, telecommunications failure, break-ins and similar events. Furthermore, the hardware, software and network systems developed by the Company are relatively new, and therefore have not withstood the demands of the larger volume associated with the Company's revenue projections. There can be no assurance that these systems will be adequate to operate at the volume levels projected or operate efficiently enough to produce the required gross margin for the Company to be profitable. The occurrence of any of the foregoing risks could have a material adverse effect on the Company's business, financial condition and results of operations.

LACK OF LONG-TERM CUSTOMER CONTRACTS

         The majority of the Company's services are performed pursuant to specific purchase orders from customers and other short-term arrangements. While the Company pursues longer term contracts with customers, such contracts typically are of a duration of six months to one year. As a result, there can be no assurance that the majority of the Company's customers will continue to purchase the Company's services in the future. See "Business--Customers."

DEPENDENCE ON KEY PERSONNEL; NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL

         The Company is highly dependent on the technical and management skills of its key employees, including technical, sales, marketing, financial and executive personnel, and on its ability to identify, hire and retain additional personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to retain existing personnel or identify or hire additional personnel. The failure to retain and attract the necessary technical, managerial, financial, marketing and customer service personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's performance also depends on the Company's ability to retain and motivate its executive officers and key employees, several of whom have worked together for only a short time. The Company has entered into employment agreements with four of its senior officers. The loss of key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "--Risk of Managing

Growth; Recent Management Changes and New Information Systems" and "Management--Directors and Officers" and "Management--Employment Agreements."

TECHNOLOGICAL CHANGE

         The telecommunications industry is characterized by continuous technological change, evolving industry standards, emerging competition and frequent new service and other product introductions. Future technological advances in the telecommunications industry may result in the availability of new services that could compete with the fax transmission services currently provided by the Company or decreases in the cost of existing services that could enable the Company's established or potential customers to fulfill their own needs for fax transmission services more cost effectively. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new products and services to market in a timely and cost-effective manner, or that products, services or technologies developed by others will not render the Company's products, services or technologies noncompetitive or obsolete.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         The Company's current international operations consist of fax transmissions to locations outside the United States. The Company is planning to increase transmissions to foreign locations and provide services for foreign customers in the near future. The Company is also considering opportunities for acquiring businesses with significant international operations and customers. However, any international expansion will subject the Company to the wide range of general business risks associated with international operations, including
(i) unexpected changes in legal and regulatory requirements, (ii) changes in tariffs, exchange rates and other barriers, (iii) political and economic instability; (iv) inability to repatriate net income from foreign markets, (v) long accounts receivable payment cycles in certain countries, (vi) potentially adverse tax consequences and (vii) the regulation of Internet access providers by foreign regulatory authorities. There can be no assurance that such factors will not have a material adverse effect on the Company's future operations and, consequently, on the Company's business, financial condition and results of operations.

LACK OF PATENTS

         The Company has developed much of its own operating and user software and expects to continue to improve existing applications and develop new applications in the future. The Company has not copyrighted or patented any of its software and relies on non-disclosure agreements and common law rights of protection. Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology useful or necessary to the Company's business. The extent to which the Company may be required to seek licenses under such patents or other proprietary rights of third parties, and the cost or availability of such licenses, cannot now be predicted. The Company relies to a significant extent on proprietary know-how, particularly with respect to the fax communications process. There can be no assurance, however, that others will not independently develop superior know-how or obtain access to know-how used by the Company that the Company now considers proprietary. See "Business--Intellectual Property."

RISKS ASSOCIATED WITH ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES

         The Company may, in the future, acquire or engage in efforts to acquire customer bases and businesses from, make investments in, or enter into strategic alliances with, companies that have customer bases, switching capabilities or existing networks in the Company's current or target markets. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by the risks commonly encountered in such transactions or efforts. Such risks include, among others, (i) the difficulty of identifying appropriate acquisition candidates, (ii) the difficulty of assimilating the operations and personnel of the respective entities, (iii) the potential disruption of the Company's ongoing business, (iv) the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts, (v) the failure to successfully incorporate licensed or acquired technology and rights into the Company's services, (vi) the inability to maintain uniform standards, controls, procedures and policies and (vii) the impairment of relationships with employees and customers as a result of changes in management. Acquired operations typically operate independent marketing, customer support, billing systems and other functions. Any acquisition by the Company could result in difficulties in the integration and consolidation of customer bases or operations. Pending such integration and consolidation, it would be necessary for the Company to maintain separate billing systems and other functions of the acquired operation, which could cause inefficiencies and significant operational complexity and expense, increase the risk of billing delays and financial reporting difficulties, and impair the Company's efforts to cross-sell the products and services of the acquired operation. Additionally, in connection with an acquisition, the Company could experience rates of customer attrition that would be significantly higher than the rate of customer attrition that it ordinarily experiences. Further, to the extent that any such transaction involves customer bases or businesses located outside the United States, the transaction would involve the risks associated with international operations. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts. In addition, no assurance can be given that the Company would be able to obtain the capital it will need to finance any such efforts. See "--Risks Associated with International Operations."

GOVERNMENTAL REGULATION

         The telecommunications industry is subject to regulation by the Federal Communications Commission (the "FCC"), by various state public service and public utility commissions and by various international regulatory authorities. The FCC has the power to impose regulatory requirements on the Company and currently classifies the Company as a "nondominant carrier." Generally, the FCC has chosen not to closely regulate the charges or practices of nondominant carriers. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change its regulatory classification. As a result, there can be no assurance that the FCC will not change the Company's regulatory classification or otherwise subject the Company to more burdensome regulatory requirements that would have a material adverse effect on the Company's business, financial condition and results of operations.

         In connection with its anticipated international operations, the Company will be required to satisfy a variety of foreign regulatory requirements. The Company intends to explore and seek to comply with these requirements on a country-by-country basis. There can be no assurance that the Company will be able to satisfy the regulatory requirements in foreign countries, and the failure to satisfy such requirements may prevent the Company from operating in such countries. The failure to comply with foreign regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations.

LACK OF PUBLIC MARKET

         There has been no public trading market for the Company's Class A and Class B Common Stock and there can be no assurance that one will develop. Upon the completion of the Rescission Offer, the Company intends to take the necessary actions to allow its Class A and Class B Common Stock to be traded by means of the OTC Bulletin Board(R) service (the "OTC"). Management will attempt to develop a public market for its Class A and Class B Common Stock by soliciting brokers to become market makers of the shares in such a manner that will permit trading of its Class A and Class B Common Stock using the OTC. However, to date the Company has not completed agreements with any such securities brokers to become market makers and there can be no assurance that the Company will be able to solicit brokers to become market makers. As a result, there can be no assurance that a market for the Company's Class A and Class B Common Stock will ever develop. If any market is developed it should be assumed that such market will be highly illiquid, sporadic and volatile.

PENNY STOCK REGULATION

         The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. The Company's Class A and Class B Common Stock may be subject to the penny stock rules, and accordingly, investors rejecting this Rescission Offer may find it difficult to sell their shares, if at all.

CONTINUED CONTROL BY CERTAIN SHAREHOLDERS

         Assuming 100% rejection of the Rescission Offer, CyNet Holdings, LLC will own approximately 53.5% of the Company's Class A Common Stock. As a result, it will be able to exercise significant influence on the business and affairs of the Company, including election of the Company's directors and the authorization of other corporate actions requiring shareholder approval. See "Principal Shareholders."

AUTHORIZED STOCK

         The Board of Directors of the Company has the authority to issue up to 10,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 60,000,000 shares of Common Stock. See "Description of Capital Stock."

DETERMINATION OF PRICE OF OFFERINGS

         The offering prices and assigned values relating to the issuances of the Subject Securities were arbitrarily determined by the Company and bore no relationship to the Company's earnings, assets, book value or any other generally accepted criteria of value. There can be no assurance that if an Offeree rejects the Rescission Offer he will be able to sell in the future, if at all, the Subject Securities for a price higher than the original offering price.

NEED TO MAINTAIN A CURRENT PROSPECTUS

         The Company must maintain a current prospectus in order for the Selling Shareholder to sell the shares of the Class B Common Stock to which this Prospectus relates. In the event that the Company is unable to maintain a current prospectus due to lack of sufficient financial resources or for other reasons, the Selling Shareholder may be unable to resell his shares of the Class B Common Stock in any public market.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK

         This Prospectus contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the objectives and plans of the Company will be achieved.

YEAR 2000 RISK

         Although the Company does not expect to incur significant expenditures to address Year 2000 issues, there can be no assurance that this will be the case. Additionally, the ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

                                RESCISSION OFFER

BACKGROUND

         From August 1996 through April 1998, the Company raised $14,228,137 of capital through the issuance or sale of the Subject Securities. The following table sets forth information regarding (i) the states in which the Offerees reside, (ii) the statutory interest rates applicable in such states, and (iii) the aggregate amount of Subject Securities issued by the Company.

STATE OR TERRITORY        STATUTORY RATE            AMOUNT SUBJECT TO RESCISSION
------------------        --------------            ----------------------------
Arizona                        10%                               $669,899
Arkansas                        6%                                $30,000
California                      7%                             $1,214,451
Colorado                        8%                               $150,000
Connecticut                     6%                                 $8,000
District of Columbia            6%                                $16,600
Florida                        10%                               $201,500
Georgia                         6%                                $17,001
Hawaii                         10%                                $13,000
Illinois                       10%                               $153,000
Indiana                         8%                             $1,332,962
Iowa                            5%                                $60,000
Kansas                         15%                                $12,500
Kentucky                        6%(1)                             $51,500
Louisiana                      ---(2)                             $36,500
Maryland                       10%                               $508,450
Massachusetts                   6%                                $78,250
Michigan                        6%                             $2,808,046
Minnesota                       6%                               $446,060
Mississippi                     6%                                $50,998
Missouri                        8%                                $35,000
Nevada                         ---(3)                             $76,000
New Hampshire                  10%                                 $5,000
New Jersey                     5.5%                               $26,000
New York                        9%                               $146,667
North Carolina                  8%                                $27,500
Ohio                            0%                                $85,002
Oklahoma                       10%                                 $7,500
Oregon                          9%                                 $6,000
Pennsylvania                    6%                                $79,200
South Carolina                  6%                                $43,000
Tennessee                      10%                               $809,986
Texas                           6%                             $4,410,425
Utah                           12%                                $30,000
Vermont                        12%                                $30,000
Virginia                        6%                                $46,401
Washington                      8%                                $41,500
Wisconsin                       5%                               $201,239
Canada                                                            $30,000
England                                                           $33,000
France                                                           $100,000
Saudi Arabia                                                      $10,000
Taiwan                                                            $90,000
Total                                                         $14,228,137
------------
  (1)  12% effective 7/15/98

  (2)  1/1/97 through 7/31/97: 9.25%; 8/1/97 through 12/31/97: 7.9%;
       1/1/98 to present: 7.3%

  (3)  1/1/97 through 6/30/97: 8.25%; 7/1/97 to present: 8.5%

         The Subject Securities were not registered under the federal and state securities laws, but were issued in reliance upon the exemptions from registration afforded by (i) Sections 3(b) and 4(2) of the Act and Regulation D promulgated thereunder and (ii) various state limited offering exemptions, respectively. However, the Company believes that:

         (1) Under the "integration" provisions of Regulation D, the Offerings may be viewed as one continuous "public" offering which was not in compliance with Regulation D;

         (2) Because of the frequency and number of sales of the Subject Securities, including the number of persons who received offers and who purchased the Company's securities, the issuances may not have been eligible for the exemptions from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering;

         (3) Certain of the Subject Securities may have been issued to persons who failed to receive adequate information regarding the Company and its financial condition, including information regarding the Company's potential liability for possible violations of federal and state securities laws; and

         (4) The Subject Securities may have been issued in violation of state securities laws as well as the securities laws of Canada, England, France, Saudi Arabia and Taiwan.

         The failure to provide adequate disclosure to purchasers of the Subject Securities may result in potential liabilities under the Exchange Act and the regulations thereunder.

         If the Offerings were not conducted in compliance with applicable securities laws, the Company may have incurred a liability to the holders of the Subject Securities of $14,228,137 plus interest from the date of issuance less, with respect to shares of Preferred Stock, $248,128 in dividends paid to the holders of such shares. See "Risk Factors--Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and Note 8 of the Notes to the Consolidated Financial Statements.

         The Company has elected to offer to all of the Offerees the right to rescind their acquisitions of the Subject Securities and to receive in exchange therefor, a payment in an amount equal to the aggregate consideration paid for the issuance of the Subject Securities, plus interest at the applicable statutory rate in the state in which they reside (the "Statutory Rate") from the date of issuance, less, with respect to shares of Preferred Stock, dividends paid, or, if the Subject Securities have been disposed of at a loss, the difference between the purchase price of such Subject Securities and the price received upon disposition plus interest at the Statutory Rate from the date of disposition, less dividends paid.

         The Rescission Offer is being made in order to limit, so far as may be permitted under applicable federal and state securities laws, the potential liability of the Company with respect to the issuances of the Subject Securities. The Rescission Offer is not an admission that the Company did not comply with the registration provisions of applicable federal and state laws nor is it a waiver of any applicable statutes of limitations. Notwithstanding the Rescission Offer, there can be no assurance that the Company will not be subject to penalties or fines relating to past securities issuances or that other holders of the Company's securities will not assert or prevail in claims against the Company for rescission or damages under state or federal securities laws. See "Risk Factors--Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and Note 8 of the Notes to the Consolidated Financial Statements.

ACCEPTANCE OR REJECTION

         Any Offeree may accept or reject the Rescission Offer, in whole but not in part, by completing the pertinent part of, and signing, the Election accompanying this Prospectus (a form of which is attached hereto as Exhibit A) and returning it to the Company (Attention: Samuel C. Beale, Vice President and General Counsel), 12777 Jones Road, Suite 400, Houston, Texas 77070 as soon as practicable, but in no event should it be delivered to the Company later than the Expiration Date. The Election should be completed to indicate whether the Offeree accepts or rejects the Rescission Offer. Any Offeree accepting the Rescission Offer must enclose with the Election the original certificates or other instruments representing the Subject Securities, properly endorsed for transfer, with the signature(s) guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). All acceptances of the Rescission Offer will be deemed to be effective on the Expiration Date and, unless the offer is accepted on or before such date, the right to accept the Rescission Offer shall terminate. Acceptances or rejections may be revoked in a written notice received by the Company prior to the Expiration Date. Payment for Subject Securities as to which the Rescission Offer has been accepted will be made within five business days after the Expiration Date.

         Any Offeree who has not delivered a completed Election by the Expiration Date shall be conclusively deemed to have rejected the Rescission Offer.

         The Election and the stock certificates or other instruments representing the Subject Securities may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Offeree. If delivery is by mail, delivery will be deemed to have occurred on the date the Election is postmarked.

IF OFFEREES DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK CERTIFICATES OR OTHER INSTRUMENTS EVIDENCING THE SUBJECT SECURITIES TO THE COMPANY, INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED.

FUNDING THE RESCISSION OFFER

         The Company is currently negotiating agreements with a group of stand-by underwriters pursuant to which the Company will complete the Rescission Financing in order to repurchase Subject Securities from the Offerees electing to accept the Rescission Offer. The Rescission Financing will be completed prior to the date of this Prospectus. The Company has also obtained the Holdings Commitment pursuant to which Holdings will provide up to $10,000,000 of equity capital to the Company prior to December 31, 1998. The proceeds from the Rescission Financing will be used to purchase the first $9,000,000 of Subject Securities in connection with the Rescission Offer. To the extent that funds in excess of $9,000,000 are needed to repurchase the Subject Securities, the proceeds from the Holdings Commitment will be used for such purpose. Any unused proceeds of the Rescission Financing or the Holdings Commitment remaining after the funding of the Rescission Offer will be used by the Company for general corporate purposes. See "Risk Factors" and "Use of Proceeds."

         In the event that the Company is required to pay the full amount of its potential rescission liability or is unable to successfully complete the Rescission Financing, it would be required to seek additional capital through debt or equity financing or the sale of assets, and there can be no assurance that sufficient financing can be obtained. See "Risk Factors--Need for Additional Capital and Capital Requirements and --Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability."

OTHER TERMS AND CONDITIONS

         The Company has not retained, nor does it intend to retain, any person to make solicitations or recommendations to the Offerees in connection with the Rescission Offer.

         If a fully completed and executed Election is not delivered by the Expiration Date by each person actually receiving notice of the Rescission Offer through this Prospectus, the Rescission Offer will be deemed to have been rejected by such person.

         Neither the Company, nor its officers and directors, may make any recommendations to any holders of the Subject Securities with respect to the Rescission Offer contained herein. Each person is urged to read this Prospectus carefully and to make an independent evaluation with respect to the Rescission Offer.

         All questions as to the validity, form, eligibility (including time of delivery) and proper completion of the Election will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any Election not properly completed or if the completed Election, in the opinion of counsel to the Company, would be unlawful. The Company reserves the right to waive any irregularity in the Election. The Company's interpretation of the terms and conditions of the Rescission Offer will be final and binding. The Company will not be under any duty to give notification of defects in connection with Elections or incur any liability for failure to give such information.

EFFECT OF RESCISSION OFFER

         The Company has been advised by its counsel that it is unclear whether the Rescission Offer will terminate the Company's liability, if any, for failure to register the issuances of the Subject Securities under the Securities Act or applicable state and foreign securities laws. The staff of the Commission takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer, while most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer. Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction. The Company is also subject to the anti-fraud provisions of applicable securities law or rights under common law or equity in respect of the issuance of the Subject Securities. Subject Securities held by Offerees who choose not to accept the Rescission Offer will, for purposes of applicable federal and state securities laws, be registered securities as of the Expiration Date and, unless held by persons who may be deemed to be "affiliates" of the Company, will be freely tradeable in the public market. Subject Securities held by affiliates of the Company will be subject to certain restrictions on resale contained in Rule 144 under the Securities Act. See "Shares Eligible for Future Sale" for a discussion of Rule 144.

         Specific provisions of the laws of certain states in which the Offerees now reside or resided at the time they were issued the Subject Securities are set forth in Exhibit B attached hereto.

TAX CONSIDERATIONS OF THE RESCISSION OFFER

         The following discussion is a general summary of certain United States federal income tax consequences associated with the Rescission Offer. No attempt has been made to comment on all United States federal tax matters relevant to the Rescission Offer. The summary is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, published revenue rulings and revenue procedures of the Internal Revenue Service ("IRS"), applicable legislative history, and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could adversely affect the federal income tax consequences associated with the Rescission Offer. No ruling has been requested from the IRS regarding any of the matters discussed in this summary.

         This summary represents the judgment of the Company and its advisors regarding the United States federal income tax consequences of the Rescission Offer. However, there is no assurance that the tax consequences discussed in this summary will be accepted by the IRS or the courts if the Rescission Offer becomes the subject of administrative or judicial proceedings. Realization of the tax consequences discussed in this summary with respect to the Rescission Offer is subject to the risk that the IRS may challenge the tax treatment and that a court could sustain such challenge. In such case, the federal income tax consequences of the Rescission Offer could be materially and adversely affected.

         This summary does not attempt to specifically address the United States federal income tax consequences of each Offeree who accepts the Rescission Offer. Additionally, this summary does not discuss all of the tax consequences, including state, local, and foreign tax consequences, that may be significant to particular Offerees, such as dealers in securities, foreign persons, Offerees who are not individuals, and Offerees who are subject to the alternative minimum tax. ACCORDINGLY, ALL OFFEREES WHO ACCEPT THE RESCISSION OFFER ARE STRONGLY URGED TO CONSULT, AND MUST RELY UPON, THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM WITH RESPECT TO AN ACCEPTANCE OF THE RESCISSION OFFER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

         The transaction resulting from an acceptance of the Rescission Offer should be analyzed as a taxable redemption of the shares of Company stock involved in the transaction. In such case, the redemption will be treated as a sale or exchange of the shares only if the redemption satisfies the requirements of one or more of the provisions of Section 302(b) of the Code. This determination is made separately for each Offeree who accepts the Rescission Offer. Assuming that a redemption satisfies the requirements of one or more of the provisions of Section 302(b) of the Code, the Offeree recognizes gain or loss on the redemption in an amount equal to the difference between the Offeree's adjusted basis in the shares immediately prior to the redemption and the proceeds that the Offeree receives in connection with the redemption (including the portion of the proceeds measured by applying an interest factor to the Offeree's original purchase price for the shares). The character of any such gain or loss will depend on whether the shares constitute a capital asset in the hands of the Offeree.

         If a redemption does not satisfy the requirements of one or more of the provisions of Section 302(b) of the Code, it will be treated as a distribution by the Company that is subject to Section 301 of the Code. In such case, the proceeds will be treated first as a dividend (taxed as ordinary income) to the extent of the Company's current and accumulated earnings and profits, if any, at the time of the redemption (on a pro rata basis taking into account other
Section 301 distributions made by the Company during the year, including other redemptions resulting from the Rescission Offer that are treated as Section 301 distributions), next as a non-taxable return of the Offeree's adjusted basis in the shares immediately prior to the redemption, and finally as amounts received from the sale or exchange of the shares. The Company should not have either current or accumulated earnings and profits for these purposes.

         Under Section 302(b) of the Code, a redemption will be treated as a sale or exchange of the shares if it either: (1) results in a "complete redemption" of the Offeree's interest in the Company; (2) is "substantially disproportionate" with respect to the Offeree; or (3) is "not essentially equivalent to a dividend" with respect to the Offeree. These three tests, which are more fully described below, are collectively referred to as the "Redemption Tests" for purposes of this summary. The Redemption Tests are applied on a Offeree-by-Offeree basis. As a result, it is possible that some redemptions will satisfy the requirements of one or more of the Redemption Tests, while other redemptions do not satisfy the requirements of one or more of the Redemption Tests. Accordingly, it is possible that some persons will receive sale or exchange treatment under Section 302(b) with respect to their redemptions while other persons will be subject to Section 301 with respect to their redemptions.

         In determining whether the requirements of any of the Redemption Tests are satisfied, an Offeree must take into account not only shares of Company stock that are actually owned by the Offeree (including without limitation shares of Class A Common Stock and Class B Common Stock received upon conversion of the Series A Preferred Stock and Series B Preferred Stock) but also shares of Company stock that the Offeree is deemed to own within the meaning of the constructive ownership rules under Section 318 of the Code. Under Section 318, an Offeree may constructively own shares of Company stock actually owned (and, in some cases, constructively owned) by certain individuals or entities that are considered related to the Offeree for this purpose, as well as shares of Company stock that the Offeree has the right to acquire by exercise of an option, warrant or a conversion right. Additionally, contemporaneous or related transactions involving the stock, or rights to acquire the stock, of the Company may affect an Offeree's ability to satisfy one or more of the Redemption Tests.

         A redemption will constitute a "complete redemption" of all shares of Company stock owned by an Offeree for purposes of the first Redemption Test specified above if all shares of Company stock owned by such Offeree are sold pursuant to the Rescission Offer. For this purpose, an individual Offeree can disregard shares of Company stock that he or she constructively owns by attribution from family members if certain requirements specified in Section 302(c) of the Code are satisfied. A redemption will be considered "substantially disproportionate" with respect to an Offeree if the following requirements are satisfied: (1) the percentage of the voting stock of the Company owned by the Offeree immediately after the redemption (taking into account all transactions consummated pursuant to the Rescission Offer) equals less than 80 percent of the percentage of the voting stock of the Company owned by such Offeree immediately before the redemption; (2) the percentage of the common stock of the Company (whether voting or nonvoting) owned by the Offeree immediately after the redemption (taking into account all transactions consummated pursuant to the Rescission Offer) equals less than 80 percent of the percentage of the common stock of the Company owned by such Offeree immediately before the redemption; and (3) the Offeree owns, immediately after the redemption (taking into account all transactions consummated pursuant to the Rescission Offer), less than 50% of the total combined voting power of all classes of stock of the Company entitled to vote. A redemption will satisfy the "not essentially equivalent to a dividend" test with respect to an Offeree if, in light of the particular facts and circumstances surrounding the Offeree's ownership of Company stock, the redemption results in a "meaningful reduction" of the Offeree's interest in the Company (taking into account all transactions consummated pursuant to the Rescission Offer).

THE FOREGOING SUMMARY IS FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO CONSTITUTE, AND SHALL NOT BE CONSTRUED TO ANY EXTENT AS, LEGAL, TAX, OR FINANCIAL ADVICE. EACH OFFEREE IS STRONGLY URGED TO CONSULT THE OFFEREE'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THE OFFEREE FROM THE RESCISSION OFFER IN LIGHT OF THE OFFEREE'S SPECIFIC CIRCUMSTANCES, INCLUDING THE

TRANSACTION(S) IN WHICH THE OFFEREE ACQUIRED OWNERSHIP OF SHARES OF THE COMPANY'S STOCK.

TRANSACTIONS NOT SUBJECT TO RESCISSION

         Since its inception, the Company has raised capital through the issuance of its securities pursuant to transactions which are not subject to the Rescission Offer. The Company believes that the issuance or sale of its securities in these transactions was in accordance with applicable federal and state securities laws as transactions not involving a public offering and exempt from registration pursuant to Sections 3(b) and 4(2) of the Securities Act. The following summary of the transactions not subject to the Rescission Offer is qualified in its entirety by reference to the descriptions contained in Part II of the Registration Statement of which this Prospectus is a part under the caption, "Transactions Not Subject to Rescission Offer."

1. In May and August of 1995 the Company issued an aggregate of 10,000,000 shares of Class A Common Stock (after giving effect to a nine for one share dividend) to its founding shareholders. See "Certain Transactions."

2. Between May 1996 and July 1996, the Company issued Vickroy Stone an aggregate of 500,000 shares of Class A Common Stock for services rendered valued at $500,000. In February 1997, the Company repurchased 450,000 of such shares of Class A Common Stock from Mr. Stone at a purchase price of $1.00 per share. In February 1997, Mr. Stone sold the remaining 50,000 shares of Class A Common Stock to a partnership related to Ray C. Davis, the founder of the Company, for $1.00 per share. See "Certain Transactions."

3. In July 1996, the Company issued an aggregate of 1,050,000 of Class A Common Stock to the principals of International Fax Corporation ("IFC") and IMedia, S.A. of France ("IMedia") in connection with (i) an agreement granting the Company a right of first refusal to acquire all of the outstanding capital stock of IMedia, (ii) the right to utilize IMedia's European network of fax broadcasting equipment and (iii) the agreement of IMedia to use the Company's network for fax broadcast traffic to the United States. The shares of Class A Common Stock were valued by the Company at $1.00 per share. Subsequent to this series of transactions, the Company wrote off the value of its investment. See "Certain Transactions."

4. In May 1997, the Company issued a five-year warrant to Vickroy Stone entitling Mr. Stone to purchase an aggregate of 450,000 shares of Class A Common Stock at an exercise price of $2.00 per share. Inasmuch as the exercise price of this warrant exceeded the fair market value of the underlying Class A Common Stock, the Company determined that these warrants had no value at the date of issuance. See "Certain Transactions."

5. In July 1997, the Company issued Sam McKinley 400,000 shares of Class B Common Stock in payment of a loan commitment fee. The Company subsequently determined that it received no value in exchange for such shares.

6. In November 1997, the Company issued 2,328,940 shares of its Class A Common Stock to a limited number of investors in exchange for their members' net equity interests in certain affiliated limited liability companies.

7. On November 14, 1997, the Company entered into a Settlement Agreement and Mutual Release with Keith Shaffner for services rendered by him during 1996 and 1997. In exchange for a complete release of all claims by Mr. Shaffner and his affiliate, CyFax, Inc. ("CyFax"), against the Company, the Company issued to Mr. Shaffner: (i) a warrant entitling Mr. Shaffner to purchase 1,150,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before August 30, 1999,
         (ii) a warrant entitling Mr. Shaffner to purchase 1,050,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before February 28, 2000, (iii) 500,000 shares of Class A Common Stock and (iv) $51,000 in cash. In addition, the Company issued 200,000 shares of Class A Common Stock to CyFax for the termination of an exclusive agent management agreement with the Company. During 1996 and 1997, the Company paid Mr. Shaffner, individually, an aggregate of $202,951 for services rendered and paid CyFax an aggregate of $893,527 for services rendered. See "Certain Transactions."

8. In April 1998 the Company issued a five-year warrant entitling Ray Davis to purchase an aggregate of 2,000,000 shares of Class A Common Stock at a price of $1.00 per share in connection with the execution of his Employment Agreement with the Company. See "Employment Agreements". See "Certain Transactions."

9. In May 1998 the Company issued five-year warrants entitling certain individuals and entities to purchase an aggregate of 348,954 shares of Class B Common Stock at prices of $1.00 and $2.00 per share. Inasmuch as the exercise prices of these warrants exceeded the fair market value of the underlying Class B Common Stock, the Company determined that these warrants had no value at the date of issuance.

10. In July 1998 the Company entered into a Subscription Agreement (the "Holdings Subscription Agreement") with CyNet Holdings, LLC ("Holdings"), pursuant to which Holdings is committed to purchase up to 10,000,000 shares of Class A Common Stock of the Company for $1.00 per share prior to December 31, 1998. As of the date of this Prospectus, Holdings has purchased an aggregate of 926,000 shares of Class A Common Stock pursuant to the Holdings Subscription Agreement. Also pursuant to the Holdings Subscription Agreement, the Company issued a five-year warrant entitling Holdings to purchase an aggregate of 4,800,000 shares of Class A Common Stock at a price of $1.00 per share. See "Certain Transactions."

                                 USE OF PROCEEDS

         Neither the Rescission Offer nor the resale of Class B Common Stock underlying the Shaffner Warrants will result in any proceeds to the Company. However, any exercise of the Shaffner Warrants will result in gross proceeds to the Company up to a maximum amount of $2,200,000. See "Plan of Distribution and Selling Shareholder." The Company will use the proceeds, if any, from the exercise of the Shaffner Warrants to repurchase the Subject Securities tendered in response to the Rescission Offer and for general corporate purposes.

         The estimated net proceeds to be received by the Company from the Rescission Financing, after deducting estimated expenses expected to be payable by the Company, are approximately $9,000,000. The Company will use the proceeds of the Rescission Financing to fund the Company's obligations to repurchase the first $9,000,000 of Subject Securities tendered pursuant to the Rescission Offer. To the extent funds in excess of $9,000,000 are needed to repurchase the Subject Securities, the Company will use the proceeds from the Holdings Commitment for such purpose. Any unused proceeds of the Rescission Financing or the Holdings Commitment after the funding of the Rescission Offer will be used for working capital, capital expenditures and general corporate purposes.

                                 DIVIDEND POLICY

         The Company has not declared or paid cash dividends on its Common Stock to date. The current policy of the Board of Directors is to retain earnings, if any, to provide funds for operating and expansion of the Company's business. Such policy will be reviewed by the Board of Directors of the Company from time to time in light of, among other things, the Company's earnings and financial position. The Company is required to pay dividends on its Series A and Series B Preferred Stock prior to the payments, if any, of dividends on its Class A and Class B Common Stock. As of March 31, 1998, the Company had accrued, but unpaid, dividends of $344,559 on its Series A Preferred Stock and $163,510 on its Series B Preferred Stock. During the fiscal year ended December 31, 1997, the Company paid dividends of $192,478 on its Series A Preferred Stock and $55,650 on its Series B Preferred Stock.

                                 CAPITALIZATION

         The following table sets forth the unaudited capitalization of the Company as of March 31, 1998, and as adjusted to reflect 0% 50% and 100% acceptance of the Rescission Offer.

                                                      MARCH 31,        0%           50%           100%
                                                        1998       Acceptance    Acceptance    Acceptance
                                                    --------------------------------------------------------
Assets:
         Deferred offering costs(1)                 $   2,078,825  $    --      $     --        $    --
                                                    ======================================================
Liabilities:
         Accrued stock rights                       $     110,000  $  110,000   $   110,000     $  110,000
                                                    =============    ==========   ===========     ==========

Stock subject to rescission:
         Series A Preferred Stock                   $     201,265  $     --      $     --       $      --
         Series B Preferred Stock                         319,923        --            --              --
         Class A Common Stock                           7,952,133        --            --              --
         Class B Common Stock                           5,235,051        --            --              --
         Warrants to purchase Class A Common Stock        201,640        --            --              --
                                                    ----------------------------------------------------------
                                                    $  13,910,012  $     --       $    --       $      --
                                                      ========================================================

Capital deficit:
         Series A Preferred Stock...................$      --      $    182,652   $     91,326  $      --
         Series B Preferred Stock...................       --           283,917        141,959         --
         Class A Common Stock.......................    3,014,936     9,841,861      6,428,399       3,014,936
         Class B Common Stock.......................      700,000     5,284,176      2,992,089         700,000
Outstanding warrants................................      362,500       564,145        463,323         362,500
Deficit............................................. (12,849,224)   (13,097,352)  (14,305,068)    (15,512,784)

Treasury stock - Class A Common Stock...............    (677,000)      (359,233)     (518,117)       (677,000)
                                                    ---------------------------------------------------------
Total Capitalization (2)............................$ (9,448,788)     $2,700,166  $(4,706,089)  $ (12,112,348)
                                                    =============     ==========   ============  =============

----------------
(1) See Note 3 of the Notes to the Consolidated Financial Statements for a discussion regarding the treatment of deferred offering costs upon acceptance or rejection of the Rescission Offer.

(2) Total Capitalization does not reflect application of the proceeds from the Rescission Financing. See "Rescission Offer--Funding the Rescission Offer" and "Use of Proceeds."

                         SELECTED FINANCIAL INFORMATION

         The following table presents summary historical data of the Company on a consolidated basis (i) from the audited financial statements of the Company for the years ended December 31, 1997 and 1996 and (ii) from the unaudited financial statements of the Company for the three months ended March 31, 1998 and 1997. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

                                                            YEAR ENDED                THREE MONTHS ENDED
                                                            DECEMBER 31,                     MARCH 31
                                                  -----------------------------    ----------------------------
                                                      1997            1996            1998             1997
                                                  -----------     -------------    ----------     -------------
STATEMENT OF OPERATIONS DATA:
Revenues........................................  $ 4,960,355     $    801,181     $ 1,926,892    $    874,767
Loss from operations............................   (7,295,181)      (2,327,399)       (819,503)     (1,099,825)
Net loss applicable to common shareholders......   (7,838,378)      (4,065,121)       (830,288)     (1,186,560)
Net loss per common share.......................        (0.56)           (0.37)          (0.04)          (0.09)
Weighted average number of common shares
outstanding.....................................   14,086,177       11,019,593      22,317,316      12,522,836

                                              DECEMBER 31    MARCH 31,
                                                 1997          1998
                                            -------------  -------------
BALANCE SHEET DATA:
Working capital(1)......................... $  1,575,044   $    316,106
Total assets...............................    6,770,373      6,325,506
Stock and warrants subject to rescission...   13,835,114     13,910,012
Capital deficit............................   (8,668,500)    (9,448,788)
------------------------
(1) Includes $2,078,825 of deferred offering costs - see Note 3 of the Notes to the Consolidated Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the financial condition and results of operations of the Company for the years ended December 31, 1997 and 1996 and the three months ended March 31, 1998 and 1997. It should be read in conjunction with "Selected Financial Information" and the financial statements and the notes thereto included elsewhere in this Prospectus. The following information contains forward-looking statements. For a discussion of certain limitations inherent in such statements, see "Risk Factors--Forward-Looking Statements."

OVERVIEW

         The Company has committed significant resources in developing and enhancing its computer and telecommunications technologies. From the Company's inception through December 31, 1996, the Company raised approximately $1.9 million of start-up capital to develop its fax broadcasting network and install nodes in selected locations throughout the United States. Since August 1996, the Company has raised approximately $17.2 million of additional capital, including $14,228,137 from the issuance or sale of the Subject Securities, in order to, among other things, improve the network, develop new products and services, expand its marketing and sales efforts, invest in capital expenditures and satisfy its working capital requirements.

         The Company derives its operating revenues by providing facsimile transmission services to its customers. The Company charges customers for the HYPERCAST service on a "per pages sent" basis; however, for the HYPERLINE and HYPERWEB services, the Company's charges are based primarily upon the telephone connection time used to make the delivery of a fax transmission to each recipient. Although the Company generally does not have long-term contractual service agreements with its customers, the Company believes its customers continue to use the Company's fax transmission services once they begin to use such services. As a result, the Company expects its operating results will benefit from recurring monthly revenues from such customers. The Company also receives revenues from the sale of its specialized software to its customers.

LACK OF CAPITAL TO FUND RESCISSION OFFER; POTENTIAL RESCISSION LIABILITY

         The Rescission Offer is being made to all persons who acquired the Subject Securities from the Company. If all of the Offerees accept the Rescission Offer, the Company will be required to make payments aggregating $14,228,137 plus the aggregate amount of interest at the Statutory Rates from the date of issuance to the Expiration Date less dividends paid on the Preferred Stock. As of March 31, 1998, the aggregate accrued interest was approximately $600,000 and continues to accrue, assuming the full liability is incurred, at approximately $93,000 per month. The Company is currently negotiating agreements with a group of stand-by underwriters pursuant to which the Company will complete the Rescission Financing in order to repurchase Subject Securities from the Offerees electing to accept the Rescission Offer. The Company has also obtained the Holdings Commitment pursuant to which Holdings will provide up to $10,000,000 of equity capital to the Company prior to December 31, 1998. See "Certain Transactions." Any unused proceeds of the Rescission Financing or the Holdings Commitment remaining after the funding of the Rescission Offer will be used by the Company for general corporate purposes. See "Use of Proceeds." In the event that the Rescission Financing is not completed or that the Company is required to pay the full amount of its potential rescission liability, it will be required to seek additional capital through debt or equity financing or the sale of assets, and there can be no assurance that sufficient financing can be obtained on terms acceptable to the Company. See "Risk Factors--Need for Additional Capital and Capital Requirements and --Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability."

         The Company believes Offerees holding a significant amount of the Subject Securities will not accept the Rescission Offer and expects to use the proceeds of the Rescission Financing and the Holdings Commitment to repurchase the Subject Securities tendered in response to the Rescission Offer. However, there can be no assurance that significantly more Offerees may elect to rescind, and that the Company will be able to obtain the necessary funding to repurchase the shares tendered.

         There can be no assurance that claims asserting violations of state or federal securities laws will not be asserted notwithstanding the Rescission Offer. Furthermore, there can be no assurance that the Company will not be subject to penalties or fines relating to past securities issuances or that other holders of the Company's securities will not assert or prevail in claims against the Company for rescission or damages under federal or state securities laws. While the Company believes that the Subject Securities were offered and sold in compliance with the registration provided under the Securities Act, if a holder of Subject Securities were to assert a claim based upon a violation thereof, the position of the Securities and Exchange Commission is that liabilities under the federal securities laws are not terminated by making a Rescission Offer. Even if the Company were successful in defending any securities law claims, the assertion of such claims against the Company would result in costly litigation and significant diversions of effort by the Company's management. In addition, the Rescission Offer will not prevent the Securities and Exchange Commission or any state securities commission from pursuing enforcement action against the Company with respect to any alleged violations of federal or state securities laws. See "Risk Factors--Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and
Note 8 of Notes to Consolidated Financial Statements.

RISK OF MANAGING GROWTH; RECENT MANAGEMENT CHANGES

         The Company's growth has placed, and is expected to continue to place, a significant strain on the Company's management, administrative, operational, financial and technical resources and on its systems and controls. The Company has made recent changes in executive-level management positions and certain of the Company's senior management personnel have worked together only a short time. The Company believes that it will need to hire, both in the short term and the long term, additional qualified administrative and management personnel in all functional areas. Failure to locate, hire and retain such qualified personnel or failure to manage the Company's growth properly could have a material adverse effect on the Company's business, financial condition or results of operations. See "Risk Factors--Dependence on Key Personnel; Need to Hire Additional Qualified Personnel," "Business" and "Management."

LACK OF SUFFICIENT CASH FLOW

         The Company's independent certified public accountants included an explanatory paragraph in their opinion with respect to the financial statements to reflect that recurring losses from operations and the Rescission Offer have raised substantial doubt about the ability of the Company to continue as a going concern. Furthermore, the financial statements do not include any adjustments that might result from the outcome of such uncertainty. The Company's internally generated cash flows from operations have historically been and continue to be insufficient for cash needs. The Company has relied upon external equity financing to continue its operations.

         At March 31, 1998 the Company had positive net working capital of $316,106 principally as a result of the sale of its Preferred Stock. The Company obtained $2,146,335 and $11,165,123 of cash from financing activities for the years ended December 31, 1996 and 1997, respectively. Until the Company can obtain monthly sales levels of approximately $1,000,000, which the Company believes will be necessary to fund current working capital needs, there is uncertainty as to the ability of the Company to expand its business and continue as a going concern. The Company's current cash forecast indicates that there will be negative cash flows from operations for a substantial portion of 1998 and thereafter, until such time as the Company's operating revenues are sufficient to cover operating costs and provide positive cash flow. See "Risk Factors--Need For Additional Capital and Capital Requirements." There can be no assurance that the Company will be able to generate revenues as projected sufficient to service the cost of operations and fund the capacity to handle the Company's growth. Failure to realize the sales growth projections could shorten the period that current cash balances will be sufficient to meet working capital needs. As a result, there can be no assurance that the Company will be successful in funding its working capital and capacity needs.

CERTAIN ACCOUNTING POLICIES

         Fax broadcast revenues are recognized as services are performed. Expenditures for research and development of telecommunication technology as it relates to fax broadcasting and to various customer interface and application needs are charged to expense as incurred. Such research and development expenditures have not been significant to the Company's results of operations.

         Deferred taxes result from temporary differences between the financial statement and income tax basis of assets and liabilities. The Company adjusts the deferred tax asset valuation allowance based on judgments as to future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Since these are disclosure standards, results of operations and financial position will be unaffected by implementation of these new standards. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of a Business Enterprise" ("SFAS 131"), establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both of these new standards are effective for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Adoption of these standards is expected to have no effect on the Company's financial statement disclosures.

         In February 1998, the Financial Accounting Standards Board issued a new disclosure standard. Statement of Financial Accounting Standard No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). The new standard standardizes the disclosure requirements for pensions and other post-retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets. The statement is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Adoption of SFAS 132 is expected to have no effect on the Company's financial statement disclosures.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires the Company to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

         Revenues increased from $874,767 for the three months ended March 31, 1997 to $1,926,892 for the three months ended March 31, 1998. The increase of $1,052,125 or 120% was due primarily to changes in management and sales and marketing efforts.

         Cost of revenues increased from $647,410 for the three months ended March 31, 1997 to $1,614,904 for the three months ended March 31, 1998. The increase of $967,494 or 150% was attributable primarily to the increase in telephone charges from $608,872 or 69.6% of net revenues to $1,248,648 or 64.8% of net revenues for the three months ended March 31, 1997 and 1998, respectively. In addition, depreciation charges on equipment and an increase in direct salaries of $114,229 and $210,791, respectively, contributed to the increase. Gross margin decreased from 25.99% for the three months ended March 31, 1997 to 16.19% for the three months ended March 31, 1998 due to the above factors. Management expects to obtain more favorable telephone rates to improve gross margin.

         Selling, general and administrative expenses ("SG&A") decreased from $1,327,182 for the three months ended March 31, 1997 to $1,131,491 for the three months ended March 31, 1998, a decrease of $195,691 or 15%. The decrease in SG&A was due to a decrease in consulting fees from $371,670 for the three months ended March 31, 1997 to $52,622 for the three months ended March 31, 1998. Travel and entertainment expenses decreased from $201,935 for the three months ended March 31, 1997 to $27,847 for the three months ended March 31, 1998, due to attending fewer trade shows and reductions in other promotional activities. General and administrative salaries increased from $405,980 for the three months ended March 31, 1997 to $546,983 for the three months ended March 31, 1998 due to the Company's growth. Legal and professional fees increased from $4,876 to $78,362 for the three months ended March 31, 1997 and 1998, respectively. Current management is intent on controlling costs and has implemented a budget to contain fixed costs.

         The Company had a net loss of $817,143 for the three months ended March 31, 1998, compared to a net loss of $1,114,525 for the three months ended March 31, 1997. The decrease in net loss is due to the factors discussed above.

         Net loss per common share decreased from $0.09 to $0.04 for the three months ended March 31, 1997 compared to the three months ended March 31, 1998.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

         Revenues increased from $801,181 for the year ended December 31, 1996 to $4,960,355 for the year ended December 31, 1997. The increase of $4,159,174 or 519% was primarily due to (i) the Company being in business for an additional year, (ii) increased customer awareness and size of the customer base and (iii) increased promotional and sales efforts.

         Cost of revenues increased from $872,418 for the year ended December 31, 1996 to $4,812,141 for the year ended December 31, 1997. The increase of $3,939,723 or 452% was attributable to the revenue increase. The cost of revenues as a percentage of revenues decreased from 109% to 97%. The decrease in cost of revenues as a percentage of revenues was due principally to the fixed costs being spread over larger revenues and the negotiation of more favorable long distance rates.

         Selling, general and administrative expenses ("SG&A") increased from $2,256,162 for the year ended December 31, 1996 to $7,443,395 for the year ended December 31, 1997, an increase of $5,187,233 or 230%. The increase in SG&A was due to several factors. Salaries and benefits increased approximately $1.9 million as the Company added a significant number of employees to accommodate its growth. Also, advertising and promotion expenses increased approximately $1.1 million due to the placement of advertisements in national newspapers and magazines, as well as local newspapers. Consulting, legal and professional fees increased $756,811 primarily due to the Company's engagement of outside professionals in connection with the Rescission Offer and other corporate matters. Travel and entertainment expenses increased $332,396 during 1997.

         Other expenses totaled $1,903,937 for the year ended December 31, 1996 compared with other income of $56,821 for the year ended December 31, 1997. In 1996, the Company wrote-off investments totaling $1,202,577 and incurred interest expenses of $700,000; while in 1997, there were no investment write-offs and interest expenses were $2,000. The interest expense for the year ended December 31, 1996 resulted from (i) the conversion of a $100,000 convertible note into 400,000 shares of Class B Common Stock valued at $400,000 and (ii) the issuance of 400,000 shares of Class B Common Stock valued at $400,000 as payment for a loan commitment fee.

         The investment write-offs resulted from two transactions. The first transaction involved an agreement with a non-related foreign company in which the Company exchanged 1,050,000 shares of the Company's Common Stock for (i) access to a fax network in Europe and (ii) a right of first refusal to acquire all of the foreign company's outstanding stock. The Company has been unable to use the foreign fax network and has recorded a loss on investment of $1,050,000 for the year ended December 31, 1996, based on the estimated market value of the Company's Common Stock at $1.00 per share. The second transaction involved an investment of $152,577 in a multi-level marketing company that the Company anticipated it would use to market its services. The Company elected not to pursue this method of marketing and determined its investment to be worthless; accordingly the Company recorded a loss on investment of $152,577 for the year ended December 31, 1996.

         The Company incurred a net loss of $7,099,174 for the year ended December 31, 1997 compared to a net loss of $4,061,271 for the year ended December 31, 1996. The increase in net loss was primarily due to the increase in SG&A.

         Net loss per common share increased from $0.37 to $0.56 for the year ended December 31, 1996 compared to the year ended December 31, 1997.

         The Company may in the future experience significant fluctuations in its results of operations. Such fluctuations may result in volatility in the price and/or value of the Company's Common Stock if any market develops. Results of operations may fluctuate as a result of a variety of factors, including demand for the Company's services, the introduction of new services and service enhancements by the Company or its competitors, market acceptance of new services, the mix of revenues between Internet-based versus telephony-based delivery, the timing of significant marketing programs, the number and timing of the hiring of additional personnel, competitive conditions in the industry and general economic conditions. Shortfalls in revenues may adversely and disproportionately affect the Company's results of operations because a high percentage of the Company's operating expenses are relatively fixed. Accordingly, the Company believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. There can be no assurance that the Company will be profitable or that the Company's operating results will meet management's current expectations.

LIQUIDITY AND CAPITAL RESOURCES

         From its inception, the Company has financed its operations and expansion primarily through funds raised through the formation of LLCs (approximately $1.9 million) and a series of private offerings (approximately $17.2 million). At March 31, 1998 the Company had a cash position of $115,891 and a positive net working capital position of $316,106, which includes $2,078,825 of deferred offering costs. See Note 3 in the Note to the Consolidated Financial Statements.

         Net cash used in operating activities was $1,334,455 and $7,383,501 for the years ended December 31, 1996 and 1997, respectively. The increase in net cash used in operating activities for the year ended December 31, 1997 was primarily due to the net operating loss of the Company. Net cash used in operating activities was $1,744,640 and $597,536 for the three-month periods ended March 31, 1997 and 1998, respectively. The decrease in net cash used in operations for the three-month period ended March 31, 1998 was primarily due to the decrease in net operating loss of the Company.

         Net cash used in investment activities was $654,962 and $3,413,758 for the years ended December 31, 1996 and 1997, respectively. Net cash used in investment activities was $485,263 and $127,871 for the periods ended March 31, 1997 and 1998, respectively. These amounts were due primarily to capital expenditures for operating equipment, including computer equipment and software, furniture and fixtures and telecommunications equipment.

         Net cash provided by financing activities was $2,146,335 and $11,165,123 for the years ended December 31, 1996 and 1997, respectively. Net cash provided by financing activities was $5,503,749 and $124,898 for the periods ended March 31, 1997 and 1998, respectively. The Company has obtained financing primarily through a series of issuances of its Common and Preferred Stock. Through the date of this prospectus, the Company has raised approximately $19.2 million from these issuances of which $14,228,137 is subject to the proposed Rescission Offer.

         The Company's internally generated cash flows from operations have historically been and continue to be insufficient for its cash needs. As of December 31, 1997, the Company's sources of external and internal financing were limited. The Company does not expect that internal sources of liquidity will improve until additional operating revenues are generated and, until such time, the Company will continue to rely on external sources for liquidity. Until the Company can obtain monthly gross revenues of approximately $1,000,000, which the Company believes would be sufficient to fund working capital needs, there is uncertainty as to the ability of the Company to expand its business and continue as a going concern. There is no assurance that the current working capital will be sufficient to cover cash requirements during that period or to bring the Company to a positive cash flow position. In addition, lower than expected earnings resulting from adverse economic conditions or otherwise, could restrict the Company's ability to expand its business as planned, and, if severe enough, may shorten the period in which the current working capital may be expected to satisfy the Company's requirements, force curtailed operations, or cause the Company to sell assets.

         The Company is currently negotiating agreements with a group of stand-by underwriters pursuant to which the Company will complete the Rescission Financing in order to repurchase Subject Securities from the Offerees electing to accept the Rescission Offer. The Company has also obtained the Holdings Commitment pursuant to which Holdings will provide up to $10,000,000 of equity capital to the Company prior to December 31, 1998. See "Certain Transactions." Any unused proceeds of the Rescission Financing or the Holdings Commitment remaining after the funding of the Rescission Offer will be used by the Company for general corporate purposes. See "Use of Proceeds." In the event that Rescission Financing is not completed or that the Company is required to pay the full amount of its potential rescission liability, it will be required to seek additional capital through debt or equity financing or the sale of assets, and there can be no assurance that sufficient financing can be obtained on terms acceptable to the Company. See "Risk Factors--Need for Additional Capital and Capital Requirements and --Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability."

YEAR 2000 COMPLIANCE

         The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The Year 2000 issue is the result of computer programs being written using two digits (rather than four) to define the applicable year and equipment with time-sensitive embedded components. Any of the Company's programs that have time-sensitive software or equipment that has time-sensitive embedded components may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. Although no assurance can be given because of the potential wide-scale manifestations of this problem which may affect the Company's business, the Company presently believes that the Year 2000 issue will not pose significant operational problems for its computer systems and that the Year 2000 issue will not have a material impact on its cost of operations. The Company also may be vulnerable to other companies' Year 2000 issues. The inability of the Company or any of its vendors or customers to address their Year 2000 issues in a timely manner could have a material adverse effect on the Company's financial condition or results of operations.

                                    BUSINESS

SERVICES

         The Company is a provider of business-to-business facsimile transmission services, using the Internet and private transmission facilities. The Company's services are designed to reduce the cost of facsimile transmission while making the process of transmission easier and less time consuming. The Company was formed in April 1995 to capitalize on the dramatic increase in the usage of third-party fax services. Initially, the Company created HYPERCAST, the Company's fax broadcast service. During 1997 the Company expanded its service capabilities by developing HYPERLINE, its point-to-point fax service and in 1998 introduced HYPERWEB, its Internet fax service. The Company's services significantly reduce most long distance telephone charges incurred by the user. The Company believes that its fax transmission services provide customers with a less expensive, faster, and more convenient alternative than competitive services. The Company has developed user and operating software to operate and control its customized computer and communication equipment.

         Initially, the Company developed a network by installing fax servers ("nodes") in 16 cities throughout the United States enabling the Company to bypass the long distance carrier's networks when sending faxes to or from the local calling areas serviced by the nodes. These nodes are connected to the Company's Houston network operations center through telephone lines. More recently, the Company has been able to utilize the public switching telephone network ("PSTN") to provide low-cost facsimile services as a result of negotiated volume-based rate arrangements with telephone common carriers throughout the United States. The Company's nodes, combined with direct-access long distance lines to other cities and countries through the PSTN, give the Company a substantial amount of cost-efficient fax broadcasting capacity. The Company believes its current operating software and other available technology will enable it to increase capacity to meet increasing demands for facsimile transmission services in both domestic and international markets. The Company also intends to capitalize on emerging technologies in the telecommunications industry generally to expand its services to include full-motion imaging and voice communication services.

         Access to the Company's network is accomplished easily and does not require significant investment, installation expense or change in business practices by the customer. Customers using the HYPERLINE service can connect to the Company's network by plugging in a small device between their fax machine and the telephone jack; customers using the HYPERCAST service purchase the Company's specialized software, which is easily installed on the customers' personal computers. Once connected to the network, customers are able to send documents and images to fax machines worldwide. The network is highly secure with data residing in the Company's computers in compressed or encrypted form, inaccessible to unintended readers. Customers can install the Company's services at individual fax machines or desktop computer locations, across departments or throughout organizations. The Company sells its services through multiple sales channels, including telephone sales programs, a direct field sales force, an agent and dealer distribution network and other promotional activities.

         The Company has developed software to operate and control its customized computer and communications equipment. The Company devotes considerable resources in developing and enhancing its computer and telecommunication technology in fax communication and customer interface applications. The Company's HYPERCAST and HYPERLINE fax software enables customers to use their own computers to create letters, memos, product information sheets, customer correspondence or other documents using any Windows(R) program. Then, with the click of a button, the customer sends the document image and the recipients' fax numbers to the Houston network operations center and from there, the document image is automatically transmitted to the recipients. The document image is transmitted electronically from the customer's computer to the Company's computer rather than being sent through a fax machine, thereby avoiding the fuzziness inherent in the fax scanning process. With HYPERLINE, the image can also be transmitted to a single recipient via a normal fax machine with the use of a connector provided by the Company that is placed in line between the telephone jack and the fax machine.

         HYPERWEB permits Internet users to access and use the Company's network. Over the last five years the use of the Internet has increased substantially, resulting in significant level of user interest. The Company believes the Internet and E-mail will provide significant growth opportunities for the Company's fax transmission business. HYPERWEB enables the user to create an E-mail message in the usual manner and include a fax phone number in the "To:" field. The E-mail message is sent, via the Internet, to the Houston network operations center where it is converted into a fax document and sent via the Company's fax servers to the recipient's fax number. HYPERWEB also allows users that do not have a computer to send and receive E-mail via their fax machine.

STRATEGY

         The Company believes its success depends, among other things, on its ability to (i) maintain a low overhead cost structure by maximizing the benefit of the network, (ii) negotiate low long-distance rates for transmissions and
(iii) implement a cost effective marketing and sales program.

         Key elements of the Company's strategy include (i) utilizing existing technologies to expand the reach of its fax transmission services into domestic and international markets, (ii) developing its network and emerging technologies to provide full-motion imaging and voice communication services to customers,
(iii) capitalizing on lower long distance rates by continuing to negotiate volume-based rate arrangements with telephony common carriers and (iv) pursuing acquisitions or strategic alliances that will allow the Company to compete more effectively with larger, more diversified competitors and to respond to dynamic changes in the telecommunications industry.

         The Company has initiated discussions with certain acquisition or joint venture candidates, including FaxMate, Inc. ("FaxMate"), a manufacturer of specialized software based in St-Laurent, Quebec, Canada. After the completion of the Rescission Offer, the Company intends to continue its discussions to complete a transaction with FaxMate and will pursue other strategic transactions which compliment the Company's existing services or increase the number and type of services offered by the Company. Any transaction will be subject to a variety of conditions, including conditions beyond the control of the Company. As a result, there can be no assurance that the Company will be able to complete any such transactions on acceptable terms and conditions. See "Risk Factors--Risks Associated with Acquisitions, Investments and Strategic Alliances."

CURRENT FAX MARKET

         Technological advances over the past decade have improved the speed and quality of facsimile transmissions and reduced the cost of fax machines to consumers, resulting in a large and increasing worldwide installed base of fax machines. The proliferation of fax machines and their ease of operation has caused fax usage to increase significantly as a principal means of business-to-business communications. In addition, the Company believes lower utilization costs of the PSTN and other domestic and international telephone networks as well as improved transmission technologies have made the transmission of documents by fax a cost-effective and preferred alternative to mail, courier and telex services. In addition, there recently has been a substantial increase in the installed base of fax-capable personal computers.

         Users of fax machines incur a variety of indirect costs in transmitting documents by fax, in addition to the direct costs of purchasing a fax terminal and telephone expenses. A facsimile transmission typically requires the user to print, copy and physically transport the document to the fax machine where congestion is often encountered. Outgoing fax transmissions may block fax reception capability. In addition, support personnel may spend considerable time sending fax transmissions to multiple addresses. Congested telephone lines may require repeated retries to busy fax telephone numbers, and further consume personnel time. Fax machines can feed several pages of a multi-page document at one time, unknown to the operator, causing expensive repetitive transmissions. Finally, transmission reports confirming fax deliveries must be manually assembled.

         The Company's fax transmission services address certain of these indirect costs by automating the elements involved in fax transmission, thereby reducing overall transmission costs. As a result of the marketing efforts of the Company and other fax transmission service providers, businesses which rely upon fax transmission for communications are recognizing the benefits of automating and properly managing the fax transmission process. In addition, businesses which would otherwise use the United States mail, courier services or other means to transport documents are increasingly utilizing fax transmission services to lower their overall cost and to increase the reliability, timeliness and predictability of document delivery.

         The Company provides fax transmission services in both domestic and international markets. According to industry sources, the size of the worldwide fax phone bill market is $103 billion. The Company believes the market for its fax transmission services represents approximately 10% of the total fax phone bill market and will continue to offer significant growth opportunities for independent, well-capitalized providers of these services.

OPERATIONS

         The Company believes it has developed a system designed to provide high quality fax distribution services with competitive customer support capabilities on a cost-effective basis. The Company's system is designed to minimize telecommunications expenses as the volume of fax communications processed increases. The Company's fax communications center can receive fax input from the Internet, a sender's personal computer, a mainframe, a minicomputer, a local area network (LAN), and a fax machine. Fax and fax telephone directory input is delivered to the Company's server and is processed for pricing and customer approval. Once the customer approves the order, the input is automatically prepared for delivery to the list of fax numbers supplied by the customer. Fax documents are then transmitted to the recipients via the Company's network.

         Fax transmission logs showing the results of the broadcast are available on hard copy or via fax or E-mail at the customer's request or are directly downloadable to the customer's computer.

         When the Company routes fax transmissions to recipients directly from Houston without accessing the network, the Company uses various long distance carriers. Major telecommunications carriers have competed and are expected to continue to compete to obtain the Company as a customer. See "--Competition." Deregulation in the telecommunications industry has enabled the Company to enter into agreements with several carriers to provide long distance service at cost-effective rates.

         The Company will be required to add additional telecommunications facilities and enhance its network infrastructure to meet the anticipated traffic needs and maintain excess capacity to accommodate expected increases in demand for its services.

         The Company has standardized its equipment specifications and limited the number of its suppliers to achieve cost efficiencies. Substantially all of the network computing equipment is available from large, well-established suppliers. The Company continually evaluates new developments in electronic document delivery technology in connection with the design and enhancement of its system and development of services to be offered to customers. The Company's equipment has been designed for modular expansion to respond to expected increases in demand for the Company's services.

         The Company has developed safeguards to minimize the impact of power outages and other operational problems. The Company has installed power backup systems at its computer center in Houston, Texas, and all network locations throughout the U.S. to provide an uninterrupted power supply in the event of a disruption in service provided by the local utility. The Company has not suffered any material interruption in its business. As the Company grows, it intends to add another primary computer center hub for back-up and expansion.

CYNET SERVICES

FAX BROADCAST

         The Company conducts its fax broadcasting operations through its HYPERCAST software product. Using the HYPERCAST software provided by the Company, customers transmit documents along with a list of recipient fax telephone numbers to the Company's Houston network operations center. The network center assigns a job number to the transmission, prepares a quotation of the customer's cost of the job and, after receiving the customer's approval, broadcasts the fax transmissions through the network to the recipient fax numbers furnished by the customers. Features of the HYPERCAST services include
(i) single and multiple page transmissions, (ii) merging capabilities of lists of names and addresses into form documents and (iii) high quality print resolution for any font size or appearance. In general, the Company charges customers on a "per pages sent" basis for the HYPERCAST service.

POINT TO POINT FAX

         The Company introduced its HYPERLINE and HYPERWEB service products to meet the needs of the customer that sends high volumes of documents to single recipients in scattered geographic locations. Significant long-distance charges can be generated in this situation. HYPERLINE is supplied to the customer as software that acts as a printer on a personal computer or as a connector placed in line between a normal fax machine and the telephone jack. A document created on the customer's computer is "printed" to the Houston network operations center with a fax number, but in contrast to HYPERCAST, the fax is immediately transmitted to the recipient without any further approval. The document can get to the Houston network operations center through a telephone connection or through an Internet connection to the Company's Internet site. Unlike HYPERCAST, a fax can be sent with HYPERLINE through a normal fax machine. The Company supplies the customer a connector that is placed between the telephone jack and the fax machine. The operator sends the fax as usual to the fax number of the intended recipient. However, the connector intercepts the call and routes it to the Company's Houston network operations center where it is sent through the Company's network to the recipient. The Company's network is highly secure with data residing in the Company's computers in compressed or encrypted form, inaccessible to unintended readers.

         HYPERWEB is designed to be used by people that use E-mail to communicate. Not everyone has the ability to receive E-mail, but they may have the use of a fax machine. In this instance, the person creates a normal E-mail message and addresses it "To:" [fax number]@cynetfax.com. The message is sent over the Internet to the Company's Internet site. It is then automatically converted to a fax document and transmitted to the number contained in the "To:" field. HYPERWEB also allows users that do not have an E-mail address to receive E-mail on their fax machine. With this service, the user is given an E-mail address such as john.doe@cynetfax.com. From that point on, any E-mail sent to the customers' E-mail address will be transmitted by the Company's network and converted into a fax document.

         Since inception, the Company has committed a substantial amount of its resources toward research, development and related activities. The Company expects to continue such activities as it continues to explore new developments in electronic document distribution technology and develop new products and services.

EQUIPMENT SAFEGUARDS AND SUPPLIERS

         The success of the Company is largely dependent upon the efficient and uninterrupted operation of its fax system infrastructure. Within 60 days from the date of this Prospectus, the Company will have a disaster recovery plan with a redundant network switching center. The Company's systems and operations are vulnerable to damage or interruption from fire, earthquake or other natural disaster and from power loss, telecommunications failure, break-ins and similar events. Furthermore, the hardware, software and network systems developed by the Company are relatively new, and therefore have not withstood the demands of the larger volume associated with the Company's revenue projections. See "Risk Factors-Company System Failure." Substantially all of the Company's computing equipment is readily available from large, well-known suppliers.

CUSTOMERS

         The Company sells its products and services primarily to small and medium sized businesses with document transmission needs. Customers using the HYPERLINE service can connect to the Company's network by plugging in a small device between their fax machine and the telephone jack; customers using the HYPERCAST service purchase the Company's specialized software, which is easily installed on the customers' personal computers. Customers can also install the Company's services at individual fax machines or desktop computer locations, across departments or throughout organizations. As of the date of this Prospectus, the Company had approximately 8,600 installed customers. The majority of the Company's services are performed pursuant to specific purchase orders from customers and other short term arrangements. While the Company pursues longer term contracts with customers, such contracts are typically of a duration of six to twelve months. No single customer accounted for more than 4% of the Company's revenues during 1997 or during the three months ended March 31, 1998.

SALES AND MARKETING

         Selling the Company's products and services requires a thorough understanding of the applications of the Company's services to a particular customer's business, a focus on the identified market opportunities and the ability to overcome potential customer's objections to using a third party service provider to fulfill its electronic document distribution service needs. The Company's sales personnel are trained to understand and use the terminology of participants in the targeted industry and to direct their sales efforts to the persons within the potential customer's organization who would directly benefit from the Company's electronic document distribution service.

         The Company employs a team of 20 sales and support personnel in the Houston office. The Company sells its products and services through multiple sales channels, including telephone sales programs, a direct field sales force, an agent and dealer distribution network, direct mail and other promotional activities at trade shows and on the Company's web site on the Internet. In addition, the Company obtains customer prospects through referrals from existing customers.

         In April 1998 the Company began utilizing sales agents, who are not employees of the Company, to act as representatives of the Company in its sales and marketing efforts. The Company currently utilizes 15 sales agents, and expects to utilize more sales agents in the future.

         The Company does not currently use strategic alliances with other companies as a means of selling its services, but expects to use strategic acquisitions and alliances as a means of continued growth and expansion.

COMPETITION

         The market for facsimile transmission services is competitive and the Company expects that competition will increase in the future. The Company believes its ability to compete successfully will depend upon a number of factors, including market presence, the capacity, reliability and security of its network infrastructure, the pricing policies of its competitors and suppliers, the timing of introductions of new services and service enhancements by the Company and its competitors, and industry and general economic trends.

         The Company believes its current and potential competitors generally fall into the following groups: (i) telecommunications companies such as AT&T, MCI, Sprint, LDDS Worldcom and the regional Bell operating companies, (ii) telecommunications resellers, such as Frontier Corporation, Biztel Corporation and Eastern Telecom, (iii) Internet service providers, such as Uunet Technologies and NETCOM On-Line Communications Services, Inc. and (iv) direct fax delivery competitors, including Xpedite Systems, Inc. and FaxSav, Inc. Many of the Company's competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources that those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures and devote greater resources to the marketing and sale of their products and services than the Company can. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of the Company's current and prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition to direct competitors, many of the Company's larger potential customers may seek to internally fulfill their fax transmission needs through the deployment of their own computerized fax communications systems or network infrastructures for intra-company faxing.

         The Company believes its software, product development and sale approach distinguishes it from its competitors. The Company's proprietary software allows its customers to direct all of their fax transmissions from a desktop computer. Management believes that its internal software development team permits the Company to develop and introduce new products and react to changes in customer requirements more quickly than many of its competitors. The Company's sales personnel are trained to utilize solution selling techniques aimed at specific customer needs.

         Increased competition may result in price reductions, reduced gross margins or erosion of the Company's market share, any of which would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on the Company's business, financial condition and results of operations.

GOVERNMENT REGULATIONS

         The telecommunications industry is subject to regulation by the FCC, by various state public service and public utility commissions and by various international regulatory authorities. The FCC has the power to impose regulatory requirements on the Company and currently classifies the Company as a "nondominant carrier." Generally, the FCC has chosen not to closely regulate the charges or practices of nondominant carriers. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change its regulatory classification. As a result, there can be no assurance that the FCC will not change the Company's regulatory classification or otherwise subject the Company to more burdensome regulatory requirements that would have a material adverse effect on the Company's business, financial condition or results of operations.

         In connection with its anticipated international operations, the Company may be required to satisfy a variety of foreign regulatory requirements. The Company intends to explore and seek to comply with these requirements on a country-by-country basis. There can be no assurance that the Company will be able to satisfy the regulatory requirements in foreign countries and the failure to satisfy such requirements may prevent the Company from operating in such countries. The failure to comply with foreign regulatory requirements could have a material adverse effect on the Company's business, financial conditions and results of operations.

EMPLOYEES

         The Company currently employs 81 persons, substantially all of whom are full-time employees, and none of whom are now covered by a collective bargaining arrangement. All of the Company's employees are located at the Company's headquarters in Houston, Texas. The Company considers its relationships with its employees to be satisfactory.

INTELLECTUAL PROPERTY

         The Company currently holds no United States or foreign patents. The Company has registered the trademark names HYPERCAST and HYPERLINE in the United States. The Company regards certain of its computer software as proprietary and seeks to protect such software with common law copyrights, trade secret laws, non-disclosure agreements and other safeguards. There can be no assurance, however, that the steps taken by the Company to protect its proprietary rights will be adequate or that others will not independently develop technologies similar or superior to the Company, or obtain access to the Company's know-how or software codes, concepts, ideas or documentation. Further, there can be no assurance that the Company's non-disclosure agreements with its employees will adequately protect the Company's trade secrets.

PROPERTIES

         The Company does not own any real property. The Company's headquarters facility, which includes its administrative, sales, marketing, management information systems and development offices and its operations center, is located in approximately 15,500 square feet of leased space in Houston, Texas. The lease on the Houston facility expires in March 2000. The Company leases an aggregate of approximately 2,500 square feet in 16 cities across the United States where the nodes are located. Facilities for the Company's nodes are leased under short-term agreements of two years or less. The Company believes its existing facilities are adequate to meet current requirements and that suitable additional space in close proximity to its headquarters will be available as needed to accommodate growth of its operations.

INSURANCE

         The Company maintains insurance covering risks incurred in the ordinary course of business, including general liability, special and business property coverage (including coverage of electronic data processing equipment and media), and business interruption insurance. The Company is the beneficiary of key-man term life insurance covering certain of its executive officers. The Company believes its insurance coverage is adequate.

LEGAL PROCEEDINGS

         The Company is not a party to any legal proceedings which the Company believes could have a material adverse effect on the Company. From time to time the Company becomes involved in complaints related to the distribution of unsolicited faxes for a customer of the Company. The distribution of unsolicited faxes is subject to restriction under federal law and some state laws. The Company has developed procedures designed to minimize its exposure to claims of this type. The Company may have rescission liability in connection with the sales of the Subject Securities. See "Rescission Offer."

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The following table sets forth the directors and officers of the Company and their respective ages and positions (ages as of July 15, 1998):


      NAME               AGE                     POSITION
   ---------           ------                  -------------
Vincent W. Beale, Sr.    50     Chairman of the Board, Chief Executive Officer,
                                President and Director
Bernard B. Beale         41     Executive Vice President
David R. Hearon, Jr.     61     Vice President of Operations
Thomas J. Affeldt        42     Vice President of Sales and Marketing
Samuel C. Beale          42     Vice President, General Counsel and Secretary
Ray C. Davis             41     Director
Wayne Schroeder          55     Director

         VINCENT W. BEALE, SR. was elected Chairman of the Board of Directors, Chief Executive Officer and President of the Company on January 28, 1998. Mr. Beale acted as a consultant to the Company from June 1997 until January 1998. Mr. Beale is the President and majority owner of CyNet Holdings, LLC, a limited liability company which is the largest shareholder of the Company. Mr. Beale is also the President and Managing Director of BNB Capital, Inc., an investment banking firm. Prior to joining the Company, Mr. Beale was employed for more than fifteen years with various firms including Merrill Lynch, Pierce, Fenner & Smith, Inc., Kidder Peabody & Co., Inc., PaineWebber, Inc. and Shearson Lehman Hutton, Inc.

         BERNARD B. BEALE joined the Company in January 1998 as a special consultant to the Chairman to assist in the reorganization of the Company's business operations. In July 1998 Mr. Beale was named Executive Vice President of the Company. For more than ten years prior to joining the Company, Mr. Beale was employed by The Equitable Company, a financial services firm, and certain other investment banking firms. Mr. Beale holds a Master of Science degree in Business Management from Aurora University and a Bachelor of Arts degree in History from Oakwood College.

         DAVID R. HEARON, JR. was employed by the Company in March 1998 as Vice President of Operations. From July 1996 until joining the Company, Mr. Hearon was President of Hearon & Associates, and independent consulting firm providing consulting services in the areas of information technology, manufacturing, customer support, re-engineering and human resource development. From 1959 to May 1996, Mr. Hearon was employed by Lucent Technologies and its predecessors, AT&T and Western Electric, in management positions related to telecommunications and information technology, including engineering, manufacturing voice and data networks, and call centers. Mr. Hearon holds a Bachelor's degree in Mechanical Engineering from the City College of New York and has participated in post-graduate business and engineering programs at the University of Chicago and City College of New York.

         THOMAS J. AFFELDT joined the Company in March 1998 as Vice President of Sales and Marketing. From August 1995 to February 1998, Mr. Affeldt was employed as Regional Director of Sales for Comsul Ltd., a technology consulting firm. For more than ten years prior to August 1995, Mr. Affeldt was employed by IBM Corporation and Siemens Rohm Communications, Inc. in various positions related to the sales and installation of telecommunications hardware and software. Before entering the telecommunications industry, Mr. Affeldt was employed by the McKinsey & Company in the areas of accounting and management consulting. Mr. Affeldt holds a Bachelor of Business Administration degree from the University of South Florida.

         SAMUEL C. BEALE became Vice President, General Counsel and Secretary of the Company in May 1998. For more than seven years prior to May 1998, Mr. Beale was an attorney engaged in private law practice. Prior to entering the practice of law in November 1990, Mr. Beale spent more than ten years in the computer industry with companies such as IBM Corporation, Sperry Univac, Martin Marietta and IOCs, in positions ranging from systems engineer to data processing manager. Mr. Beale holds a Juris Doctor degree from the Ohio State University College of Law and a Bachelor of Arts degree from Harvard University.

         RAY C. DAVIS is the Company's founder and served as President and Chief Executive Officer from its inception in April 1995 through January 1998. He has been a member of the Board of Directors since May 1995 and currently provides technical services to the Company pursuant to his employment agreement with the Company. Mr. Davis was President of ValuFax, Inc. from April 1994 to March 1995. From February 1991 to April 1994, Mr. Davis was President of Ondisk, Inc. Mr. Davis has authored twenty-one computer and telecommunications books, published four trade newspapers, and published four CD-ROM based information and marketing databases.

         WAYNE SCHROEDER joined the Company in October 1997 as Chief Financial Officer and Secretary and was elected to the Board of Directors in February 1998. In April 1998 Mr. Schroeder resigned as an officer of the Company to become the Controller of Capstar Broadcasting Corporation. Mr. Schroeder was Vice President - Finance, Secretary and Director of Boundless Corporation from November 1996 to October 1997. Mr. Schroeder was self-employed as a financial and accounting consultant from June 1994 to October 1996. From July 1987 to May 1994, Mr. Schroeder served as Chief Operating Officer, Chief Financial Officer and a director of Arrhythmia Research Technology, Inc. Mr. Schroeder graduated from the University of Texas at Austin with a degree in finance and accounting.

         Vincent W. Beale, Sr., Bernard B. Beale and Samuel C. Beale are siblings. There are no other family relationships among any of the Company's directors and executive officers.

DIRECTOR COMPENSATION

         Directors who are employees or consultants of the Company will not receive any compensation for serving as directors. All directors will be reimbursed for ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee thereof or otherwise incurred in their capacity as directors.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to all forms of compensation paid by the Company to the named individuals for the years ended December 31, 1997, 1996 and 1995.

                                                                                    LONG-TERM
    NAME AND PRINCIPAL                                             OTHER ANNUAL    COMPENSATION      ALL OTHER
         POSITION           FISCAL YEAR      SALARY      BONUS     COMPENSATION       OPTIONS       COMPENSATION
         --------           -----------      ------      -----     ------------      ---------      ------------
 Ray C. Davis, President        1997        $198,430    $50,000     $7,500(1)            -           $250,000(2)
   and Chief Executive          1996        $116,923       -            -                -           $195,081(3)
         Officer                1995           -           -            -                -           $ 81,919(3)

   Vickroy Stone, Chief         1997           -           -           -(4)              -                -
    Financial Officer           1996           -           -       $617,401(5)           -                -
      (9/95 to 2/97)            1995           -           -            -                -                -

      John Kim, Vice            1997        $262,302    $6,000          -                -                -
     President, Sales           1996        $34,854     $31,450         -                -                -
    (4/96 to present)

     Keith Shaffner,            1997         $9,231        -            -                -          $1,976,663(6)
      Vice President
     (6/97 to 11/97)

------------------
(1) Represents the value of providing Mr. Davis the use of an automobile owned by the Company.
(2) Represents consideration paid to Mr. Davis in exchange for his assignment to the Company of all of his "intellectual property." See "Certain Transactions."
(3) Represents advances made by the Company to Mr. Davis that were repaid by Mr. Davis incident to the purchase of 277,000 shares of Class A
      Common Stock from the Davis Family Partnership, Ltd. for $277,000. See "Certain Transactions."
(4) Excludes (i) the repurchase by the Company of 450,000 shares of Class A Common Stock from Mr. Stone for $450,000 (described in footnote 5 below) and (ii) the issuance of warrants to purchase 450,000 shares of Class A Common Stock which were deemed to have no value on the date of issuance. See "Certain Transactions."
(5) Represents $117,401 paid and 500,000 shares of Class A Common Stock, valued at $500,000, issued to Mr. Stone for financial advisory services rendered. See "Certain Transactions."
(6) Represents $1,005,136 paid to Mr. Shaffner individually and $971,527 paid to his affiliate, CyFax, Inc. See "Certain Transactions."

         No other director or executive officer received salary and bonus which exceeded $100,000 during any of the three fiscal years ended December 31, 1997. See "Employment Agreements" below for information regarding the current compensation of certain of the Company's directors and officers.

EMPLOYMENT AGREEMENTS

         On June 17, 1997, the Company entered into a Consulting Agreement with Vincent W. Beale, Sr., pursuant to which Mr. Beale agreed to assist the Company with respect to an initial public offering and certain proposed mergers and acquisitions. Mr. Beale was paid an aggregate of $189,000 in consulting fees under the terms of the Consulting Agreement.

         Effective February 1, 1998, the Company terminated his Consulting Agreement and entered into an employment agreement with Vincent W. Beale, Sr. pursuant to which Mr. Beale serves as the Chairman of the Board and Chief Executive Officer of the Company. The agreement has an initial term of five years and can continue for additional one-year periods upon the agreement of Mr. Beale and the Company, and requires Mr. Beale to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Beale is entitled to (i) receive an annual salary, commencing February 1, 1998, of $180,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A Common Stock at a price of $0.39 per share which vests ratably over a four-year period and (v) participate in the Company's other employee benefit plans. Mr. Beale's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Beale's right to compete with the Company during the term of the employment agreement and for two years after the termination of his employment.

         Effective March 1, 1998, the Company entered into an employment agreement with David R. Hearon, Jr. pursuant to which Mr. Hearon serves as the Vice President of Operations of the Company. The agreement has an initial term of four years and can continue for additional one-year periods upon the agreement of Mr. Hearon and the Company, and requires Mr. Hearon to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Hearon is entitled to (i) receive an annual salary, commencing March 1, 1998, of $150,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Incentive Stock Option Plan to purchase 75,000 shares of Class A Common Stock at a price of $0.39 per share which vests ratably over a four-year period and (v) participate in the Company's other employee benefit plans. Mr. Hearon's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Hearon's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.

         Effective March 3, 1997, the Company entered into a three-year executive employment agreement with Ray C. Davis, the founder of the Company. The agreement was automatically renewable at the end of its initial term for consecutive one-year terms and provided for an annual base salary of $220,000, and incentives (annual and long-term), retirement benefits, welfare benefits, and fringe benefits which were available to other executive employees of the Company. Mr. Davis received a $50,000 signing bonus from the Company upon execution of his agreement. The agreement also contained provisions for the acceleration of certain compensation due to Mr. Davis in the event of a "change of control" of the Company, as defined in the agreement.

         Effective April 13, 1998, the employment agreement between the Company and Ray C. Davis was terminated and Mr. Davis entered into a new employment agreement with the Company. The agreement has an initial term of five years and can continue for additional one-year periods upon the agreement of Mr. Davis and the Company, and provides for Mr. Davis to (i) receive an annual salary, commencing April 13, 1998, of $150,000 (subject to annual review by the Board of Directors), (ii) receive a warrant to purchase an aggregate of 2,000,000 shares of Class A Common Stock at a price of $1.00 per share and (iii) participate in certain of the Company's other employee benefit plans. The employment agreement provides that Mr. Davis will devote approximately one-half of his business time and attention to the business of the Company. All inventions and technological improvements to the Company's software developed by Mr. Davis during the term of the employment agreement will be the property of the Company and the Company will not be required to compensate Mr. Davis for any such inventions or improvements. Mr. Davis' employment agreement is terminable by the Company at any time for "cause," as specified in the employment agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Davis's right to compete with the Company during the term of the employment agreement and for three years after his termination of employment.

         Effective July 22, 1998, the Company entered into an employment agreement with Bernard B. Beale pursuant to which Mr. Beale serves as the Executive Vice President of the Company. The agreement has an initial term of four years and can continue for additional one-year periods upon the agreement of Mr. Beale and the Company, and requires Mr. Beale to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Beale is entitled to (i) receive an annual salary, commencing July 22, 1998, of $150,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Incentive Stock Option Plan to purchase 150,000 shares of Class A Common Stock at a price of $0.39 per share which vests ratably over a four-year period and (v) participate in the Company's other employee benefit plans. Mr. Beale's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Beale's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.

         Effective July 22, 1998, the Company entered into an employment agreement with Samuel C. Beale pursuant to which Mr. Beale serves as the Vice President, General Counsel and Secretary of the Company. The agreement has an initial term of three years and can continue for additional one-year periods upon the agreement of Mr. Beale and the Company, and requires Mr. Beale to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Beale is entitled to (i) receive an annual salary, commencing July 22, 1998, of $108,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives,
(iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A Common Stock at a price of $0.39 per share which vests ratably over a four-year period and (v) participate in the Company's other employee benefit plans. Mr. Beale's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Beale's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.

INCENTIVE STOCK OPTION PLAN

         On October 20, 1997, the Board of Directors and a majority of the holders of the Class A Common Stock adopted the Company's 1997 Incentive Stock Option Plan (the "1997 Plan"). A total of 2,000,000 shares of Class A Common Stock has been reserved for issuance under the 1997 Plan. The shares available under the 1997 Plan will be used primarily to grant "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) in the future to certain employees of the Company and its subsidiaries.

         The purpose of the 1997 Plan is to promote the financial success of the Company and increase shareholder value by (i) strengthening the Company's ability to develop and maintain management, (ii) motivating performance by the Company's management, (iii) encourage management and employees of the Company to maintain an equity ownership in the Company, (iv) attract and retain senior executives by providing incentive compensation opportunities comparable to those provided by other companies and (v) enable key employees to participate in the long-term growth of the Company.

         The 1997 Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (the "Plan Administrator"). The Plan Administrator determines, subject to the provisions of the 1997 Plan, the employees to whom options are granted and the number of options to be granted. The Plan Administrator may grant "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986.

         The Plan Administrator may set the price and the time at which options granted under the 1997 Plan may be exercised. The right to exercise options granted under the 1997 Plan may be conditioned upon the employee remaining employed by the Company for a period fixed by the Plan Administrator. Incentive stock options granted under the 1997 Plan must have an exercise price equal to at least the fair market value of the Class A Common Stock on the date the option is granted. Each option granted under the 1997 Plan may have a term of up to ten years, except that incentive stock options granted to a shareholder who, at the time of grant, owns more than 10% of the voting stock of the Company, may have a term of up to five years. The exercise price of incentive stock options granted to shareholders possessing more than 10% of the combined voting power of all classes of stock of the Company may be not less than 110% of the fair market value on the date of grant. Shares subject to options under the 1997 Plan may be purchased for cash or by surrendering shares of outstanding Common Stock.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

         Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages under certain conditions and circumstances. The Articles of Incorporation of the Company limit the liability of directors of the Company (in their capacity as directors, but not in their capacity as officers) to the Company or its shareholders to the fullest extent permitted by Texas law. Specifically, no director of the Company will be personally liable to the Company or its shareholders for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute or (iv) any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

         The inclusion of this provision in the Company's Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its shareholders. However, such limitation on liabilities does not affect the standard of conduct with which directors must comply, the availability of equitable relief or any causes of action based on federal law.

         The Company's Articles of Incorporation provide for the indemnification of its current and former officers and directors to the fullest extent permitted by applicable law.

CERTAIN TRANSACTIONS

         RAY C. DAVIS. In May and August of 1995, the Company issued an aggregate of 10,000,000 shares of Class A Common Stock (after giving effect to a nine for one share dividend) to the Davis Family Partnership, Ltd., the Charles
C. Davis Trust, the Nicholas M. Davis Trust and the Rachel I. Davis Trust (collectively, the "Davis Interests") for services rendered by Ray C. Davis in connection with the organization of the Company. The Company valued such services at $1,000.

         In August 1996, the Company purchased 277,000 shares of Class A Common Stock from the Davis Family Partnership, Ltd. for $277,000. The purchase price of $1.00 per share of Class A Common Stock was deemed by Mr. Davis, the then sole director of the Company, to be equal to the fair market value of the shares purchased based upon sales of shares of Class A Common Stock by the Company to private investors, at or near the time of the purchase of shares from the Davis Family Partnership, Ltd. A majority of the proceeds from the sale of shares of Class A Common Stock to the Company was used by Mr. Davis to repay certain loans and advances made to him by the Company during prior periods.

         Effective March 3, 1997, Mr. Davis assigned to the Company all right, title and interest to all "intellectual property" which Mr. Davis owned. In exchange for such assignment, the Company paid Mr. Davis $250,000. The Assignment of Intellectual Property executed by Mr. Davis in favor of the Company defines "intellectual property" to include (i) all patents, patent applications, patent disclosures and related documents, (ii) all trademarks, service marks, trade dress logos and trade names, (iii) all copyrights and registrations and applications for registration thereof, (iv) all mask works and registrations and applications for registrations, (v) all computer software, data and documentation, (vi) all trade secrets and confidential business information, know how, and related business information, (vii) all proprietary rights relating to any of the foregoing items and (viii) all copies and tangible embodiments of any of the foregoing.

         JEAN-DAVID BENICHOU. In July 1996, the Company issued an aggregate of 1,050,000 of Class A Common Stock to the principals of International Fax Corporation ("IFC") and IMedia, S.A. of France ("IMedia") in connection with (i) an agreement granting the Company a right of first refusal to acquire all of the outstanding capital stock of IMedia, (ii) the right to utilize IMedia's European network of fax broadcasting equipment and (iii) the agreement of IMedia to use the Company's network for fax broadcast traffic to the United States. The shares of Class A Common Stock were valued by the Company at $1.00 per share. In connection with this transaction, Ray C. Davis caused the Davis Interests to sell Jean-David Benichou, a principal of IFC and IMedia, 250,000 shares of Class A Common Stock at a price of $1.00 per share. Subsequent to this series of transactions, the Company wrote off the value of its investment.

         VICKROY STONE. Between May 1996 and July 1996, the Company paid $117,401 and issued 500,000 shares of Class A Common Stock (valued at $1.00 per share) to Vickroy Stone in exchange for services rendered. In February 1997, the Company repurchased 450,000 of such shares of Class A Common Stock from Mr. Stone at a purchase price of $1.00 per share. In February 1997, Mr. Stone sold the remaining 50,000 shares of Class A Common Stock to a partnership affiliated with Ray C. Davis for $1.00 per share. In May 1997, the Company issued a five-year warrant to Vickroy Stone entitling Mr. Stone to purchase an aggregate of 450,000 shares of Class A Common Stock at an exercise price of $2.00 per share.

         KEITH SHAFFNER. In November 1996, the Company issued warrants to purchase an aggregate of 738,000 shares of Class A Common Stock at an exercise price of $1.00 per share to various persons for assistance in the organization and formation of the LLCs. Among the persons receiving such warrants was Keith Shaffner, formerly a Vice President of the Company. Mr. Shaffner received a warrant to purchase 145,500 shares of Class A Common Stock in this transaction, the value of which was $37,830. Also in 1996, the Company paid Mr. Shaffner an aggregate of $111,315 for services rendered. On November 14, 1997, the Company entered into a Settlement Agreement and Mutual Release with Mr. Shaffner for services rendered by him during 1996 and 1997. In exchange for a complete release of all claims by Mr. Shaffner and his affiliate, CyFax, Inc. ("CyFax"), against the Company, the Company issued to Mr. Shaffner: (i) a warrant to purchase 1,150,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before August 30, 1999, valued at $184,000, (ii) a warrant to purchase 1,050,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before February 28, 2000, valued at $178,500, (iii) 500,000 shares of Class A Common Stock, valued at $500,000, and (iv) $51,000 in cash. In addition, the Company issued 200,000 shares of Class A Common Stock, valued at $78,000, to CyFax for the termination of an exclusive agent management agreement with the Company. The Company also paid Mr. Shaffner, individually, $91,636, and CyFax an aggregate of $893,527 for services rendered in 1997.

         CYNET HOLDINGS, LLC. From February 1998 through July 1998, Holdings purchased an aggregate of 9,473,000 shares of Class A Common Stock from the Davis Interests for an aggregate amount of $1,250,000. The funds utilized by Holdings to purchase such shares were generated from equity capital. Vincent W. Beale, Sr. is the President and majority owner of Holdings. In July 1998, the Company entered into a Subscription Agreement with Holdings (the "Holdings Subscription Agreement") pursuant to which Holdings is committed to purchase up to 10,000,000 shares of Class A Common Stock of the Company for $1.00 per share prior to December 31, 1998. As of the date of this Prospectus, Holdings has purchased an aggregate of 926,000 shares of Class A Common Stock pursuant to the Holdings Subscription Agreement. In consideration for providing the Holdings Commitment, the Company (i) issued a five-year warrant entitling Holdings to purchase an aggregate of 4,800,000 shares of Class A Common Stock at a price of $1.00 per share and (ii) entered into a registration rights agreement granting Holdings certain demand and piggy-back registration rights covering the Company's securities held by Holdings.

COMPANY POLICY

         Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will be approved in advance by a majority of the disinterested members of the Board of Directors.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date of this Prospectus, the number of outstanding shares of Class A Common Stock (the Company's only class of voting securities) owned by (i) each person known by the Company to beneficially own more than 5% of its outstanding Class A Common Stock, (ii) each director, (iii) each named executive officer and (iv) all officers and directors as a group.

                                                 Shares of Class A Common
           Name of Beneficial Owner              Stock Beneficially Owned          Percent of Class(1)
-----------------------------------------     -------------------------------  ---------------------------
CyNet Holdings, LLC......................              15,199,000(2)                      53.5%
Vincent W. Beale, Sr.....................              15,199,000(3)                      53.5%
Ray C. Davis.............................              2,000,000(4)                        7.0%
All directors and executive officers
    as a group (7 people)................              17,199,000(5)                      60.5%

--------------------------
(1) Percentages shown are based upon (i) 20,385,071 shares of Class A Common Stock presently outstanding and (ii) warrants to purchase 8,049,000 shares of Class A Common Stock.
(2) Includes (i) 9,473,000 shares purchased from the Davis Interests, (ii) 926,000 shares purchased pursuant to the Holdings Subscription Agreement and (iii) 4,800,000 shares which may be purchased at any time prior to April 13, 2003, at a purchase price of $1.00 per share, upon exercise of a warrant issued pursuant to the Holdings Subscription Agreement. See "Certain Transactions".
(3) Represents 15,199,000 shares of Class A Common Stock beneficially owned of record by CyNet Holdings, LLC, of which Mr. Beale is the President and majority owner.
(4) Represents 2,000,000 shares of Class A Common Stock which may be purchased at any time prior to April 13, 2003, at a purchase price of $1.00 per share, upon exercise of a warrant issued pursuant to his employment agreement with the Company. See "Employment Agreements".
(5) Includes an aggregate of 6,800,000 shares of Class A Common Stock that such persons have the right to acquire within 60 days pursuant to warrants held by such persons.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The following summary description of certain terms of the capital stock of the Company is qualified in its entirety by reference to the Company's Articles of Incorporation, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

         The Company has authorized 60,000,000 shares of Common Stock, no par value, of which 40,000,000 shares have been designated as Class A Common Stock and 20,000,000 shares have been designated as Class B Common Stock. As of the date of this Prospectus, 20,385,071 shares of Class A Common Stock and 3,097,761 shares of Class B Common Stock are outstanding. In addition, warrants to purchase 8,049,000 shares of Class A Common Stock and warrants to purchase 2,548,954 shares of Class B Common Stock are currently outstanding. Except as required by applicable law, including the Texas Business Corporation Act ("TBCA"), the holders of Class B Common Stock have no voting rights. The holders of Class B Common Stock are entitled under the TBCA to vote in connection with the voluntary dissolution of the Company.

The holders of both Class A and Class B Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation or dissolution of the Company, the holders of both Class A and Class B Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Holders of Class A and Class B Common Stock have no preemptive rights to acquire new securities issued by the Company and have no rights to convert their Common Stock into any other securities of the Company.

PREFERRED STOCK

         The Company is authorized to issue 10,000,000 shares of Preferred Stock, no par value ("Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

         The Company has an aggregate of 210,849 shares of Preferred Stock outstanding as of the date of this Prospectus. The Company has no present plans for the issuance of additional shares of Preferred Stock.

SERIES A PREFERRED STOCK

         The Board of Directors has authorized the issuance of 3,600,000 shares of Series A Preferred Stock. As of the date of this Prospectus, 103,500 shares of Series A Preferred Stock are outstanding.

         RANKING. The Series A Preferred Stock ranks senior to the Company's Class A and Class B Common Stock and Series B Preferred Stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series A Preferred Stock is outstanding, the Company cannot create, authorize or issue any class of securities that is senior to or on parity with the Series A Preferred Stock without the approval of holders of at least 66 2/3% of the Series A Preferred Stock.

         VOTING RIGHTS. Except as required by applicable law, holders of Series A Preferred Stock are not entitled to vote.

         DIVIDEND RIGHTS. The holders of Series A Preferred Stock are entitled to receive out of funds of the Company legally available therefor, dividends at an annual rate of $0.24 per share. Such dividends are payable semi-annually in arrears in equal installments of $0.12 on June 15 and December 15. Dividends accrue and cumulate from the date of first issuance and are paid to holders of record as of the record date of the last day of May and November in each year. Accumulated dividends do not bear interest. So long as any shares of the Series A Preferred Stock is outstanding, the Company may not declare or pay any dividend on the Class A or Class B Common Stock until all accumulated, unpaid dividends on the Series A Preferred Stock have been paid in full.

         CONVERSION AND MANDATORY CONVERSION. Shares of Series A Preferred are convertible by the holder at any time before September 1, 1998 at a conversion rate of 1.1 shares of Class A Common Stock for each share of Series A Preferred Stock, and thereafter at a conversion rate of one for one. Any accrued and unpaid dividends are payable to holders of the Series A Preferred Stock at the time of conversion. At any time on or after January 1, 1999, the Company may cause the conversion of the Series A Preferred Stock, in whole or in part, at the rate of one share of Class A Common Stock for each share of Series A Preferred Stock.

         LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Preferred Stock are entitled to receive, out of the remaining net assets of the Company available for distribution to shareholders before any distribution or payment made to holders of Class A or Class B Common Stock or other junior capital stock, the Series A Preferred Stock stated value of $2.00 per share, plus any accrued and unpaid dividends. Upon payment of the full amount of such stated value plus any unpaid dividends, the holders of Series A Preferred Stock are not entitled to any further participation in any distribution of assets of the Company.

SERIES B PREFERRED STOCK

         The Board of Directors has authorized the issuance of 2,000,000 shares of Series B Preferred Stock. As of the date of this Prospectus, 107,349 shares of Series B Preferred Stock are outstanding.

         RANKING. The Series B Preferred Stock ranks junior to the Series A Preferred Stock and senior to the Company's Class A and Class B Common Stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series B Preferred Stock is outstanding, the Company cannot create, authorize or issue any class of securities that is senior to or on parity with the Series B Preferred Stock without the approval of holders of at least 66 2/3% of the Series B Preferred Stock.

         VOTING RIGHTS. Except as required by applicable law, holders of Series B Preferred Stock are not entitled to vote.

         DIVIDEND RIGHTS. The holders of Series B Preferred Stock are entitled to receive, out of funds of the Company legally available therefor, dividends at an annual rate of $0.30 per share. Such dividends are payable semi-annually in arrears in equal installments of $0.15 on June 15 and December 15. Dividends accrue and cumulate from the date of first issuance and are paid to holders of record as of the record date of the last day of May and November in each year. Accumulated, unpaid dividends do not bear interest. So long as any shares of the Series A or B Preferred Stock is outstanding, the Company may not declare or pay any dividend on the Class A or Class B Common Stock or other capital stock until all accumulated, unpaid dividends on the Series A and Series B Preferred Stock have been paid in full.

         CONVERSION AND MANDATORY CONVERSION. Shares of Series B Preferred Stock are convertible by the holder at any time before September 1, 1998 at a conversion rate of 1.1 shares of Class B Common Stock for each share of Series B Preferred Stock, and thereafter at a conversion rate of one for one. Any accrued and unpaid dividends are payable to holders of the Series B Preferred Stock at the time of conversion. At any time on and after January 1, 1999, the Company may cause the conversion of the Series B Preferred Stock, in whole or in part, at the rate of one share of Class B Common Stock for each share of Series B Preferred Stock.

         LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts, other liabilities of the Company, and Series A Preferred shareholders, the holders of the Series B Preferred Stock are entitled to receive, out of the remaining net assets of the Company available for distribution to shareholders, before any distribution or payment made to holders of Class A or Class B Common Stock or other junior capital stock, the Series B Preferred Stock stated value of $3.00 per share plus any accrued and unpaid dividends. Upon payment of the full amount of such stated value plus any unpaid dividends, the holders of Series B Preferred Stock are not entitled to any further participation in any distribution of assets by the Company.

WARRANTS

         The Company has issued warrants to purchase an aggregate of 8,049,000 Shares of Class A Common Stock at exercise prices ranging from $1.00 to $2.00 per share expiring no later than July 2003, and warrants to purchase an aggregate of 2,548,954 shares of Class B Common Stock at exercise prices ranging from $1.00 to $2.00 per share, expiring no later than May 2003.

TRANSFER AGENT

         The Transfer Agent and Registrar for the Class A and Class B Common
Stock is                 .

                  PLAN OF DISTRIBUTION AND SELLING SHAREHOLDER

         This Prospectus also relates to the resale of up to 2,200,000 shares of Class B Common Stock by Keith Shaffner (the "Selling Shareholder") upon exercise of outstanding warrants to purchase up to 2,200,000 shares of Class B Common Stock. From June 1997 to August 1997, Mr. Shaffner served as a Vice President of the Company. The Company granted Mr. Shaffner one demand registration right covering the shares of Class B Common Stock underlying these warrants. In satisfaction of such demand registration right, the Company will include the shares to be issued to Mr. Shaffner upon exercise of the warrants, subject to customary limitations in the Registration Statement of which this Prospectus is a part. The Company will bear the costs incidental to the registration of these shares, except that Mr. Shaffner will bear his proportional share of underwriting discounts and commissions and the costs of any separate counsel retained. Prior to the resale of such shares, Mr. Shaffner beneficially owns (i) 742,096 shares of Class A Common Stock, (ii) 145,500 shares of Class A Common Stock purchasable at $1.00 per share pursuant to a warrant and (iii) 2,200,000 shares of Class B Common Stock purchasable at $1.00 per share pursuant to warrants which, assuming the exercise thereof, represents 41.5% of the currently outstanding shares of Class B Common Stock.

         The Company will not receive any proceeds from the resale of Class B Common Stock by the Selling Shareholder; however, the Company will receive the exercise price of $1.00 per share for each share of Class B Common Stock purchased by the Selling Shareholder upon exercise of his warrants.

         The 2,200,000 shares offered by the Selling Shareholder, may be sold by one or more of the following methods, without limitation: (i) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (ii) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. The Selling Shareholder or any broker or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of such shares being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Class B Common Stock, with the result that they may be subject to certain statutory liabilities if the registration statement to which this Prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any Selling Shareholder regarding such liabilities.

         Mr. Shaffner has entered into certain agreements with the Company pursuant to which he has agreed not to sell any shares of Class B Common Stock until February 1, 1999.

                        SHARES ELIGIBLE FOR FUTURE SALES

         The Subject Securities will be freely tradeable to the extent the Subject Offerees reject the Rescission Offer. The Company's securities not subject to the Rescission Offer were issued by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act. Any of the Company's securities issued upon the exercise of options or warrants not subject to the Rescission Offer will constitute "restricted securities." Restricted securities may be resold publicly only following their effective registration under the Securities Act or pursuant to an exemption from the registration requirements of that act, such as Rule 144 thereunder.

         In general, under Rule 144 as currently in effect, a person, including an affiliate of the Company, who has beneficially owned restricted securities for a period of at least one year from the date such restricted securities were acquired from the Company or an affiliate, is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of (i) 1% of the then-outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company.

         Under Rule 144(k), if a period of at least two years has elapsed from the date restricted securities were acquired from the Company or an affiliate, a holder of such restricted securities who is not an affiliate of the Company at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately after the date of this Prospectus without regard to the volume and manner of sale limitations described above.

         There has been no public trading market for the Company's Class A and Class B Common Stock and there can be no assurance that one will develop. Upon the completion of the Rescission Offer, the Company intends to take the necessary actions to allow its Class A and Class B Common Stock to be traded by means of the OTC Bulletin Board(R) service (the "OTC"). Management will attempt to develop a public market for its Class A and Class B Common Stock by soliciting brokers to become market makers of the shares in such a manner that will permit trading of its Class A and Class B Common Stock using the OTC. However, to date the Company has not completed agreements with any such securities brokers to become market makers and there can be no assurance that the Company will be able to solicit brokers to become market makers. As a result, the Company's Class A and Class B Common Stock should be considered highly illiquid and there can be no assurance that a market for the Company Class A and Class B Common Stock will ever develop, or if developed, be sustained. If any market is developed it should be assumed that such market will be highly illiquid, sporadic and volatile. The sale of substantial amounts of Class A or Class B Common Stock in the open market, or the availability of shares for sale, may adversely affect the market price of the Class A or Class B Common Stock and the ability of the Company to raise funds through equity offerings in the future. See "Risk Factors--Lack of Public Market."

         The Company expects it will enter into registration rights agreement with a group of stand-by underwriters, who, collectively, will acquire Subject Securities from Offerees electing to accept the Rescission Offer and additional shares of Class A Common Stock in connection with providing the Rescission Financing. See "Rescission Offer." Pursuant to those agreements, such stand-by underwriters would be entitled to request the Company to file a registration statement covering the resale of the Company's securities held by them.

         The Company expects that the Company, its directors, executive officers and certain shareholders would agree not to offer or sell any of their shares for an agreed-to "lockup" period from the date of this Prospectus without the prior written consent of Holdings and the stand-by underwriters, except for issuances in connection with (i) future acquisitions, subject to certain conditions, and (ii) and upon the exercise of outstanding warrants and pursuant to options granted under the 1997 Plan.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock subject to the Rescission Offer will be passed upon for the Company by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas.

                                     EXPERTS

         The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus, which is included as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance that a reference is made to a contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference. A copy of the Registration Statement may be examined without charge at the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of certain fees prescribed by the Commission. Copies of such materials may also be obtained over the Internet at http://www.sec.gov.

         The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited and reported upon by its independent public accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         PAGE

CYNET, INC. CONSOLIDATED FINANCIAL STATEMENTS:

       Report of Independent Certified Public Accountants............ F-2
       Consolidated Balance Sheets .................................. F-3
       Consolidated Statements of Loss............................... F-4
       Consolidated Statements of Capital Deficit.................... F-5 - F-6
       Consolidated Statements of Cash Flows ........................ F-7
       Notes to Consolidated Financial Statements.................... F-8 - F-25

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CyNet, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheet of CyNet, Inc. as of December 31, 1997 and the related consolidated statements of loss, capital deficit and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CyNet, Inc. at December 31, 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses for the years ended December 31, 1997 and 1996 totaling $7,099,174 and $4,061,271, respectively, and at December 31, 1997 had a capital deficit of $8,668,500. The Company will require additional working capital to develop and support its technologies and business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) receives additional financing necessary to support its working capital requirements. Also, the Company is expected to issue a rescission offer pertaining to (1) certain private placements of the Company's common and preferred stock during 1996, 1997 and 1998 and (2) the issuance of certain common and preferred stock and stock warrants issued for services provided during the same periods. The potential liability of the Company, less dividends paid and excluding interest, for the proposed rescission offer totaled $13,825,349 and $13,910,012 as of December 31, 1997 and March 31, 1998,
respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                          BDO SEIDMAN, LLP

Houston, Texas
February 12, 1998, except for footnotes 8
  and 14, which are as of July 24, 1998

                                                         DECEMBER 31,  MARCH 31,
                                                            1997         1998
                                                         ----------   ----------
                                                                     (unaudited)
                                    ASSETS
Current Assets:
   Cash ..............................................   $  716,400   $  115,891
   Accounts receivable, less allowance for doubtful
      accounts of $83,000 and $103,000 ...............      274,809      441,975

   Prepaid expenses:
     Deferred offering costs (Note 3) ................    2,078,825    2,078,825
     Other ...........................................      108,769      173,697
                                                         ----------   ----------
     Total Current Assets ............................    3,178,803    2,180,388

Property and Equipment, less accumulated depreciation
  and amortization (Note 4) ..........................    3,564,947    3,490,851

Organization costs, less accumulated
  amortization of $19,003 and $21,359 ................       26,623       24,267
                                                         ----------   ----------
                                                         $6,770,373   $6,325,506
                                                         ==========   ==========

                                 CYNET,  INC.
                         CONSOLIDATED BALANCE  SHEETS

                                                                     DECEMBER 31,      MARCH 31,
                                                                         1997            1998
                                                                     ------------    ------------
                                                                                     (unaudited)
                        LIABILITIES AND CAPITAL DEFICIT

Current Liabilities:
   Accounts payable and accrued expenses .........................   $    998,835    $  1,246,213
   Dividends payable .............................................        494,924         508,069
   Accrued stock rights ..........................................        110,000         110,000
                                                                     ------------    ------------
   Total Current Liabilities .....................................      1,603,759       1,864,282
                                                                     ------------    ------------
Stock and warrants subject to rescission (Note 8):
  Preferred stock - Series A .....................................        211,265         201,265
  Preferred stock - Series B .....................................        229,923         319,923
  Common stock - Class A .........................................      7,922,132       7,952,133
  Common stock - Class B .........................................      5,270,149       5,235,051
  Common stock warrants - Class A ................................        201,645         201,640
                                                                     ------------    ------------
                                                                       13,835,114      13,910,012

Commitments and Contingencies (Notes 8 and 11)

Capital Deficit (Note 8):
  Cumulative Convertible Preferred Stock:
    Series A, non-voting, $2.00 and $1.43 stated value;
      3,600,000 shares authorized; 108,500 and 103,500
      shares issued and outstanding ..............................           --              --
    Series B, non-voting, $3.00 stated value; 2,000,000
      shares authorized; 77,349 and 107,349 shares issued and
      outstanding ................................................           --              --
  Common stock:
    Class A voting, no par value; 40,000,000 shares authorized;
      19,770,165 and 19,868,305 shares issued and outstanding ....      3,014,936       3,014,936
    Class B nonvoting, no par value; 20,000,000 shares authorized;
      2,954,470 and 2,958,136 shares issued and outstanding ......        700,000         700,000
    Outstanding warrants .........................................        362,500         362,500
    Deficit ......................................................    (12,018,936)    (12,849,224)
                                                                     ------------    ------------
                                                                       (7,941,500)     (8,771,788)
   Less - treasury stock at cost, 419,233 shares of Class A
     common stock and 359,233 shares of Class A common stock
     and 18,041 shares of Class B common stock ...................       (727,000)       (677,000)
                                                                     ------------    ------------
   Total Capital Deficit .........................................     (8,668,500)     (9,448,788)
                                                                     ------------    ------------
                                                                     $  6,770,373    $  6,325,506
                                                                     ============    ============

         See accompanying notes to consolidated financial statements.

                                   CYNET, INC.
                           CONSOLIDATED STATEMENTS OF LOSS

                                                       YEARS ENDED                   THREE MONTHS ENDED
                                                       DECEMBER 31,                       MARCH 31,
                                                ----------------------------    ----------------------------
                                                   1997            1996             1998           1997
                                                ------------    ------------    ------------    ------------
                                                                                (unaudited)     (unaudited)
Revenues ....................................   $  4,960,355    $    801,181    $  1,926,892    $    874,767

Cost of revenues ............................      4,812,141         872,418       1,614,904         647,410
                                                ------------    ------------    ------------    ------------
Gross profit (loss) .........................        148,214         (71,237)        311,988         227,357

Selling, general and administrative
   expenses .................................      7,443,395       2,256,162       1,131,491       1,327,182
                                                ------------    ------------    ------------    ------------
Loss from operations ........................     (7,295,181)     (2,327,399)       (819,503)     (1,099,825)
                                                ------------    ------------    ------------    ------------

Other income (expense):
  Loss on write-off of investments (Note 10)            --        (1,202,577)           --              --
  Interest expense (Note 5) .................         (2,000)       (700,000)           --            (2,000)
  Interest income ...........................         67,348           7,286           2,360           5,900
  Other .....................................         (8,527)         (8,646)           --              --
                                                ------------    ------------    ------------    ------------
                                                      56,821      (1,903,937)          2,360           3,900
                                                ------------    ------------    ------------    ------------
Net loss before minority interest
  in net (income) loss of consolidated
  subsidiaries ..............................     (7,238,360)     (4,231,336)       (817,143)     (1,095,925)

Minority interest in net (income) loss
  of consolidated subsidiaries ..............        139,186         170,065            --           (18,600)
                                                ------------    ------------    ------------    ------------
Net loss before dividends on preferred stock      (7,099,174)     (4,061,271)       (817,143)     (1,114,525)

Dividends on preferred stock ................       (739,204)         (3,850)        (13,145)        (72,035)
                                                ------------    ------------    ------------    ------------
Net loss applicable to common stockholders ..   $ (7,838,378)   $ (4,065,121)   $   (830,288)   $ (1,186,560)
                                                ============    ============    ============    ============
Net loss per common share - basic
  and assuming dilution .....................   $       (.56)   $       (.37)   $       (.04)   $       (.09)
                                                ============    ============    ============    ============
Weighted average number of common
   shares outstanding .......................     14,086,177      11,019,593      22,317,316      12,522,836
                                                ============    ============    ============    ============

         See accompanying notes to consolidated financial statements.

                                                                    SERIES A               SERIES B
                                                                 PREFERRED STOCK        PREFERRED STOCK
                                                              --------------------   --------------------
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                  SHARES      AMOUNT     SHARES      AMOUNT
                                                              ----------    ------   ----------    ------
BALANCE, at December 31 1995 ..............................         --      $ --           --      $ --

Class A common stock issued for compensation and services .         --        --           --        --
Purchase of treasury shares, Class A common stock .........         --        --           --        --
Issuance of Class A common stock for network access rights          --        --           --        --
Issuance of Class A common stock through a private
  placement subject to rescission .........................         --        --           --        --
Class A common stock issued for services ..................         --        --           --        --
Issuance of Class A common stock from treasury subject to
  rescission ..............................................         --        --           --        --
Issuance of Class A common stock from treasury
  for compensation ........................................         --        --           --        --
Issuance of Series A preferred stock through a private
  placement subject to rescission .........................      213,200      --           --        --
Issuance of Class A common stock warrants for services ....         --        --           --        --
Accrued dividends on preferred stock ......................         --        --           --        --
Net loss ..................................................         --        --           --        --
                                                              ----------    ------   ----------    ------

BALANCE, at December 31, 1996 .............................      213,200      --           --        --

Reclassification of common stock and warrants
  subject to rescission ...................................         --        --           --        --
Issuance of Class B common stock subject to rescission ....         --        --           --        --
Issuance of Series A and B preferred stock issued
   for compensation .......................................        3,500      --         13,033      --
Issuance of Class A common stock for compensation
  and services ............................................         --        --           --        --
Issuance of Class B common stock for compensation
  and services ............................................         --        --           --        --
Issuance of Class B common stock on conversion of notes
  payable and for loan commitment fees ....................         --        --           --        --
Issuance of Series A preferred stock through a private
  placement subject to rescission .........................    3,251,154      --           --        --
Issuance of Series B preferred stock through a private
  placement subject to rescission .........................         --        --      1,755,541      --
Issuance of Class A common stock warrants for services ....         --        --           --        --
Issuance of Class B common stock warrants for services ....         --        --           --        --
Purchase of treasury shares, Class A common stock .........         --        --           --        --
Issuance of Class A common stock from treasury, 114,500
  shares subject to rescission ............................         --        --           --        --
Issuance of Class A common stock to purchase minority
  interests ...............................................         --        --           --        --
Issuance of Class A common stock on conversion of
  Series A preferred stock ................................   (3,359,354)     --           --        --
Issuance of Class B common stock on conversion of
  Series B preferred stock ................................         --        --     (1,691,225)     --
Accrued dividends on preferred stock ......................         --        --           --        --
Net loss ..................................................         --        --           --        --
                                                              ----------    ------   ----------    ------
BALANCE, at December 31, 1997 .............................      108,500    $ --         77,349    $ --
                                                              ==========    ======   ==========    ======

(1) Outstanding warrants consisted of the following at December 31:

                                        1996                     1997
                                ---------------------   ---------------------
                                 SHARES      AMOUNT       SHARES      AMOUNT
                                --------   ----------   ----------   --------
Class A common stock warrants    738,000   $  191,880    1,249,000   $191,880
Class B common stock warrants       --           --      2,200,000    362,500
                                --------   ----------   ----------   --------
                                 738,000   $  191,880    3,449,000   $554,380
                                ========   ==========   ==========   ========

                                     CYNET,  INC.
                     CONSOLIDATED STATEMENTS  OF  CAPITAL DEFICIT

          CLASS A                  CLASS B              OUTSTANDING
       COMMON STOCK             COMMON STOCK            WARRANTS (1)                             TREASURY STOCK
------------------------    --------------------   ---------------------                    ----------------------
  SHARES        AMOUNT        SHARES     AMOUNT      SHARES     AMOUNT         DEFICIT       SHARES       AMOUNT        TOTAL
----------   -----------    ---------   --------   ---------   ---------    ------------    --------    ---------    -----------
10,000,000   $     1,000         --     $   --          --     $    --      $   (363,566)       --      $    --      $  (362,566)

   550,000       550,000         --         --          --          --              --          --           --          550,000
      --            --           --         --          --          --              --       277,000     (277,000)      (277,000)
 1,050,000     1,050,000         --         --          --          --              --          --           --        1,050,000

   956,280          --           --         --          --          --              --          --           --             --
    43,720        43,720         --         --          --          --              --          --           --           43,720

      --            --           --         --          --          --              --      (187,000)        --             --

      --            --           --         --          --          --              --        (5,000)       5,000          5,000

      --            --           --         --          --          --              --          --           --             --
      --            --           --         --       738,000     191,880            --          --           --          191,880
      --            --           --         --          --          --            (3,850)       --           --           (3,850)
      --            --           --         --          --          --        (4,061,271)       --           --       (4,061,271)
----------   -----------    ---------   --------   ---------   ---------    ------------    --------    ---------    -----------
12,600,000     1,644,720         --         --       738,000     191,880      (4,428,687)     85,000     (272,000)    (2,864,087)


      --         (93,720)        --         --          --      (191,880)           --          --         (5,000)      (290,600)
      --            --         25,000       --          --          --              --          --           --             --

      --            --           --         --          --          --              --          --           --             --

   810,000       578,000         --         --          --          --              --          --           --          578,000

      --            --        100,000       --          --          --              --          --           --             --

      --            --        800,000    700,000        --          --              --          --           --          700,000

      --            --           --         --          --          --              --          --           --             --

      --            --           --         --          --          --              --          --           --             --
      --            --           --         --       511,000        --              --          --           --             --
      --            --           --         --     2,200,000     362,500            --          --           --          362,500
      --            --           --         --          --          --              --       450,000     (450,000)      (450,000)

      --            --           --         --          --          --              --      (115,767)        --             --

 2,328,940       885,936         --         --          --          --              --          --           --          885,936

 4,031,225          --           --         --          --          --              --          --           --             --

      --            --      2,029,470       --          --          --              --          --           --             --
      --            --           --         --          --          --          (491,075)       --           --         (491,075)
      --            --           --         --          --          --        (7,099,174)       --           --       (7,099,174)
----------   -----------    ---------   --------   ---------   ---------    ------------    --------    ---------    -----------
19,770,165   $ 3,014,936    2,954,470   $700,000   3,449,000   $ 362,500    $(12,018,936)    419,233    $(727,000)   $(8,668,500)
==========   ===========    =========   ========   =========   =========    ============    ========    =========    ===========

          See accompanying notes to consolidated financial statements.

FOR THE THREE MONTHS ENDED MARCH 31, 1998                       SERIES A             SERIES B
AND 1997 (UNAUDITED):                                       PREFERRED STOCK       PREFERRED STOCK
                                                         --------------------   ------------------
                                                           SHARES      AMOUNT    SHARES     AMOUNT
                                                         ----------    ------   --------    ------
BALANCE, at December 31, 1996 ........................      213,200    $ --         --      $ --

Issuance of Series A preferred stock for compensation         3,500     7,000       --        --
Issuance of Series A preferred stock through a private
  placement subject to rescission ....................    2,252,200      --         --        --
Issuance of Series B preferred stock through a private
  placement subject to rescission ....................         --        --      345,236      --
Issuance of class A common stock from treasury subject
  to rescission ......................................         --        --         --        --
Accrued dividends on preferred stock .................         --        --         --        --
Net Loss .............................................         --        --         --        --
                                                         ----------    ------   --------    ------
BALANCE, at March 31, 1997 ...........................    2,468,900    $7,000    345,236    $ --
                                                         ==========    ======   ========    ======
BALANCE, at December 31, 1997 ........................      108,500    $ --       77,349    $ --

Issuance of Class A common stock in connection with
  the purchase of minority interests .................         --        --         --        --
Issuance of Class A common on conversion of
  Series A preferred stock ...........................       (5,000)     --         --        --
Issuance of Series B preferred stock through a private
  placement subject to rescission ....................         --        --       33,333      --
Issuance of Class B common on conversion of Series B
  preferred stock ....................................         --        --       (3,333)     --
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission ................         --        --         --        --
Purchase of treasury shares, Class B common stock ....         --        --         --        --
Accrued dividends on preferred stock .................         --        --         --        --
Net loss .............................................         --        --         --        --
                                                         ----------    ------   --------    ------
BALANCE, at March 31,1998 ............................      103,500    $ --      107,349    $ --
                                                         ==========    ======   ========    ======

(1) Outstanding warrants consisted of the following at March 31:

                                        1997                      1998
                                ---------------------   ---------------------
                                 SHARES      AMOUNT       SHARES      AMOUNT
                                --------   ----------   ----------   --------
Class A common stock warrants    738,000   $  191,880    1,249,000   $191,880
Class B common stock warrants       --           --      2,200,000    362,500
                                --------   ----------   ----------   --------
                                 738,000   $  191,880    3,449,000   $554,380
                                ========   ==========   ==========   ========

                                     CYNET,  INC.
                      CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT



          CLASS A               CLASS B             OUTSTANDING
       COMMON STOCK          COMMON STOCK             WARRANTS (1)                          TREASURY STOCK
-----------------------   --------------------   --------------------                   ---------------------
  SHARES       AMOUNT       SHARES     AMOUNT      SHARES     AMOUNT      DEFICIT        SHARES       AMOUNT           TOTAL
----------   ----------   ---------   --------   ---------   --------   ------------    --------    ---------    -----------
12,600,000   $1,644,720        --     $   --       738,000   $191,880   $ (4,428,687)     85,000    $(272,000)   $(2,864,087)

      --           --          --         --          --         --             --          --           --            7,000

      --           --          --         --          --         --             --          --           --             --

      --           --          --         --          --         --             --          --           --             --

      --           --          --         --          --         --             --       (65,000)        --             --
      --           --          --         --          --         --          (71,054)       --           --          (71,054)
      --           --          --         --          --         --       (1,114,525)       --           --       (1,114,525)
----------   ----------   ---------   --------   ---------   --------   ------------    --------    ---------    -----------
12,600,000   $1,644,720        --     $   --       738,000   $191,880   $ (5,614,266)     20,000    $(272,000)   $(4,042,666)
==========   ==========   =========   ========   =========   ========   ============    ========    =========    ===========

19,770,165   $3,014,936   2,954,470   $700,000   3,449,000   $362,500   $(12,018,936)    419,233    $(727,000)   $(8,668,500)


    92,640         --          --         --          --         --             --          --           --             --

     5,500         --          --         --          --         --             --          --           --             --

      --           --          --         --          --         --             --          --           --             --

      --           --         3,666       --          --         --             --          --           --             --

      --           --          --         --          --         --             --       (60,000)      50,000         50,000
      --           --          --         --          --         --             --        18,041         --             --
      --           --          --         --          --         --          (13,145)       --           --          (13,145)
      --           --          --         --          --         --         (817,143)       --           --         (817,143)
----------   ----------   ---------   --------   ---------   --------   ------------    --------    ---------    -----------
19,868,305   $3,014,936   2,958,136   $700,000   3,449,000   $362,500   $(12,849,224)    377,274    $(677,000)   $(9,448,788)
==========   ==========   =========   ========   =========   ========   ============    ========    =========    ===========

          See accompanying notes to consolidated financial statements.

                                   CYNET, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH

                                                           YEARS ENDED             THREE MONTHS ENDED
                                                           DECEMBER 31,                  MARCH 31,
                                                  ---------------------------    ------------------------
                                                      1997            1996         1998           1997
                                                  ------------    -----------    ---------    -----------
                                                                                (unaudited)   (unaudited)
Cash flows from operating activities:
Net loss ......................................   $ (7,099,174)   $(4,061,271)   $(817,143)   $(1,114,525)
Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization .............        488,396        102,905      204,323         50,601
    Loss on write-off of investments ..........           --        1,202,577         --             --
    Loss on disposal of equipment .............           --            3,630         --             --
    Minority interest in net income
      of consolidated subsidiaries ............       (139,186)      (170,065)        --           18,600
    Provision for bad debts ...................        245,638         37,000       21,201          8,420
    Treasury stock issued for services ........           --            5,000         --             --
    Stock issued for compensation and services         266,999        550,000         --            7,000
    Stock rights and warrants issued for loan
      costs and services ......................         60,000        700,000         --             --
    Changes in assets and liabilities:
      Accounts receivable .....................       (390,602)       (40,287)    (188,367)      (210,668)
      Prepaid expenses and other assets .......     (1,397,627)       (30,597)     (64,928)      (416,651)
      Accounts payable and accrued expenses ...        582,055        366,653      247,378        (87,417)
                                                  ------------    -----------    ---------    -----------
   Net cash used in operating activities ......     (7,383,501)    (1,334,455)    (597,536)    (1,744,640)
                                                  ------------    -----------    ---------    -----------
Cash flows from investing activities:
   Purchase of property and equipment .........     (3,413,758)      (502,385)    (127,871)      (485,263)
   Investment in multi-level marketing company            --         (152,577)        --             --
                                                  ------------    -----------    ---------    -----------
   Net cash used in investing activities ......     (3,413,758)      (654,962)    (127,871)      (485,263)
                                                  ------------    -----------    ---------    -----------
Cash flows from financing activities:
   Issuance of preferred stock - Series A .....      6,462,308        426,400         --        4,463,700
   Issuance of preferred stock - Series B .....      5,266,623           --        100,000      1,035,710
   Issuance of common stock - Class A .........           --          956,280         --             --
   Issuance of common stock - Class B .........         50,000           --           --             --
   Dividends paid .............................       (248,128)          --           --             (981)
   Issuance of note payable to stockholder ....           --           75,000         --             --
   Repayment of note payable to stockholder ...        (59,680)       (15,320)        --          (59,680)
   Issuance of note payable ...................           --          100,000         --             --
   Purchase of treasury stock .................       (450,000)      (277,000)     (45,102)          --
   Sale of treasury stock .....................        144,000        187,000       70,000         65,000
   Issuance of minority interest member capital           --          761,645         --             --
   Costs associated with issuance of minority
     interest member capital ..................           --          (67,670)        --             --
                                                  ------------    -----------    ---------    -----------
   Net cash provided by financing activities ..     11,165,123      2,146,335      124,898      5,503,749
                                                  ------------    -----------    ---------    -----------
   Net increase (decrease) in cash ............        367,864        156,918     (600,509)     3,273,846
   Cash, beginning of period ..................        348,536        191,618      716,400        348,536
                                                  ------------    -----------    ---------    -----------
   Cash, end of period ........................   $    716,400    $   348,536    $ 115,891    $ 3,622,382
                                                  ============    ===========    =========    ===========

          See accompanying notes to consolidated financial statements.

                                   CYNET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (INFORMATION AS OF MARCH 31, 1998
                         AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of CyNet, Inc. and its 50% (prior to December 1, 1997) owned limited liability companies ("LLC's"). Pursuant to a private placement memorandum, the Company acquired the remaining 50% ownership in the LLCs as of December 1, 1997 (See
Note 7). CyNet, Inc.'s profit (loss) participation in the LLC's ranged from 50% to 60% prior to the purchase of the minority interests in the LLCs and 100% thereafter. All significant intercompany accounts and transactions have been eliminated. CyNet, Inc. and the LLCs are referred to herein as the Company.

      The Company is a provider of enhanced fax communications services. The Company was formed in April 1995 to capitalize on the dramatic increase in the usage of fax broadcast services. The Company has developed and is marketing its fax broadcast service, called HYPERCAST, to businesses and individuals. HYPERCAST effectively eliminates most long distance charges for the user, and the Company believes that its enhanced fax communications services provides users with a less expensive, faster, and more convenient alternative than competitive services. Since inception, the Company has developed and is now using its own proprietary user and operating software to operate and control its own customized computer and communication equipment.

INTERIM FINANCIAL INFORMATION

      The consolidated financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are unaudited. In the opinion of the Company's management, such unaudited consolidated financial statements include all adjustments necessary, which include only normal recurring items, to present fairly the information set forth therein. Results for the interim periods are not necessarily indicative of the results that may be expected for any other interim period or a full year.

SUMMARY OF LLC REGULATIONS

      The operations of the LLCs are governed by an agreement (the "LLC Regulations") between CyNet, Inc. (the "Manager") and the individual members (the "Member") of the respective LLC. The LLC Regulations provide for an initial member capital contribution mutually agreed to between the parties and subsequent capital contributions, if required, to enable the LLC to meet its working capital requirements up to a maximum of that member's initial capital contribution. CyNet, Inc. is not required to make an initial capital contribution. The allocation of LLC income or loss, gain or deduction is based on each Member's participating percentage, as defined. Liquidation of the LLC may occur by a majority written consent of the Members, by decrees of judicial dissolution or at the end of the 30 year term of the LLC. Upon dissolution, the manager acts as liquidator and after satisfaction of any remaining LLC obligations, will distribute any remaining funds to LLC members based on their respective capital accounts. Effective December 1, 1997, the Company acquired the remaining 50% ownership in the LLCs (see Note 7).

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

      The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be fully recoverable.

                                   CYNET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (INFORMATION AS OF MARCH 31, 1998
                         AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1998 AND 1997 IS UNAUDITED)

INCOME TAXES

      Deferred taxes result from temporary differences between the financial statement and income tax basis of assets and liabilities (see Note 9). The Company adjusts the deferred tax asset valuation allowance based on judgments as to future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

      The LLCs are not subject to state and federal income taxes. Accordingly, the operating results of each respective LLC are reported in the individual state and federal tax returns of the member.

RESEARCH AND DEVELOPMENT

      Expenditures for research and development of telecommunication technology as it relates to fax broadcasting and to various customer interface and application needs are charged to expense as incurred. For the years ended December 31, 1997 and 1996, such research and development expenditures were not significant to the Company's results of operations.

REVENUE RECOGNITION

      Fax broadcast revenues are recognized as services are performed.

LOSS PER COMMON SHARE

      Effective for the year ended December 31, 1997, the Company was required to adopt Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). In accordance with SFAS 128, the Company is required to provide basic and dilutive earnings (loss) per common share information.

      The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

      Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 1997 and 1996, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

      These securities at December 31, 1997 and 1996 were as follows:

                                                       1997        1996
                                                    ---------   ---------
                                                     (shares)    (shares)
Conversion of convertible debt - Class B ........        --       400,000
Loan commitment fee - Class B ...................        --       400,000
Conversion of Series A preferred stock - Class A      119,350     255,840
Conversion of Series B preferred stock - Class B       85,084        --
Stock warrants outstanding - Class A ............   1,249,000     738,000
Stock warrants outstanding - Class B ............   2,200,000        --
                                                    ---------   ---------
                                                    3,653,434   1,793,840
                                                    =========   =========

      The adoption of SFAS 128 had no effect on net loss per common share for the year ended December 31, 1996. Accordingly, no restatement was necessary.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)


STOCK OPTIONS AND WARRANTS

      The Company accounts for stock options and warrants issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. From the Company's inception through December 31, 1997, no stock options have been granted to employees or non-employees. See Note 8 for stock warrants issued since inception and stock options issued subsequent to December 31, 1997.

RISKS AND UNCERTAINTIES

      The Company is subject to the business risks inherent in the telecommunications industry. These risks include, but are not limited to, a high degree of competition within the telecommunications industry and continuous technological advances. Future technological advances in the telecommunications industry may result in the availability of new services or products that could compete with the enhanced fax communications services currently provided by the Company or decreases in the cost of existing products or services that could enable the Company's established or potential customers to fulfill their own needs for enhanced fax communications services more cost efficiently. There can be no assurance that the Company would not be adversely affected in the event of such technological change.

FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments include accounts receivable, accounts payable and notes payable. The fair market value of accounts receivable and accounts payable approximates their carrying values because their maturities are generally less than one year in duration. The carrying values of notes payable approximate market values because the borrowing rates are similar to other financial instruments with similar terms.

MANAGEMENT'S ESTIMATES AND ASSUMPTIONS

      The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

      The Company extends credit to its customers throughout the United States and considers there to be no concentration of credit risk. At December 31, 1997, the Company's cash in financial institutions exceeded the federally insured deposit limit by $514,000.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

      Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      SFAS 131, Disclosure about Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

      Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Adoption of SFAS 130 and 131 are expected to have no effect on the Company's financial statement disclosures.

      In February 1998, the Financial Accounting Standards Board issued a new disclosure standard. Statement of Financial Accounting Standard No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits ("SFAS 132"). The new standard standardizes the disclosure requirements for pensions and other post-retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets. The statement is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Adoption of SFAS 132 is expected to have no effect on the Company's financial statement disclosures.

      In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

      Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

      For the years ended December 31, 1997 and 1996, the Company incurred net losses totaling $7,099,174 and $4,061,271, respectively, and at December 31, 1997 had a capital deficit of $8,668,500. Because of these recurring losses, the Company will require additional working capital to develop and support its technologies and business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) receives additional financing necessary to support the Company's working capital requirements.

      During 1996, 1997 and 1998, the Company sold certain common and preferred stock which were not registered pursuant to the federal and state securities laws, but were sold in a series of four private placement offerings in reliance upon the exemptions from registration afforded by (i) Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, and (ii) various state limited offering provisions, respectively. In addition, the Company issued certain common and preferred stock and stock warrants for services provided to the Company during the same period.

                                   CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      However, the Company has been advised that under the integration provisions of Regulation D, the private placement offerings may be viewed by the Securities and Exchange Commission as one continuous offering and, as such, may not have been conducted in compliance with all applicable Regulation D limited offering conditions. If the private placement offerings were not conducted in compliance with the securities laws, the purchasers of the common and preferred stock would have the right to have such securities repurchased by the Company for an amount equal to the purchase price paid less any dividends received plus interest, or if the common and preferred stock have been disposed of by the holder at a loss, the difference between the purchase price and the price received upon disposal less dividends received plus interest. In addition, the Company has determined that certain issuances of common and preferred stock and stock warrants issued for services are also subject to rescission for an amount equal to the estimated value of services rendered to the Company. As a result, the Company has elected to make a rescission offer to the holders of certain issuances of common and preferred stock and stock warrants. The Company expects the rescission offer to be effective by the fall of 1998, at which time the offer will be outstanding for thirty days. The potential liability of the Company, less dividends paid and excluding interest, for the proposed rescission offer totaled $13,825,349 and $13,910,012 as of December 31, 1997 and March 31, 1998. It is management's opinion that substantially all the existing stockholders and warrant holders subject to rescission will elect to retain their stock ownership and stock warrants, and the proposed rescission offer will not have a material adverse effect on the Company's financial position. See Note 14 for discussion regarding the status and proposed commitment for stand-by investors.

      The Company intends to file a registration statement with the Securities and Exchange Commission that will contain the proposed rescission offer as previously discussed and provide for the registration of the Company's common stock and the resale of certain common stock by certain selling stockholders. Additionally, the Company intends to raise additional working capital through either private placements or public offerings.

      There are no assurances that (1) the existing stockholders and warrant holders subject to rescission will elect to retain their stock ownership and stock warrants and (2) the Company will be able to raise additional working capital through either private placements or public offerings. To the extent that funds generated from operations and any private placements or public offerings are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

      This condition raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - DEFERRED OFFERING COSTS

      As of December 31, 1997, the Company has incurred expenses totaling $2,078,825 in connection with the private placement transactions (See Note 8) which have recorded as prepaid expenses. The amount consists of cash payments of $1,296,305, of which $665,000 was paid to a company owned by a stockholder, Class A common stock and Class B common stock warrants, with a value of $509,765 and $178,500, respectively, issued to a stockholder and $94,255 of various expenses incurred prior to the year ended December 31, 1997.

      These deferred offering costs are subject to adjustment pending the outcome of the Company's rescission offer. Accordingly, for any portion of the proposed rescission offer that is accepted by the stockholders, a pro-rata share of these costs will be charged to operations upon the stockholders' election. For any portion of the rescission offer that is rejected by the stockholders, a pro-rata share of these costs will be reclassed as a reduction of capital.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE 4 - PROPERTY AND EQUIPMENT

      At December 31, 1997 major classes of property and equipment consisted of the following:

                                                    ESTIMATED
                                                      USEFUL
                                                   LIVES (YEARS)        AMOUNT
                                                   --------------    ----------
      Computer equipment .......................                5    $1,474,063
      Computer software ........................                5       835,414
      Furniture and fixtures ...................                7       793,506
      Telephone equipment ......................                5       718,628
      Automobiles ..............................                5       181,578
      Leasehold improvements ...................                5       157,993
                                                                     ----------
                                                                      4,161,182
      Less - accumulated depreciation and
        amortization............................                       (596,235)
                                                                     ----------
                                                                     $3,564,947
                                                                     ==========

NOTE 5 - NOTES PAYABLE

      During the year ended December 31, 1996, the Company entered into the following note payable agreements which were converted into the Company's common stock or repaid during the year ended December 31, 1997:

      (a)The Company entered into a note agreement with an individual for $100,000. The note was collateralized by 7,000,000 shares of the Company's Class A common stock, bore interest at 12% and was due on demand, or January 2, 1997. At the holder's option the note was convertible into 400,000 shares of the Company's Class B common stock during the term of the note. On January 2, 1997, the note payable was converted pursuant to its terms. During the term of the note the Company estimated the fair market value of its Class B common stock to be approximately $1 per share, based on certain private placements of its stock (See Note 8). Accordingly, the Company recorded additional interest expense (non-cash) of $300,000 for the note's conversion privilege during the year ended December 31, 1996.

      (b)The Company entered into a note agreement with a stockholder and officer of the Company for $75,000. The note bore interest at 8% and was due on March 30, 1997. Interest expense for the years ended December 31, 1997 and 1996 was minimal. During the year ended December 31, 1997, the note and accrued interest were repaid.

      (c)The Company entered into a short-term note agreement for $100,000. The loan was never funded. However, in accordance with the agreement, the Company was obligated to issue 400,000 shares of the Company's Class B common stock. As of December 31, 1996, the agreement had expired and the Company accrued and expensed a $400,000 loan commitment fee based on the Class B common stock value discussed in (a) above. The 400,000 shares of Class B common stock were issued in July 1997.

                                   CYNET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (INFORMATION AS OF MARCH 31, 1998
                         AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE 6 - RELATED PARTY TRANSACTIONS

      Related party transactions for the year ended December 31, 1997 are as follows:

      (a)A stockholder received 500,000 shares of Class A common stock valued at $500,000 and a warrant to purchase 1,050,000 shares of Class B common stock valued at $178,500 for assistance with the private placements of preferred stock. The warrant vests immediately, is exercisable at $1.00 per share and expires three years from the date of issuance.

      (b)In December 1997, a company owned by a stockholder, received 200,000 shares of Class A common stock valued at $78,000 in consideration for the termination of a distribution agreement.

      (c)The Company paid consulting fees totaling $313,000 to a company owned by a stockholder.

      (d)A stockholder of the Company transferred certain intellectual property rights to the Company for a one-time payment of $250,000.

      (e)The Company paid $893,527 to a company owned by a stockholder and to the individual for services rendered in connection with the private placements and for other services provided.

      (f)The Company purchased 450,000 shares of Class A common stock for $1.00 per share and recorded such amount as treasury stock.

      (g)See Note 14 for discussions regarding certain related party transactions subsequent to December 31, 1997.

      Related party transactions for the year ended December 31, 1996 are as follows:

      (a)The Company purchased 277,000 shares of Class A common stock for $1.00 per share and recorded treasury stock.

      (b)The Company issued warrants to purchase 738,000 shares of Class A common stock, of which a warrant to purchase 145,500 shares was issued to a stockholder of the Company, for assistance in raising capital for the formation of the limited liability companies. The warrants vest immediately and are exercisable at $1.00 per share and expire November 2001. The Company recorded Class A common stock warrants outstanding for $191,880, representing the estimated fair market value of the stock warrants at the date of issuance. These warrants are subject to the proposed rescission offer.

      (c)A stockholder of the Company received certain rights to receive a warrant for 1,150,000 shares of Class B common stock for assistance in raising capital for the formation of the limited liability companies. The warrant vests immediately and is exercisable at $1.00 per share and expires three years from issuance. At December 31, 1996, the Company had recorded a liability to the stockholder for $184,000, the estimated fair market value of the stock warrants. The warrants were issued in 1997.

      (d)See Note 5 for discussions regarding a note payable with a stockholder.

      (e)The Company paid $202,950 to a company owned by a stockholder and to the individual for services rendered in connection with the formation of the LLCs, private placements and for other services provided.

                                   CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)


NOTE 7 - PURCHASE OF MINORITY INTEREST OF THE LIMITED LIABILITY COMPANIES

      Effective December 1, 1997, pursuant to a private placement memorandum, the Company acquired the remaining 50% ownership in the LLCs by issuance of 2,328,940 shares of the Company's Class A common stock. At the time of formation of the LLCs, the holders of the minority interest paid approximately $1,941,000 for such interest which included a conversion feature of 1.2 shares of the Company's Class A common stock for every dollar invested by the LLC member upon certain events, as defined. Based on an independent third party appraisal of the Company's Class A common stock, there was no additional consideration given above the original conversion feature for the purchase of the minority interest. Accordingly, the purchase of the minority interest of the LLCs was accounted for at book value. Subsequent to December 31, 1997, the Company issued 92,640 shares of Class A common stock in connection with the purchase of the minority interest of the LLCs.

NOTE 8 - CAPITAL

COMMON STOCK

      The Company is authorized to issue up to 60,000,000 shares of its no par value common stock of which 40,000,000 shares have been designated as Class A voting common stock and 20,000,000 shares have been designated as Class B non-voting common stock. The holders of shares of Class A common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of Class B common Stock are entitled under the Texas Business Corporation Act to vote in connection with the voluntary dissolution of the Company but have no voting privileges with respect to other matters. The holders of both Class A and Class B common stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation or dissolution of the Company, the holders of both Class A and Class B common stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the priority rights of any holders of preferred stock then outstanding. Holders of Class A and Class B common stock have no preemptive rights to acquire new securities issued by the Company and have no rights to convert their common stock into any other securities of the Company.

CLASS A COMMON STOCK

      During the year ended December 31, 1996, the Company sold 956,280 shares of Class A common stock for $1.00 per share for net cash proceeds of $956,280, which are subject to the proposed rescission offer. During the years ended December 31, 1997 and 1996, the Company purchased 450,000 and 277,000 shares, respectively, of Class A common stock of which 114,500 and 187,000 shares, respectively, were resold for net cash proceeds of $144,000 and $187,000 respectively, which are subject to the proposed rescission offer.

      During the years ended December 31, 1997 and 1996, the Company issued Class A common stock for certain services, rights and for the purchase of the minority interest in the LLCs as follows:

      (a)In December 1997, the Company issued 2,328,940 shares of Class A common stock at the market value of $0.39 per share based on an independent appraisal for the purchase of the minority interest of the LLCs. This transaction was recorded at book value, see Note 7.

      (b)In December 1997, the Company issued 110,000 shares of Class A common stock valued at $42,900 to a sales consultant for services, which are subject to the proposed rescission offer.

      (c)In December 1997, the Company issued 200,000 shares of Class A common stock valued at $78,000 as consideration for termination of a distribution agreement.

      (d)During 1997, the Company issued 500,000 shares of Class A common stock valued at $500,000 to a stockholder for services in connection with certain private placements of preferred stock.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      (e)During 1996, the Company issued 43,720 shares of Class A common stock valued at $43,720 for assistance in raising capital for the formation of the limited liability companies, which are subject to the proposed rescission offer.

      (f)During 1996, the Company issued 1,050,000 shares of Class A common stock valued at $1,050,000 for certain foreign network access rights.

      (g)During 1996, the Company issued 500,000 shares of Class A common stock valued at $500,000 to a consultant for financial services. During 1997, the Company purchased 450,000 of these shares for $1.00 per share and a stockholder purchased the remaining 50,000 shares at $1.00 per share.

      (h)The Company issued 50,000 shares of Class A common stock valued at $50,000 to an employee for services rendered, which are subject to the proposed rescission offer.

CLASS B COMMON STOCK

      During the year ended December 31, 1997, the Company sold 25,000 shares of Class B common stock for $2.00 per share for net cash proceeds of $50,000, which are subject to the proposed rescission offer.

      During the year ended December 31, 1997, the Company issued Class B common stock for services, conversion of notes payable and commitment fees as follows:

      (a)The Company issued 400,000 shares of Class B common stock valued at $400,000 for the conversion of a $100,000 note payable, of which the original principal of $100,000 is subject to the proposed rescission offer.

      (b)The Company issued 400,000 shares of Class B common stock valued at $400,000 for a loan commitment fee.

      (c)The Company issued 100,000 shares of Class B common stock valued at $100,000 for services rendered, which is subject to the proposed rescission offer.

      (d)Subsequent to March 31, 1998, the Company issued 154,000 shares of Class B common stock with a value of $60,000, which was accrued for at December 31, 1997 and March 31, 1998. These shares are subject to the proposed rescission offer.

      At December 31, 1997, the Company had common stock reserved for future issuance as follows:

                                                                         SHARES
                                                                       ---------
      Conversion of Series A preferred stock to Class A ........         119,350
      Conversion of Series B preferred stock to Class B ........          85,084
      Stock rights - Class A ...................................          50,000
      Stock rights - Class B ...................................         154,000
      Incentive stock option plan - Class A ....................       1,000,000
      Stock warrants outstanding - Class A .....................       1,249,000
      Stock warrants outstanding - Class B .....................       2,200,000
                                                                       ---------
                                                                       4,857,434
                                                                       =========

PREFERRED STOCK

      The Company is authorized to issue up to 10,000,000 shares of no par value preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on a particular matter), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

SERIES A PREFERRED STOCK

      The Company is authorized to issue a total of 3,600,000 shares of Series A preferred stock. The preferred stock is non-voting, has a $2.00 per share stated value and has an annualized dividend rate of $0.24 per share. Attributes of the Series A preferred stock are discussed below:

      RANKING. The Series A preferred stock is senior to the Company's common and Series B preferred stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series A preferred stock is outstanding, the Company will not be entitled to authorize or issue any class of securities that is senior to or on parity with the Series A preferred stock without the approval of holders of at least 66-2/3% of the Series A preferred stock.

      VOTING RIGHTS. Holders of Series A preferred stock are not entitled to vote.

      DIVIDEND RIGHTS. The holders of Series A preferred stock are entitled to receive out of funds of the Company legally available, dividends at an annual rate of $0.24 per share, payable semi-annually in arrears in two equal installments of $0.12 in June and December of each year. Dividends accrue and accumulate from the date of first issuance and are paid to holders of record as they appear on the books of the Company as of the record date of the last day of May and November in each year which immediately precedes each respective dividend payment date. Accumulation of dividends does not bear interest. So long as the Series A preferred stock is outstanding, the Company may not declare or pay any dividends on the common stock or other stock unless the full cumulative dividends on the Series A preferred stock have been paid in full.

      CONVERSION AND MANDATORY CONVERSION. Shares of Series A preferred stock are convertible by the holder at any time (a) on or after the date of issuance and before November 1, 1997 into shares of Class A common stock at a conversion rate of 1.2 shares of Class A common stock for each share of Series A preferred stock tendered; and (b) after November 1, 1997 and before September 1, 1998 at a conversion rate of 1.1 shares of Class A common stock for each share of Series A preferred stock. Any accrued and unpaid dividends will be paid to holders of the Series A preferred stock at the time of conversion. The Company at its sole discretion and option has the right to require that holders of Series A preferred stock to convert their shares to Class A common stock at any time on or after January 1, 1999. In the event of this mandatory conversion election by the Company, holders of Series A preferred stock will receive one share of Class A common stock for each share of Series A preferred stock.

      LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A preferred stock are entitled to receive, out of the remaining net assets of the Company available for distribution to stockholders before any distribution or payment made to holders of common stock or Series B preferred stock other junior capital stock, the Series A preferred stock stated value of $2.00 per share plus any accrued and unpaid dividends. Upon payment of the full amount of the Series A preferred stock stated value plus any unpaid dividends, the holders of Series A preferred stock shall not be entitled to any further participation in any distribution of assets of the Company.

      During the years ended December 31, 1997 and 1996, the Company sold 3,251,154 and 213,200 shares, respectively, of Series A preferred stock for prices between $1.43 and 2.00 per share for net cash proceeds of $6,462,308 and $426,400, respectively, and issued 3,500 shares valued at $7,000 for compensation. Of these shares, 3,359,354 shares were converted into 4,031,225 shares of Class A common stock during the year ended December 31, 1997 at a conversion rate of 1.2 shares of Class A common stock for each share of Series A preferred stock.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

SERIES B PREFERRED STOCK

      The Company is authorized to issue a total of 2,000,000 shares of Series B cumulative convertible preferred stock. The preferred stock is non-voting, has a $3.00 per share stated value and has an annualized dividend rate of $0.30 per share. Attributes of the Series B preferred stock are discussed below:

      RANKING. The Series B preferred stock is junior to the Series A preferred stock and senior to the Company's common stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series B preferred stock is outstanding, the Company will not be entitled to authorize or issue any class of securities that is senior to or on parity with the Series B preferred stock without the approval of holders of at least 66-2/3% of the Series B preferred stock.

      VOTING RIGHTS. Holders of Series B preferred stock are not entitled to vote.

      DIVIDEND RIGHTS. The holders of Series B preferred stock are entitled to receive out of funds of the Company legally available, dividends at an annual rate of $0.30 per share, payable semi-annually in arrears in two equal installments of $0.15 in June and December of each year. Dividends accrue and accumulate from the date of first issuance and are paid to holders of record as they appear on the books of the Company as of the record date of the last day of May and November in each year which immediately precedes each respective dividend payment date. Accumulation of dividends will not bear interest. So long as the Series A or B preferred stock is outstanding, the Company may not declare or pay any dividend on the common stock or other capital stock unless the full cumulative dividends on the Series A and Series B preferred stock have been paid in full.

      CONVERSION AND MANDATORY CONVERSION. Shares of Series B preferred stock are convertible by the holder at any time (a) on or after the date of issuance and before November 1, 1997 into shares of Class B non-voting common stock at a conversion rate of 1.2 shares of such common stock for each share of Series B preferred stock; and (b) after November 1, 1997 and before September 1, 1998 at a conversion rate of 1.1 shares of Class B non-voting common stock for each share of Series B preferred stock. Any accrued and unpaid dividends will be paid to holders of the Series B preferred stock at the time of conversion. The Company at its sole discretion and option has the right to require that holders of Series B preferred stock to convert their shares to Class B non-voting common stock at any time on or after January 1, 1999. In the event of this mandatory conversion election by the Company, holders of Series B preferred stock will receive one share of Class B non-voting common stock for each share of Series B preferred stock.

      LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts, other liabilities of the Company, and Series A preferred shareholders, the holders of the Series B preferred stock are entitled to receive, out of the remaining net assets of the Company available for distribution to stockholders before any distribution or payment made to holders of common stock or other junior capital stock, the Series B preferred stock stated value of $3.00 per share plus any accrued and unpaid dividends. Upon payment of the full amount of the Series B preferred stock stated value plus any unpaid dividends, the holders of Series B preferred stock shall not be entitled to any further participation in any distribution of assets of the Company.

      During the year ended December 31, 1997, the Company sold 1,755,541 shares of Series B preferred stock for $3.00 per share for net cash proceeds of $5,266,623 and granted 13,033 shares valued at $39,099 as compensation. Of these shares, 1,691,225 shares were converted into 2,029,470 shares of Class B common stock during the year ended December 31, 1997 at a conversion rate of 1.2 shares of Class B common stock for each share of Series B preferred stock.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

PROPOSED RESCISSION OFFER

      The Class A and Class B common stock and Series A and Series B preferred stock issuances were sold in a series of private placement offerings in reliance upon the exemptions from registration afforded by (i) Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and (ii) various state limited offering provisions, respectively. The stock issuances were not registered pursuant to the federal and state securities laws. In addition, the Company issued certain common and preferred stock and stock warrants for services provided to the Company.

      However, the Company has been advised that under the integration provisions of Regulation D, the private placement offerings may be viewed by the Securities and Exchange Commission as one continuous offering and, as such, may not have been conducted in compliance with all applicable Regulation D limited offering conditions. If the private placement offerings were not conducted in compliance with the securities laws, the purchasers of the common and preferred stock would have the right to have such securities repurchased by the Company for an amount equal to the purchase price paid less any dividends received plus interest, or if the common and preferred stock have been disposed of by the holder at a loss, the difference between the purchase price and the price received upon disposal less dividends received plus interest. In addition, the Company has determined that certain issuances of common and preferred stock and stock warrants issued for services are also subject to rescission for an amount equal to the estimated value of services rendered to the Company. As a result, the Company has elected to make a rescission offer to the holders of certain issuances of common and preferred stock and stock warrants. The Company expects the rescission offer to be effective by the fall of 1998, at which time the offer will be outstanding for thirty days. Of the common stock and preferred stock sold during 1997 and 1996 as discussed above, taking into consideration the conversion of Series A and B preferred stocks, 5,284,805 and 2,038,830 shares of Class A and B common stock for net proceeds of $7,958,988 and $5,084,576, respectively; 108,500 shares of Series A preferred stock for net proceeds of $217,000; and 77,349 shares of Series B preferred stock for net proceeds of $232,047 are subject to the proposed rescission offer as of December 31, 1997, less dividends paid on Series A and B preferred stock of $192,478 and $55,650, respectively, prior to the conversion to common stock.

      Regarding the common and preferred stock and stock warrants issued for services in 1997 and 1996, as previously discussed; 214,187 shares of Class A common stock valued at $149,887, taking into consideration the conversion of Series A preferred stocks; 515,640 shares of Class B common stock valued at $239,099 taking into consideration conversion of Series B preferred stock; and 799,000 Class A common stock warrants valued at $201,645, are subject to the proposed rescission offer.

      Subsequent to December 31, 1996, the Company determined of the above securities issued for services; 98,720 shares of Class A common stock and 738,000 of Class A common stock warrants with a combined estimated value of $290,600 which had been previously classified as not subject to the proposed rescission offer would be included in the proposed rescission offer due to changing circumstances. The Company has treated this as a change in the estimated proposed rescission liability and accordingly, reclassified these securities as subject to rescission during the year ended December 31, 1997.

      In addition, of the 60,000 and 33,333 shares of Class A common stock (treasury stock) and Series B preferred stock, respectively, sold subsequent to December 31,1997 for net proceeds of $70,000 and $100,000, respectively, $20,000 and $100,000 are also subject to the proposed rescission offer. Also, subsequent to December 31, 1997, the Company acquired 18,041 shares of Class B common stock for $45,102 that was originally classified as subject to the proposed rescission offer.

      Accordingly, the Company is precluded from classifying these securities and proceeds as capital until such time as the proposed rescission offer has been completed. At which time the Company may classify as capital such securities and proceeds to the extent the security holders elect to retain their ownership in the Company. For security holders electing to rescind their ownership, the rescission price will be paid in cash.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

COMMON STOCK OPTIONS AND WARRANTS

      During the year ended December 31, 1997, the Company issued warrants to purchase 2,200,000 of Class B common stock for services rendered in connection with raising of capital for the formation of the LLCs and certain private placements. See Note 6 for discussions regarding these related party transactions.

      In May 1997, the Company issued 450,000 Class A common stock warrants to a stockholder for consulting services rendered. The warrants vest immediately and are exercisable at $2.00 per share and expire May 2002. The Company determined that these warrants had no fair value at the date of issuance.

      In April 1997, the Company issued 61,000 Class A common stock warrants to an individual for consulting services rendered. The warrants vest immediately and are exercisable at $1.00 per share and expire April 2000. The Company determined that these warrants had minimal fair market value at the date of issuance and are subject to the proposed rescission offer.

      During the year ended December 31, 1996, the Company issued 738,000 warrants to purchase 738,000 shares of Class A common stock for services rendered in connection with raising capital for the formation of the LLCs. See
Note 6 for discussion regarding the related party transaction.

      During the year ended December 31, 1997, the Company's Board of Directors approved and the Company adopted the 1997 Incentive Stock Option Plan (the
Plan). The Plan allows for the issuance of stock options to purchase up to 1,000,000 shares of the Company's Class A common stock which may be granted to Directors and employees at an exercise price of at least market value of the Class A common stock at the date of grant. As of December 31, 1997, no options have been granted under the Plan.

      Subsequent to December 31, 1997, the Company granted 1,245,000 stock options under the Plan. The options granted have an exercise price of $.39 per share, vest 25% annually from date of grant and are exercisable over a five year period from date of grant. Also, the Company amended the plan whereby 2,000,000 stock options may be granted under the plan.

NOTE 9 - INCOME TAXES

      Deferred taxes are determined based on the temporary differences between the financial statement and income tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

      The components of deferred income tax assets (liabilities) at December 31, 1997, were as follows:

                                                                       AMOUNT
                                                                    -----------
Net operating loss carryforward .........................           $ 2,767,000
Loss on write-off of investments ........................               409,000
Property and equipment ..................................              (139,000)
Other ...................................................                31,000
                                                                    -----------
Gross deferred tax assets ...............................             3,068,000
Valuation allowance .....................................            (3,068,000)
                                                                    -----------
Net deferred tax assets .................................           $      --
                                                                    ===========

      At December 31, 1997, the Company provided a 100% valuation allowance for the deferred tax asset because it could not determine whether it was more likely than not that the deferred tax asset would be realized.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      For the years ended December 31, 1997 and 1996, the income tax benefit determined by applying the statutory income tax rate to pre-tax loss from operations differs from the actual benefit as follows:

                                                           1997       1996
                                                     -----------    -----------
Provision for income tax benefit at statutory rate   $(2,414,000)   $(1,381,000)
Deferred tax asset valuation allowance ............    2,417,000        641,000
Gain on sale of equipment to LLC's ................         --          302,000
Non-deductible interest/loan costs ................         --          238,000
Non-deductible consulting fees ....................         --          187,000
Other .............................................       (3,000)        13,000
                                                     -----------    -----------
                                                     $      --      $      --
                                                     ===========    ===========

      At December 31, 1997, the Company had a net operating loss carryforwards for federal income tax purposes totaling approximately $8,139,000 which, if not utilized, will expire as follows:

      YEAR ENDED DECEMBER 31,                             AMOUNT
                                                        ----------
      2010...........................................   $   61,000
      2011...........................................      888,000
      2012...........................................    7,190,000
                                                        ----------
                                                        $8,139,000
                                                        ==========

      Subsequent to December 31, 1997, the Company had a change in ownership (see Note 14) which has resulted in the Company's net operating loss carryforwards being subject to certain utilization limitations in the future.

NOTE 10 - LOSS ON INVESTMENTS

      On June 16, 1996, the Company entered into strategic alliance agreement with a non-related foreign company. The agreement allows the Company access to a twenty-eight city fax network throughout Europe and a first right of refusal to acquire all of the outstanding stock of the foreign company in exchange for 1,050,000 shares of the Company's common stock and providing the foreign company access to the Company's United States faxing network at a reduced rate. In a related agreement a stockholder of the Company agreed to personally sell 250,000 shares of the Company's Class A common stock at $1.00 per share to the foreign company. This agreement requires, at the foreign company's option, the stockholder to repurchase such shares for $1.50 a share if the Company does not complete a public offering by June 28, 1999. If such option is exercised, the agreement between the Company and foreign company is terminated and requires the 1,050,000 share of the Company's Class A common stock to be returned to the Company, if the Company has not acquired the foreign company.

      The Company has been unable to use the foreign fax network due to certain technical problems. Management of the Company has also determined that the network may not be sufficient for the Company's expected needs in Europe. Accordingly, the Company has assigned no value to the access rights or the first right of refusal to acquire the foreign company and has recorded a loss on investment of $1,050,000 for the year ended December 31, 1996, based on a $1.00 per share based on the estimated market value of the Company's common stock.

      During 1996, the Company invested $152,577 for a 5% interest in a multi-level marketing company owned by a stockholder of the Company. The Company anticipated marketing its services through this multi-level marketing company, however, upon further analysis elected not to pursue this method of marketing. Accordingly, as of December 31, 1996, the Company determined its investment to be worthless and recorded a loss on investment of $152,577 for the year ended December 31, 1996.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

NOTE 11 - COMMITMENTS

      The Company is obligated under a long-term non-cancelable operating lease for office space expiring through the year 2000, at a minimum annual rent as follows:

      YEAR ENDED DECEMBER 31                              AMOUNT

      1998...........................................   $155,851
      1999...........................................    155,851
      2000...........................................     38,963
                                                        --------
                                                        $350,665
                                                        ========

      Rent expense for the years ended December 31, 1997 and 1996 totaled $255,156 and $184,300, respectively.

      In March 1997, the former President of the Company, who is also a stockholder, entered into an employment agreement. The agreement provided for a three year employment term that automatically renewed annually with the first year compensation set at $220,000, plus incentives and certain employee benefits, as defined by the agreement. If the former President terminated his employment for good reason or the Company terminated the President other than for cause or disability, the former President was entitled to receive three times his annual salary and bonus, as defined by the agreement, vesting of any options and any such amounts credited to a qualified plan, continuation of certain benefits for a year and any other amount due the former President. The agreement also provided for a $50,000 signing bonus.

      Subsequent to December 31, 1997, the former President of the Company terminated his employment agreement and resigned as president with no additional financial commitments by the Company under his original employment agreement. See Note 14 for additional discussions regarding this event and the terms of his new employment agreement.

NOTE 12 - EMPLOYEE BENEFIT PLAN

      The Company has a savings and profit sharing plan which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Participants may elect to defer up to 15% of their compensation annually based on certain limits established by the Internal Revenue Code. The Company may elect a discretionary matching contribution annually. Participants' salary deferral contributions are fully vested when made and Company discretionary match contributions vest over a five year period. The Company made no discretionary matching contributions for the years ended December 31, 1997 and 1996.

NOTE 13 - SUPPLEMENTAL CASH FLOW INFORMATION

      During the year ended December 31, 1997, the Company had the following non-cash transactions:

      (a)The Company accrued dividends payable totaling $491,075.

      (b)The Company issued 100,000 shares of Class B common stock valued at $100,000 to a consultant for services rendered.

      (c)The Company issued 3,500 shares of Series A preferred stock valued at $7,000 to consultants for services rendered.

      (d)The Company issued 800,000 shares of Class B common stock valued at $800,000 on conversion of a $100,000 note payable and for commitment fees.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      (e)The Company issued a warrant to 1,050,000 Class B common stock and 500,000 shares of Class A common stock with a combined estimated fair market value of $678,500, to a stockholder for services rendered in association with certain private placements of the Company's Series A and B convertible preferred stock. A company owned by the stockholder was given 200,000 shares of Class A common stock valued at $78,000 as consideration for the termination of a distribution agreement.

      (f)A stockholder received 110,000 shares of Class A common stock valued at $42,900 for services in connection with the sale of the Company's services.

      (g)The Company issued 13,033 shares of Series B preferred stock valued at $39,099 for services.

      (h)The Company granted rights to 154,000 shares of Class B common stock valued at $60,000 for services.

      (i)The Company issued 1,267 shares of Class A common stock (treasury stock) with an estimated fair market value of $1,267 for art work.

      (j)The Company issued 1,150,000 Class B common stock warrants with an estimated fair market value of $184,000 for stock rights that had been accrued for at December 31, 1996.

      (k)The Company issued 2,328,940 shares of Class A common stock valued at $885,936 for the purchase of the minority interest in the LLCs.

      (l)The Company reclassified 98,720 shares of Class A common stock and 738,000 of Class A common stock warrants with a combined estimated value of $290,600 as subject to the proposed rescission offer.

      During the year ended December 31, 1996, the Company had the following non-cash transactions:

      (a)The Company issued 738,000 Class A common stock warrants, of which 145,500 were issued to a stockholder of the Company, for assistance in raising capital for the formation of the limited liability companies at an estimated fair market value of $191,880.

      (b)The Company issued 500,000 and 50,000 shares of Class A common stock to a consultant and employee, respectively, for services valued at an $500,000 and $50,000, respectively.

      (c)The Company issued 1,050,000 shares of Class A common stock valued at $1,050,000 for network access rights, which were written-off as of December 31, 1996.

      (d)The Company granted stock rights valued at $700,000 to two individuals in connection with providing borrowing facilities.

      (e)The Company granted stock rights to a stockholder to receive 1,150,000 Class B common stock warrants for assistance in raising capital for the formation of the limited liability companies at an estimated fair market value of $184,000.

      (f)The Company granted stock rights to an individual to receive 50,000 shares of Class A common stock valued at $50,000 for fundraising activities.

      (g)The Company issued 43,720 shares of Class A common stock at an estimated fair market value of $1.00 per share for assistance in raising capital for the formation of the limited liability companies.

      (h)The Company accrued dividends payable totaling $3,850 as of December 31, 1996.

      (i)The Company issued 5,000 shares of the Company's Class A common stock valued at $5,000 from treasury stock for services rendered.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      During the three months ended March 31, 1998, the Company had the following non-cash transactions:

      (a)The Company accrued dividends payable totaling $13,145.

      (b)The Company issued an additional 92,640 shares of Class A common stock for the purchase of the minority interests in the LLCs.

      During the three months ended March 31, 1997, the Company had the following non-cash transactions:

      (a)The Company accrued dividends payable totaling $71,054.

      (b)The Company granted rights to 500,000 shares of Class A common stock and a 1,050,000 Class B common stock warrant with a combined estimated fair market value of $678,500, to a stockholder for services rendered in association with certain private placements of the Company's Series A and B convertible preferred stock.

NOTE 14 - SUBSEQUENT EVENTS

      On April 13, 1998, the former President of the Company terminated his original employment agreement, resigned as president and sold his stock ownership interest in the Company to an entity which is partially owned by certain existing stockholders of the Company. In accordance with the agreement the former president entered into a new five-year employment agreement which provides for an annual salary $150,000, a 2,000,000 Class A common stock warrant that vests immediately and is exercisable over a four year period at $1 per share and participation in certain of the Company's employee benefit plans. The agreement provides that the individual will devote approximately one-half of his business time and attention to the business of the Company.

      On February 1, 1998, the Company entered into an employment agreement with the Chairman of the Board and Chief Executive Officer of the Company. The five year agreement provides for an annual salary of $180,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus and an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A common stock at a price of $.39 per share which vests 25% annually and are exercisable over a five year period.

      On March 1, 1998, the Company entered into an employment agreement with the Vice President of Operations of the Company. The four year agreement provides for an annual salary of $150,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus and an option under the Company's 1997 Incentive Stock Option Plan to purchase 75,000 shares of Class A common stock at a price of $.39 per share which vests 25% annually and are exercisable over a five year period.

      On July 22, 1998, the Company entered into an employment agreement with the Executive Vice President of the Company. The four year agreement provides for an annual salary of $150,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus and an option under the Company's 1997 Incentive Stock Option Plan to purchase 150,000 shares of Class A common stock at a price of $.39 per share which vests 25% annually and are exercisable over a five year period.

      On July 22, 1998, the Company entered into an employment agreement with the Vice President, General Counsel and Secretary of the Company. The three year agreement provides for an annual salary of $108,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus and an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A common stock at a price of $.39 per share which vests over 25% annually and are exercisable over a five year period.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF MARCH 31, 1998
                        AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

      On June 1, 1998, the Company initiated discussions to acquire or enter into a joint venture agreement with a manufacturer of specialized software based in St. Laurent, Quebec, Canada. It is contemplated that the Company and the Canadian company will not make a final decision on any transactions until such time that the Company's registration statement is effective and the proposed rescission offer has been completed. The Company expects to be completed with that process by the fall of 1998 and complete the acquisition or joint venture agreement in the fourth quarter of 1998, if an agreement can be reached with the Canadian company.

      In July 1998, the Company entered into a stock subscription agreement with a related entity that beneficially owns approximately 53.5% of the Company's Class A common stock to finance the Company's capital requirements. The agreement allows the related entity to purchase up to 10,000,000 shares of the Company's Class A common stock at a $1.00 per share and a five year warrant to purchase up to 4,800,000 shares of Class A common stock at $1.00 per share for $10. As of the signing of the agreement the related entity had purchased the warrant and 926,000 shares of Class A common stock and is scheduled to purchase an additional 250,000 shares within thirty days. Thereafter, the related entity will purchase shares as the Company requires additional capital.

      The Company is currently negotiating with an investment banking firm for various financial advisory services, including a $9,000,000 commitment for stand-by investors during the proposed rescission offer process. The Company expects to finalize the details and execute the agreement in the near future.

                                   EXHIBIT A

                           RESCISSION ELECTION FORM
                                  CYNET, INC.
                            ELECTION FOR RESCISSION
                                      OR
                    AFFIRMATION OF SUBSCRIPTION AND RELEASE


     THE RESCISSION OFFER WILL EXPIRE AT THE LATER OF (A) 12:00 MIDNIGHT, HOUSTON TIME, ON ______________, 1998, OR (B) THIRTY DAYS AFTER THE DATE
        ON WHICH THE UNDERSIGNED ACTUALLY RECEIVED THIS ELECTION FORM.
==============================================================================

      Please complete and sign this document and return it to CyNet, Inc. at the address set forth below, on or before midnight, Houston time, on _______________, 1998, the Expiration Date of the Rescission Offer. Please indicate your election by INITIALING either (i) the space immediately preceding paragraph A below to ACCEPT the Rescission Offer or (ii) the space immediately preceding paragraph B to REJECT the Rescission Offer and affirm your subscription.

CyNet, Inc.
12777 Jones Road, Suite 400
Houston, Texas  77070

Gentlemen:

      The undersigned hereby acknowledges having received and carefully read the rescission offer (the "Rescission Offer") described in the prospectus dated _______________, 1998 (the "Prospectus"), by CyNet, Inc. (the "Company") to repurchase the Subject Securities hereinafter identified which were previously acquired by the undersigned from the Company (the "Securities"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Prospectus.

      As indicated below, the undersigned hereby (i) elects to accept the Rescission Offer and requests that the Company repurchase the Securities in accordance with the terms of the Rescission Offer, or (ii) affirms the undersigned's subscription for all of such Securities.

      A.    Acceptance of Rescission Offer; Request for Rescission

      1. The undersigned hereby irrevocably elects to accept the Company's offer to repurchase all of the Securities and to pay the undersigned an amount equal to the consideration which the undersigned paid to the Company for the Securities together with interest from the date of purchase to the date of repayment at the rate specified by the undersigned's place of residence and/or domicile, as the case may be, less, with respect to shares of Preferred Stock, dividends paid.

      2. The undersigned hereby encloses the certificates identified below, representing all of the Securities that the undersigned acquired from the Company, duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate in either case with the signature(s) guaranteed by an eligible guarantor institution. The enclosed represents all, and not less than all, of the Securities that the undersigned acquired from the Company. The undersigned hereby represents that the undersigned is conveying all interests in the Securities free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

CLASS OF     CERTIFICATE    NUMBER OF  CONSIDERATION                 DIVIDENDS    RESCISSION
SECURITY       NUMBER        SHARES        PAID        INTEREST DUE     PAID     OFFER AMOUNT
--------     -----------    ---------  -------------   ------------  ---------   ------------

      B.    Rejection of Rescission Offer; Affirmation of Subscription

      The undersigned hereby affirms the undersigned's subscription or subscriptions to purchase all Securities of the Company, and elects NOT to accept the Company's offer to repurchase such Securities.

      C.    Release

      In consideration of the offer to repurchase the undersigned's Securities, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably releases, remises and discharges the Company and its past, current and future officers, directors, employees, affiliates, representatives and agents, of and from all claims which the undersigned and the undersigned's successors and assigns have, ever had or might have in connection with the sales and issuances by the Company of its Securities including, but not limited to, any violation of federal and/or state security laws or regulations, to the maximum extent permitted by applicable law.

                        SPACE INTENTIONALLY LEFT BLANK

                                    THE UNDERSIGNED:



                                    ____________________________________________
                                    Print name of the undersigned and, (a) if Securities are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Securities are held as joint tenants or as community property, name(s) of co-purchaser(s).


Dated: ________________, 1998       ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Tax I.D./Soc. Sec. No.

Dated: ________________, 1998       ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Tax I.D./Soc. Sec. No.

Residence Address:
Street Address:                     ____________________________________________

City, State and Zip Code            ____________________________________________

                                    ____________________________________________

Mailing Address (if different from residence):
Street Address:                     ____________________________________________

City, State and Zip Code            ____________________________________________

                                    EXHIBIT B

                       EXCERPTS FROM STATE SECURITIES LAWS

     NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     Prospectus Summary..........................................4
     Risk Factors................................................7
     Use of Proceeds............................................19
     Dividend Policy............................................19
     Capitalization.............................................20
     Selected Financial Information.............................21
     Management's Discussion and Analysis Of Financial
       Condition and Results of Operations......................22
     Business...................................................28
     Management.................................................34
     Principal Shareholders.....................................40
     Description of Capital Stock...............................40
     Plan of Distribution and Selling Shareholder...............43
     Shares Eligible for Future Sales...........................43
     Legal Matters..............................................44
     Experts....................................................44
     Additional Information ....................................44
     Index to Financial Statements.............................F-1
     Form of Election..........................................A-1
     Excerpts from State Securities Laws.......................B-1

     UNTIL        , 1998 (90 DAYS FROM THE TRANSACTIONS IN THE REGISTERED
     SECURITIES), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.
==================================================================

                                  CYNET, INC.

                                RESCISSION OFFER

                        --------------------------------

                              CLASS A COMMON STOCK

                              CLASS B COMMON STOCK

                            SERIES A PREFERRED STOCK

                            SERIES B PREFERRED STOCK

                              WARRANTS TO PURCHASE
                              CLASS A COMMON STOCK


                                   PROSPECTUS

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.       Article 2.02A of the TBCA provides, in relevant part, as follows:

                  Subject to the provisions of Sections B and C of this Article, each corporation shall have power:

                  (16) to indemnify directors, officers, employees, and agents of the corporation and to purchase and maintain liability insurance for those persons.

2. Article Twelve of the Articles of Incorporation of the Company (therein referred to as the "Corporation") provides as follows: "The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act."

3. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


SEC Registration Fee.....................................$  4,846
NASD Filing Fee..........................................       *
Legal Fees and Expenses..................................       *
Accounting Fees and Expenses.............................       *
Blue Sky Fees and Expenses (including counsel fees)......       *
Federal Taxes............................................       *
State Taxes and Fees.....................................       *
Printing and Engraving Expenses..........................       *
Transfer Agent Fees (and Expenses).......................       *
Expenses by Selling Shareholder..........................       *
                                                         --------
Miscellaneous............................................       *
                                                         --------
         Total...........................................      $*
                                                         ========
-----------------------

* To be provided by Amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

TRANSACTIONS SUBJECT TO RESCISSION OFFER

1. From August 1996 through December 1996, the Company issued (i) an aggregate of 956,280 shares of Class A Common Stock to 124 individuals at a purchase price of $1.00 per share and (ii) 43,720 shares of Class A Common Stock to Keith Shaffner for services rendered valued at $43,720 in connection with the offering. Mr.

         Shaffner directed the Company to issue 42,375 of such shares to nine other individuals. At the time of the offering, the Company believed that such transactions were exempt from registration under the Securities Act pursuant to Section 3(b) thereof as an exempt offering under Rule 504 of Regulation D promulgated thereunder.

2. From October 1996 through December 1997, the Company issued an aggregate of (i) 3,397,854 shares of Series A Preferred Stock to 355 individuals at a purchase price of $2.00 per share and (ii) 70,000 shares of Series A Preferred Stock to two individuals at a purchase price of $1.43 per share. At the time of the offering, the Company believed that such transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereof as transactions not involving a public offering.

3. From March 1997 through November 1997, the Company issued an aggregate of 1,798,574 shares of Series B Preferred Stock to 324 individuals at a purchase price of $3.00 per share. Subsequently, the Company repurchased 18,041 shares of Class B Common Stock (following the conversion of 15,034 shares of Series B Preferred Stock at a 1.2 conversion ratio) from certain individuals at a purchase price of $2.50 per share (equivalent to $3.00 per share of Series B Preferred Stock). At the time of the offering the Company believed that such transactions were exempt from registration under the Securities Act pursuant to
         Section 4(2) thereof as transactions not involving a public offering.

4. From October 1996 through April 1997, the Company issued an aggregate of 272,000 shares of Class A Common Stock to 28 individuals at a purchase price of $1.00 per share. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

5. In July 1996, the Company issued Cliff Crutchfield 50,000 shares of Class A Common Stock as compensation for services rendered valued at $50,000. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

6. In October 1996, the Company issued Boyd Jenkins 5,000 shares of Class A Common Stock for services rendered valued at $5,000. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

7. In November 1996, the Company issued five-year warrants to 23 individuals entitling such individuals to purchase an aggregate of 738,000 shares of Class A Common Stock at an exercise price of $1.00 per share for services rendered valued at $191,880. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

8. In April 1997, the Company issued Antoine Albaut 100,000 shares of Class B Common Stock for services rendered valued at $100,000. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

9. In April 1997, the Company issued a three-year warrant to Dennis Eagleeye entitling Mr. Eagleeye to purchase 61,000 shares of Class A Common Stock at an exercise price of $1.00 per share for services rendered at minimal value. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to
         Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

10. In April 1997, the Company issued John Berg 400,000 shares of Class B Common Stock in exchange for the conversion of a promissory note in the amount of $100,000 payable to Mr. Berg. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

11. In May 1997, the Company issued Joe Flores 25,000 shares of Class B Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

12. In May 1997, the Company issued Alex Najoan 1,267 shares of Class A Common Stock in exchange for furniture and fixtures valued at $1,267. At the time of the Offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

13. In July 1997, the Company issued Boyd Jenkins 15,000 shares of Class A Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

14. In October 1997, the Company issued five individuals an aggregate of 14,500 shares of Class A Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

15. In December 1997, the Company issued Robert Horner 110,000 shares of Class A Common Stock for services rendered valued at $42,900. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

16. In February 1998, the Company issued Elmer Krause 10,000 shares of Class A Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

17. In February 1998, the Company issued Valori Schoberg 3,333 shares of Series B Preferred Stock at a purchase price of $3.00 per share pursuant to claims by Ms. Schoberg that the Company had agreed to issue such shares on such terms in 1997. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

18. In May 1998, the Company issued six limited partnerships an aggregate of 154,000 shares of Class B Common Stock. These shares were issued in satisfaction of certain claims by these partnerships that they were entitled to receive such shares in exchange for providing services valued at $60,000 to the Company during 1997. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

19. In April 1998, the Company issued Michael R. Smith 3,333 shares of Series B Preferred Stock at a purchase price for $3.00 per share pursuant to claims by Mr. Smith that the Company had agreed to issue such shares on such terms in 1997. At the time of the offering, the Company believed that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

TRANSACTIONS NOT SUBJECT TO RESCISSION OFFER:

1. In May 1995, the Company issued an aggregate of 1,000,000 shares of Class A Common Stock which were issued to various trusts and a partnership related to Ray C. Davis, the founder of the Company, for $1,000. The Company believes that the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

2. In August 1995, the Company issued an aggregate of 9,000,000 shares of Class A Common Stock to various trusts and a partnership related to the founder of the Company after giving effect to a 9 for 1 share dividend. The Company believes that the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

3. Between May 1996 and July 1996, the Company issued Vickroy Stone an aggregate of 500,000 shares of Class A Common Stock for services rendered valued at $500,000. In February 1997, the Company repurchased 450,000 of such shares of Class A Common Stock from Mr. Stone at a purchase price of $1.00 per share. In February 1997, Mr. Stone sold the remaining 50,000 shares of Class A Common Stock to a partnership related to Ray C. Davis, the founder of the Company, for $1.00 per share.

4. In July 1996, the Company issued an aggregate of 1,050,000 of Class A Common Stock to the principals of International Fax Corporation ("IFC") and IMedia, S.A. of France ("IMedia") in connection with (i) an agreement granting the Company a right of first refusal to acquire all of the outstanding capital stock of IMedia, (ii) the right to utilize IMedia's European network of fax broadcasting equipment and (iii) the agreement of IMedia to use the Company's network for fax broadcast traffic to the United States. The shares of Class A Common Stock were valued by the Company at $1.00 per share. In connection with this transaction, Mr. Davis caused the Davis Interests to sell Jean-David Benichou, a principal of IFC and IMedia, 250,000 shares of Class A Common Stock at a price of $1.00 per share. Subsequent to this series of transactions, the Company wrote off the value of its investment.

5. In May, 1997, the Company issued a five-year warrant to Vickroy Stone entitling Mr. Stone to purchase an aggregate of 450,000 shares of Class A Common Stock at an exercise price of $2.00 per share. Inasmuch as the exercise price of these warrants exceeded the fair market value of the underlying Class A Common Stock, the Company determined that this warrant had no value at the date of issuance. The Company believes that the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

6. In July 1997, the Company issued Sam McKinley 400,000 shares of Class B Common Stock in payment of a loan commitment fee. The Company determined that it received no value in exchange for such shares. The Company believes that the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

7. In November 1997, the Company issued 2,328,940 shares of its Class A Common Stock to 125 individuals in exchange for their net equity interest ("Minority Interest") in certain affiliated limited liability companies ("LLCs"). In January 1998, the Company issued an additional 92,640 shares of its Class A Common Stock to Sam McKinley incident to the acquisition of the Minority Interest. The Company believes that the transactions are exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

8. On November 14, 1997, the Company entered into a Settlement Agreement and Mutual Release with Keith Shaffner for services rendered by him during 1996 and 1997. In exchange for a complete release of all claims by Mr. Shaffner and his affiliate, CyFax, Inc. ("CyFax"), against the Company, the Company issued to Mr. Shaffner: (i) a warrant entitling Mr. Shaffner to purchase 1,150,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before August 30, 1999,
         (ii) a warrant entitling Mr. Shaffner to purchase 1,050,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before February 28, 2000, (iii) 500,000 shares of Class A Common Stock and (iv) $51,000 in cash. In addition, the Company issued 200,000 shares of Class A Common Stock to CyFax for the termination of an exclusive agent management agreement with the Company. During 1996 and 1997, the Company paid Mr. Shaffner, individually, an aggregate of $202,951 for services rendered and CyFax an aggregate of $893,527 for services rendered.

9. In April 1998, the Company issued a five-year warrant entitling Ray Davis to purchase an aggregate of 2,000,000 shares of Class A Common Stock at an exercise price of $1.00 per share pursuant to Mr. Davis' employment agreement with the Company. The Company believes that the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

10. In May 1998, the Company issued five-year warrants entitling certain individuals and entities to purchase an aggregate of 348,954 shares of Class B Common Stock at prices of $1.00 and $2.00 per share. Inasmuch as the exercise prices of these warrants exceeded the fair market value of the underlying Class B Common Stock, the Company determined that the warrants had no value at the date of issuance.

11. In July 1998 the Company entered into a Subscription Agreement with CyNet Holdings, LLC ("Holdings"), pursuant to which Holdings is committed to purchase up to 10,000,000 shares of Class A Common Stock of the Company for $1.00 per share prior to December 31, 1998. As of the date hereof, Holdings has purchased an aggregate of 926,000 shares of Class A Common Stock pursuant to the Subscription Agreement. Also pursuant to the Subscription Agreement, the Company (i) issued a five-year warrant entitling Holdings to purchase an aggregate of 4,800,000 shares of Class A Common Stock at a price of $1.00 per share and (ii) entered into a registration rights agreement granting Holdings certain demand and piggy-back registration rights covering the Company's securities held by Holdings. The Company believes that the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 27. EXHIBITS.

(A)

 *3.1     Amended and Restated Articles of Incorporation of the Company.
 *3.2     Bylaws of the Company.
 *4.1     Form of Certificate Representing Class A Common Stock.
 *4.2     Form of Certificate Representing Class B Common Stock.
 *4.3     Form of Certificate Representing Series A Preferred Stock.
 *4.4     Form of Certificate Representing Series B Preferred Stock.
  4.5 Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of Convertible Non-voting Series A Preferred Stock.
  4.6 Certificate of Designation, Preferences, Rights and Limitations of Convertible Non-voting Series B Preferred Stock.
 *5.1     Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.
 10.1 Employment Agreement dated as of March 3, 1997, between the Company and Ray C. Davis.
 10.2 Assignment of Intellectual Property dated as of March 3, 1997, between the Company and Ray C. Davis.
 10.3 Consulting Agreement dated as of June 17, 1997, between the Company and Vincent W. Beale, Sr.
 10.4 Settlement Agreement and Mutual Release dated as of November 14, 1997, among the Company, Keith Shaffner and CyFax, Inc.
*10.5     1997 Incentive Stock Option Plan.
 10.6 Employment Agreement dated as of February 1, 1998, between the Company and Vincent W. Beale, Sr.
 10.7 Employment Agreement dated as of March 1, 1998, between the Company and David R. Hearon, Jr.
 10.8 Employment Agreement dated as of April 13, 1998, between the Company and Ray C. Davis.
 10.9     Warrant dated April 13, 1998 issued to Ray C. Davis.
 10.10 Employment Agreement dated as of July 22, 1998, between the Company and Bernard B. Beale.
 10.11 Employment Agreement dated as of July 22, 1998, between the Company and Samuel C. Beale.
 10.12 Subscription Agreement dated as of July 22, 1998, between the Company and CyNet Holdings, LLC.
 10.13 Registration Rights Agreement dated as of July 22, 1998, between the Company and CyNet Holdings, LLC.
 10.14    Warrant dated July 22, 1998 issued to CyNet Holdings, LLC.
*21.1     Subsidiaries of the Company.
 23.1     Consent of BDO Seidman, LLP.
*23.2 Consent of Chamberlain, Hrdlicka, White, Williams & Martin (included in Exhibit 5.1).
 27.1     Financial Data Schedule.
 27.2     Financial Data Schedule.
 27.3     Financial Data Schedule.
 27.4     Financial Data Schedule.

--------------------------
*        To be filed by amendment.

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
             ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
             iii. To include any additional or changed material information with respect to the plan of distribution.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purpose of determining liability under the Securities Act of 1933:

             i. The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
             ii. Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of August, 1998.


                              CYNET, INC.


                              By:/s/VINCENT W. BEALE, SR.
                                    Vincent W. Beale, Sr., Chairman of the Board
                                    and Chief Executive Officer


Each individual whose signature appears below constitutes and appoints Vincent
W. Beale, Sr., Samuel C. Beale and Wayne Schroeder, and each of them, his true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sell any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisition and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                  TITLE                                   DATE
---------                                ---------                               --------
/s/ VINCENT W. BEALE, SR.         Chairman of the Board of Directors         August 5, 1998
Vincent W. Beale, Sr.             and Chief Executive Officer
                                  (Principal Executive Officer)

/s/ SAMUEL C. BEALE               Vice President, General Counsel and        August 5, 1998
Samuel C. Beale                   Secretary (Principal Financial
                                  and Accounting Officer)

/s/ WAYNE SCHROEDER               Director                                    August 5, 1998
Wayne Schroeder

/s/ RAY C. DAVIS                  Director                                    August 5, 1998
Ray C. Davis


                               INDEX TO EXHIBITS

EXHIBIT
No.                         DESCRIPTION OF EXHIBITS
-------                     -----------------------
 *3.1     Amended and Restated Articles of Incorporation of the Company.
 *3.2     Bylaws of the Company.
 *4.1     Form of Certificate Representing Class A Common Stock.
 *4.2     Form of Certificate Representing Class B Common Stock.
 *4.3     Form of Certificate Representing Series A Preferred Stock.
 *4.4     Form of Certificate Representing Series B Preferred Stock.
  4.5 Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of Convertible Non-voting Series A Preferred Stock.
  4.6 Certificate of Designation, Preferences, Rights and Limitations of Convertible Non-voting Series B Preferred Stock.
 *5.1     Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.
 10.1 Employment Agreement dated as of March 3, 1997, between the Company and Ray C. Davis.
 10.2 Assignment of Intellectual Property dated as of March 3, 1997, between the Company and Ray C. Davis.
 10.3 Consulting Agreement dated as of June 17, 1997, between the Company and Vincent W. Beale, Sr.
 10.4 Settlement Agreement and Mutual Release dated as of November 14, 1997, among the Company, Keith Shaffner and CyFax, Inc.
*10.5     1997 Incentive Stock Option Plan.
 10.6 Employment Agreement dated as of February 1, 1998, between the Company and Vincent W. Beale, Sr.
 10.7 Employment Agreement dated as of March 1, 1998, between the Company and David R. Hearon, Jr.
 10.8 Employment Agreement dated as of April 13, 1998, between the Company and Ray C. Davis.
 10.9     Warrant dated April 13, 1998 issued to Ray C. Davis.
 10.10 Employment Agreement dated as of July 22, 1998, between the Company and Bernard B. Beale.
 10.11 Employment Agreement dated as of July 22, 1998, between the Company and Samuel C. Beale.
 10.12 Subscription Agreement dated as of July 22, 1998, between the Company and CyNet Holdings, LLC.
 10.13 Registration Rights Agreement dated as of July 22, 1998, between the Company and CyNet Holdings, LLC.
 10.14    Warrant dated July 22, 1998 issued to CyNet Holdings, LLC.
*21.1     Subsidiaries of the Company.
 23.1     Consent of BDO Seidman, LLP.
*23.2 Consent of Chamberlain, Hrdlicka, White, Williams & Martin (included in Exhibit 5.1).
 27.1     Financial Data Schedule.
 27.2     Financial Data Schedule.
 27.3     Financial Data Schedule.
 27.4     Financial Data Schedule.

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*        To be filed by amendment.